As filed with the Securities and Exchange Commission on April 15, 2021
File No. 333-254874

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
PRE-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINCOLN BENEFIT LIFE COMPANY
(Exact Name of Registrant)

Nebraska	6300	470221457
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1221 N Street, Suite 200,
Lincoln, Nebraska 68508
(800) 525-9287
(Address and Phone Number of Registrant’s Principal Executive Office)

ERIK BRAUN
LINCOLN BENEFIT LIFE COMPANY
1221 N Street, Suite 200
Lincoln, NE 68508
1-800-525-9287
(Name of Agent for Service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to registered	Proposed maximum offering price unit	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Deferred annuity interests and participating interests therein	$(1)	$(1)	$0	$0

(1)	The amount to be registered and the proposed maximum offering price per unit are not applicable because the securities are not issued in predetermined amounts or units.
(2)
By filing dated March 30, 2021, Lincoln Benefit Life Company carried over $9,664,224 of unsold securities from Registration Statement no. 333-224100. Because a filing fee has previously been paid with respect to those interests, there is no filing fee due under this Registration Statement. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-1 registration statement (File Nos. 333-224100 and 333-203376), filed on April 2, 2018 and April 13, 2015, respectively, by Lincoln Benefit Life Company. Upon effectiveness, this Registration Statement will also act as a post-effective amendment to such earlier registration statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading “Broker-Dealer Agreements.” The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated April 28, 2021

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED APRIL 29, 2019

CONSULTANT I PROSPECTUS DATED APRIL 29, 2019

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION ABOUT

LINCOLN BENEFIT LIFE COMPANY

Item 3(c).	Risk Factors

LINCOLN BENEFIT LIFE RISK FACTORS

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially and adversely affect the Company’s financial condition.

Our liability pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our financial condition depends in part on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts. The prices and expected future profitability of our life insurance, deferred annuity and long-term care products are based in part upon assumptions related to persistency. Economic and market dislocations may occur and future consumer persistency behaviors could vary materially from the past. The effect of persistency on profitability varies for different products. For example, continued activity in the viatical, stranger-owned, and/or life settlement industry could cause the Company’s level of lapses to differ from its assumptions, which could negatively impact the Company’s financial condition and cash flow. Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s results may be affected, positively or negatively, from time to time, by actual results differing from assumptions by changes in estimates, and by changes resulting from implementing new systems and procedures that facilitate the calculation of more precise estimates. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business, which in turn could adversely affect our financial condition.

Changes in reserve estimates may adversely affect our operating results.

We establish and hold reserves to pay future policy benefits and claims. The reserve for policy benefits is computed on a prescribed basis. Our reserves do not represent an exact calculation of liability, but rather are actuarial or statistical estimates based on data and models that include many assumptions and projections, which are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of these reserves and the underlying assumptions. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits, claims and expenses or whether the assets supporting our policy liabilities, together with future premiums, will grow to the level assumed prior to the payment of benefits or claims. If actual experience differs significantly from assumptions or estimates, reserves may not be adequate. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could materially and adversely affect our cash flow, results of operations and financial condition.

Changes in market interest rates and/or credit spreads may lead to a significant decrease in the profitability of our spread-based products and may adversely impact investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of creditworthiness and/or risk tolerance. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e., increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of changes in market interest rates, adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities in our investment portfolio. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital levels. Levels of writedowns and impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our net income in a particular period, which in turn could materially and adversely affect our cash flow, results of operations and financial condition.

Our ability to manage our fixed annuities and interest-sensitive life products is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, cash flows from renewal premium or investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. This process may lead to a flow of cash out of our business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business. Additionally, an increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk management costs and expose us to increased counterparty risk.

Certain of our products include guaranteed benefits. These guarantees are designed to protect contractholders against significant downturns in equity markets and interest rates. Any such periods of significant and sustained downturns in equity markets, increased equity volatility or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income. We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in contractholder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, cash flow, financial condition or liquidity.

We may not be able to mitigate the capital impact associated with statutory reinsurance reserving requirements, potentially adversely impacting the profitability of our business.

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could potentially adversely impact the profitability of our business, which could materially and adversely effect our financial condition, cash flow and results of operations.

Changes in tax laws and the interpretations thereof may decrease the profitability of our products and could adversely affect the Company.

The U.S. Congress has, from time to time, considered legislation that could increase or adversely impact the manner of taxing the products the Company sells and of calculating the amount of taxes paid by life insurance companies or other corporations, including the Company.

The attractiveness to the Company’s customers of many of the Company’s products may be due, in part, to favorable tax treatment. Current U.S. federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by the holders of life insurance and annuity products. Taxes, if any, are payable generally on income attributable to a distribution under the contract for the year in which the distribution is made. Congress has, from time to time, considered legislation that could have the effect of reducing or eliminating the benefit of such income tax deferral of taxation or otherwise affect the taxation of life insurance or annuity products. As a result, demand for certain of the Company’s life insurance and annuity products that offer income tax deferral could be negatively impacted. To the extent that legislation is enacted in the future to reduce the tax deferred status of life insurance or annuity products, limit the exclusion of death benefits from income, or reduce the taxation of competing products, all life insurance companies, including ours, could be adversely affected. Likewise, reductions in individual tax rates could reduce the attractiveness of tax deferral to the Company’s potential customers.

The Company’s taxes could increase as a result of changes in laws or regulations or in the interpretation of applicable tax laws and regulations. Furthermore, the value of deferred tax assets could be affected by the Company’s future earnings levels. There is a risk that the current administration could change rates or laws and negatively impact the Company’s earnings.

Regulations defining fiduciary could cause some changes to the manner in which we deliver products and services, as well as changes in the nature and amount of compensation and fees.

The Department of Labor, the Securities and Exchange Commission and the National Association of Insurance Commissioners (“NAIC”) have announced proposals to develop fiduciary standards that would apply to recommendations made by certain financial advisors. Furthermore, several states have either issued their own fiduciary rules or are considering doing so and those rules may extend to certain types of products (e.g. insurance and annuities, financial planning, etc.) or may broadly cover all recommendations made by financial advisors.

Additionally, self-regulatory bodies such as the Certified Financial Planner Board are developing a fiduciary standard that would apply to their members, such as financial advisors who hold a Certified Financial Planner designation.

Depending on the span and substance of any fiduciary rules and regulations and timing of their applicability, the scope of any implementation should not materially impact the way we compensate our advisors, particularly with respect to our closed block annuity business. However, compliance with prohibited transactions exemptions, when fully phased in, would likely require additional supervision with the possibility of overlapping or competing requirements from other regulators and increase litigation risk, all of which could adversely impact our business, results of operations and/or financial condition.

The Company is dependent on the performance of others.

The Company relies on third parties to provide various services that are important to our business operations. Certain of these third parties may act on behalf of the Company or represent the Company in various capacities, including but not limited to the administration of our contractholders’ activities or the management of our invested assets on a day-to-day basis. If a third party fails to perform its obligations or acts inappropriately with respect to the Company or its products, it could materially adversely affect the Company’s financial condition, results of operations and cash flows. Additionally, the Company’s operations are dependent on various technologies, some of which are provided and/or maintained by third parties. Any of the third parties that the Company depends upon may default on their services or obligations to the Company, including due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud or other reasons. Further, the Company may be held responsible for obligations that arise from the acts or omissions of these third parties. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.

If our internal controls are ineffective, our operating results could be adversely affected.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with statutory accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below our expectations.

We may be unable to retain our highly qualified employees.

Our business depends on our ability to attract, motivate and retain highly skilled and often highly specialized technical, actuarial, managerial and executive personnel, and there is no assurance that we will be able to do so. We compete with other financial services companies for employees primarily on the basis of compensation and financial position. Our reputation, operations and internal controls could be materially adversely affected if we are unsuccessful in recruiting and retaining highly qualified employees.

Risks Relating to Investments

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition.

In determining fair values, we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly, which could materially and adversely affect our cash flows.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition.

Our investment portfolio is and may in the future be concentrated in a certain industry, collateral type, group of related industries, geographic sector or risk type. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Debt securities by Industry” and “— Commercial Mortgage Loans.” Any such current or future concentrations could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated, rather than diversified.

The determination of the amount of other-than-temporary-impairments of our investments is subjective and could materially impact our operating results and financial condition.

The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Defaults or deteriorating credit of securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition.

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future, and could materially adversely affect our cash flow, results of operations and financial condition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Commercial Mortgage Loans.”

Our investment strategies may not adequately protect against adverse developments in the financial markets.

While our investment management strategies are designed to protect asset value even in challenging market conditions, the Company cannot guarantee that such strategies would be successful, especially if there are unexpected developments in the financial markets. Slowing of global growth, tightening monetary policy in the U.S. and increasing political uncertainty remain key challenges for markets. There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include corporate bonds, privately-placed fixed maturity securities, mortgage loans and policy loans. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Uncertainty relating to the potential phasing out of LIBOR after 2021 may adversely affect the value of the Company’s investment portfolio, the value of embedded derivatives and the Company’s ability to issue funding agreements.

Regulators and law enforcement agencies in the UK and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (“BBA”) in connection with the calculation of the daily London InterBank Offered Rate (“LIBOR”) may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the UK Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR quotes after 2021. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including those held in the Company’s investment portfolio or used in the valuation of certain embedded derivatives. However, for U.S. dollar LIBOR, it now appears that the relevant date may be deferred to June 30, 2023 for the most common tenors (overnight and one, three, six and 12 months). An extension to 2023 would mean that many legacy U.S. dollar LIBOR contracts would terminate before related LIBOR rates cease to be published. However, regulators have emphasized that despite any continued publication of U.S. dollar LIBOR through June 30, 2023, no new contracts using U.S. dollar LIBOR should be entered into after December 31, 2021. Although the foregoing may provide some sense of timing, there is no assurance that LIBOR, of any particular currency and tenor, will continue to be published until any particular date.

Following the discontinuation of LIBOR, many of the Company’s investments may reset to an alternative rate. Such reset could adversely affect the Company’s current asset liability strategies. The establishment of alternative reference rates or implementation of any other potential changes relating to LIBOR phase-out may adversely affect the Company’s reserves, net investment income and cost of capital. The Company is continuing to evaluate the potential impact of the potential LIBOR transition and the establishment of an alternative rate, and the Company cannot predict what impact any such changes may have on the Company’s business, results of operations and financial condition.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results.

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in global capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and certain of our insurance liabilities are sensitive to changing market factors. Market factors, including interest rates, credit spreads, equity prices, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation and inflation, all affect the business and economic environment and, ultimately, the amount and profitability of our business. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Financial markets have also been affected periodically by concerns over U.S. fiscal policy. These issues could, on their own, or combined with the possible slowing of the global economy generally, have severe repercussions to the U.S. and global credit and financial markets, further exacerbate concerns over sovereign debt of other countries and disrupt economic activity in the U.S. and elsewhere.

General economic conditions could also adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our contractholders may choose to defer paying insurance premium or stop paying insurance premiums altogether. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results or cash flows and may result in harm to our reputation.

We are involved in various legal actions in the ordinary course of business, the results of which we cannot predict with certainty. We are also subject to various regulatory actions and inquiries, such as information requests, market conduct examinations and books and record examinations from state and federal regulators and other authorities. A substantial legal liability or significant regulatory action against us, as well as regulatory inquiries or investigations, could harm our reputation, result in material fines or penalties, result in significant legal costs and otherwise have a material adverse effect on our business, financial condition and results of operations. Even if we ultimately prevail in the litigation, regulatory actions or investigation, our ability to retain our current contractholders and recruit and retain employees could be materially and adversely impacted. In addition, in some class action and other lawsuits, financial services companies have made material settlement payments. The Company may incur substantial defense costs, settlements or judgments in any such future claims or actions, which could adversely affect the Company’s business and results of operations.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs.

As an insurance company, we are subject to extensive laws and regulations.

The extent of regulation varies, but generally the Company is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things, standards of minimum capital requirements and solvency, including risk-based capital measurements, restrictions on certain transactions, licensing status, reserving, payment of policy benefits, etc. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, sometimes lead to additional expense for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.

Regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company.

Failure of the Company to maintain its licenses in each jurisdiction could have a material adverse effect on our results of operations or financial condition.

As an insurance company with separate accounts that are regulated as investment companies, we are also subject to laws and regulations administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators, state securities administrators, state attorneys general, and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Failure to comply with these laws and regulations could result in material fines or other penalties, as well as unexpected costs in remedying any such failure. In addition, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue. Further, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue, result in material fines or penalties or increased costs, which could in turn negatively impact our financial condition, cash flow and results of operations.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business and increase our capital requirements.

Over the last decade, the federal government enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

As the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation. Regulatory reforms and legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business.

The Company is subject to insurance guaranty fund laws, rules and regulations that could adversely affect the Company’s financial condition or results of operations.

Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for contractholder or policyholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the

Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that alters future premium tax offsets received in connection with guaranty fund assessments. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.

Reinsurance may be unavailable at current levels and prices.

Market conditions beyond our control impact the availability and cost of the reinsurance we secure to lessen our risk with respect to the contracts and policies we have issued. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. We review retention limits for continued appropriateness and they may be changed in the future. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs or, ultimately, reinsurers unwilling to offer coverage. If we were unable to renew or purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure, seek other alternatives, or accept reduced profitability.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results.

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. While we aim to avoid overexposure by entering into reinsurance agreements with varied counterparties, the liabilities for certain products, including the Contracts, are reinsured exclusively to one or a small group of reinsurers. Our inability to collect a material recovery from one or more reinsurers could have a material adverse effect on our operating results, financial condition and cash flows.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms.

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, satisfy statutory capital requirements and meet liquidity needs may be limited. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the capital markets.

A downgrade or a potential downgrade in our financial strength or credit rating could result in a loss of business and materially affect our financial condition and results of operations.

Financial strength ratings are published by various Nationally Recognized Statistical Rating Organizations (“NRSRO”) and similar entities not formally recognized as NRSROs. They indicate the NRSROs’ opinion regarding an insurance company’s ability to meet contractholder obligations and can be important to maintaining public confidence in our products and our competitive position.

In view of the difficulties experienced by many financial institutions as a result of the financial crisis and ensuing global recession, including certain members in the insurance industry, NRSROs continue to implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. Our ratings could be downgraded at any time and without notice by any NRSRO. In addition, these reforms may also increase our minimum capital requirements.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including materially increasing the number or amount of policy surrenders and withdrawals by contractholders and adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

The occurrence of a catastrophe, including the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, liquidity, operating results and attractiveness of product offering.

Any catastrophic event, such as the continued threat of terrorism within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by the continued threat of terrorism. Additionally, a terrorist act could have a material effect on renewal premium, profitability, competitiveness, liquidity, operating results and attractiveness of product offering.

The ongoing COVID-19 pandemic could adversely affect the Company’s business, including revenues, profitability, results of operations and/or cash flows, in a manner and to a degree that cannot be predicted but could be material.

The global COVID-19 pandemic has resulted in and is expected to continue to result in significant disruptions in economic activity and financial markets. COVID-19 has directly and indirectly adversely affected the Company and may continue to do so for an uncertain period of time. The cumulative effects of COVID-19 on the Company cannot be predicted at this time, but could include, without limitation:

•	Reduced demand for the Company’s products due to reduced economic activity which could negatively impact the Company’s revenues,

•	Reduced cash flows from the Company’s policyholders delaying premium payments,

•	Increased claims, losses, litigation, and related expenses,

•

Increased losses due to legislative, regulatory and judicial actions in response to COVID-19, including, but not limited to, actions prohibiting the Company from cancelling insurance policies in accordance with such policies’ terms, requiring the Company to cover losses when policies did not provide coverage or excluded coverage, ordering the Company to provide premium refunds, granting extended grace periods for payment of premiums, and providing for extended periods of time to pay past due premiums,

•

An increase in the demand and frequency of reporting by regulators that could place stress on the Company’s ability to accurately and timely meet those and existing demands, and a delay or denial in regulatory rate approvals could contribute to financial stress,

•	A negative impact on the Company’s ability to timely and properly pay claims and establish reserves due to uncertainty around claims patterns, including impediments to adjusting claims in the field,

•	Volatility and declines in financial markets which have reduced, and could continue to reduce, the fair market value of, or result in the impairment of, certain invested assets held by the Company,

•

An increase in loss costs and, as such, the need to strengthen reserves for losses and loss adjustment expenses due to higher than anticipated inflation as a result of recent actions taken by the federal government and the Federal Reserve,

•	Decline in interest rates which could reduce future investment results,

•	Erosion of capital and an increase in the cost of reinsurance as well as an increase in counterparty credit risk,

•	Decreased access to capital, if needed, and the cost of external capital could be elevated,

•	Disruptions in the Company’s operations due to difficulties experienced by its partners and outsourced providers that may, among other items, adversely impact its ability to manage claims,

•	Increased costs of operations due to the remote working environments of the Company’s employees, and

•	Increased vulnerability to cyberthreats or other disruption in its operations while most of its workforce is continuing to work remotely.

Climate change may adversely affect our results of operations and financial condition.

Global climate change could have an impact on our investment portfolio resulting in realized or unrealized losses which could have a material financial impact on the Company. Additionally, there could be social and/or regulatory impacts in response to climate change which could have a material financial impact on the Company.

Changes in accounting standards issued by standard-setting bodies may adversely affect our results of operations and financial condition.

Our financial statements are subject to the application of statutory accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we may be required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected.

Any changes in the method of calculating reserves for our life insurance and annuity products under statutory accounting principles may result in increased or decreased reserve requirements. The NAIC has announced focused industry inquiries on certain matters that could have an impact on the Company’s financial condition and results of operations. Such inquiries concern, for example, insurer use of captive reinsurance companies, variable annuity reserves and capital treatment, reinsurance, cybersecurity practices and risk-based capital calculations. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency requirements and regulations. It has adopted principles-based reserving methodologies for life insurance and annuity reserves, but additional formulas and/or guidance relevant to the new standard are being developed. The NAIC is also considering changes to accounting regulations, governance practices of insurers and other items. The Company cannot currently estimate what impact these more focused inquiries or proposed changes, if they occur, will have on reserve and capital requirements, financial condition or results of operations.

For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 to the financial statements.

The Company depends on the performance of its third-party service providers, and their failure to perform in a satisfactory manner could adversely affect the Company’s business.

A number of elements of the Company’s operations are managed on an outsourced basis, in particular with two counterparties. These arrangements create performance risks for the Company’s business and, to a lesser extent, create the risk that the Company’s operating expenses will increase. Failure in or poor performance by any of the aforementioned third-party service providers, including, for example, if the third party fails to meet contractual requirements, fails to comply with applicable laws and regulations, suffers a cyber-attack or other security breach, fails to provide the Company or its policyholders with timely and accurate information or fails to maintain adequate internal controls, could have a material adverse effect on the Company’s business, results of operations and financial condition. If the Company elects to replace any of these third-party service providers due to such failures or poor performance, the Company may incur costs in connection with finding, retaining and operationalizing suitable replacement providers.

With respect to third-party service providers who perform policy administration services, failures in, or poor performance by, these third-party administrators could result in an increase in customer complaints and regulatory intervention. Poor performance by third-party administrators may also have a negative impact on the Company’s wholesaler, agent and distribution partner relationships. If any of these third-party administrators or their employees are found to have made material misrepresentations to the Insurance Subsidiaries’ policyholders and customers, violated applicable insurance, privacy or other laws and regulations or otherwise engaged in misconduct, the Insurance Subsidiaries could be held liable for their actions, which could adversely affect the Company’s reputation and business prospects, may lead to regulatory sanctions or litigation and could result in financial harm. The precautions taken to prevent and detect this activity may not be effective in all cases. Although the Insurance Subsidiaries employ controls and procedures designed to monitor vendors and to prevent the Company’s or them from taking excessive or inappropriate risks, employees of the Company’s vendors may take such risks regardless of such controls and procedures. Any such failures or poor performance by the Company’s third-party service providers could adversely affect the Company’s business, operating results and financial condition.

Controls and disaster recovery plans surrounding the Company’s information technology (“IT”) could fail or security could be compromised, which could damage the Company’s business and adversely affect the Company’s financial condition and results of operations.

The Company’s business is highly dependent upon the effective operation of the Company’s IT and that of third-party providers. The Company relies on IT throughout its business for a variety of functions, including processing claims, transactions and applications, providing information to policyholders and distributors, performing actuarial analyses and maintaining financial records. Despite the implementation of security policies, procedures, automation and backup plans designed to prevent or limit the effect of any infiltration, failure or disruption, the Company’s IT may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors, disruptions or breaches as a result of natural disasters, man-made disasters, human error, criminal activity, or other events beyond the Company’s control. The failure of controls and/or disaster recovery plans surrounding the Company’s IT for any reason could cause significant interruptions to the Company’s operations, which could result in an adverse effect on the Company’s business, financial condition or results of operations. The Company plans to continue to make significant investments in IT to support the growth of its business.

The Company also retains confidential and proprietary information on its computer systems and those of its third-party providers. The Company and its third-party providers rely on sophisticated technologies to maintain the security of such information. Such computer systems may be subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer-related penetrations. While, to date, the Company is not aware of having experienced a material data breach, administrative, physical and technical controls and other preventive actions taken to reduce the risk of cyber-incidents and protect the Company’s data and technology may be insufficient to prevent physical and electronic break-ins, cyber-attacks or other security breaches. In some cases, such physical and electronic break-ins, cyber-attacks or other security breaches may not be immediately detected. This may impede or interrupt the Company’s business operations, could result in regulatory fines and enforcement, class action lawsuits or reputational harm, and could adversely affect the Company’s business, financial condition and results of operations. In addition, the availability and cost of insurance for operational and other risks relating to the Company’s business and systems may change and any such change may affect the Company’s results of operations.

In the event of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack, cyberattack or war, unanticipated problems with the Company’s disaster recovery systems could have a material adverse impact on the Company’s ability to conduct business and on the Company’s results of operations and financial position, particularly if those problems affect the Company’s computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. In addition, in the event that a significant number of the Company’s managers, or employees were unavailable following a disaster, the Company’s ability to effectively conduct business could be severely compromised. These interruptions also may interfere with the Company’s suppliers’ ability to provide goods and services and the Company’s employees’ ability to perform their job responsibilities.

Any failure to protect the confidentiality of client information could adversely affect the Company’s reputation and have a material adverse effect on the Company’s business, financial condition and results of operations.

Pursuant to U.S. federal and state laws, and laws of other jurisdictions in which the Company operates, various government agencies have established rules protecting the privacy and security of personal information, including personally identifiable policyholder information. In addition, most U.S. states and a number of jurisdictions outside the United States, have enacted laws, which vary significantly from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information, including personally identifiable policyholder information. Further, the Gramm-Leach-Bliley Act of 1999, or the (“GLB Act”), imposes privacy requirements on financial institutions, including obligations to protect and safeguard consumers’ nonpublic personal information and records, and limits the ability to share and reuse such information. Additionally, The NAIC has adopted the Insurance Data Security Model Law which established the standards for data security and investigation and notification of a breach of data security for insurance companies, and an increasing number of states require that affected persons be notified if a security breach results in the disclosure of their personally identifiable information. Any compromise of the security of our computer systems that results in the inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses. Many regulators have indicated an intention to take more aggressive enforcement actions regarding cybersecurity and data privacy matters, and private litigation resulting from such matters is increasing and resulting in progressively larger judgments and settlements.

Many of the Company’s employees have access to, and routinely process, personal information of clients through a variety of media, including IT systems. The Company relies on various internal processes and controls to protect the confidentiality of client information that is accessible to, or in the possession of, the Company and its employees. It is possible that an employee could, intentionally or unintentionally, disclose or misappropriate confidential client information, including personally identifiable policyholder information, or the Company’s data could be the subject of a cybersecurity attack. If the Company fails to maintain adequate internal controls or if the Company’s employees fail to comply with the Company’s policies and procedures, misappropriation or intentional or unintentional inappropriate disclosure or misuse of client information, including personally identifiable policyholder information, could occur. Such internal control inadequacies or non-compliance could materially damage the Company’s reputation or lead to civil or criminal penalties, which, in turn, could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company’s third-party service providers, including third parties to whom the Company outsources certain of its functions, are also subject to the risks outlined above, any one of which could result in damage to the company’s reputation, or the Company incurring substantial costs or other negative consequences to the Company. If the Company or any of the Company’s third-party service providers fail to protect the confidentiality of client information, it could have a material adverse effect on the Company’s business, financial condition and results of operations.

The technology the Company licenses may subject it to claims of infringement or invalidity from third parties.

The Company’s reliance on technology subjects it to the risk that other parties may assert, rightly or wrongly, that its intellectual property rights are invalid or violate the rights of those parties, as well as the risk that the Company’s intellectual property rights will be infringed upon by third parties. In general, defending intellectual property rights in litigation is expensive. The Company’s involvement in litigation of this type would likely have a material and adverse effect on its business and results of operation. In addition, any outcome that invalidates its intellectual property rights or otherwise diminishes the competitive advantages obtained, at least in part, through the use of those rights could have a material and adverse effect on the Company’s overall success. The magnitude of this risk to the Company’s business generally rises if and as it become more successful in employing and relying on the technology. Any such claims would be complex and costly, and adverse outcomes could undermine the competitive advantages that the Company seeks to gain.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect ongoing review of our risks and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive and may not identify every risk to which we are exposed. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. In addition, more extensive and perhaps different risk management policies and procedures might have to be implemented under pending regulations. Any such unforeseen risk, as well as the implementation of any additional risk management policies and procedures may result in material costs to the Company, which could materially adversely affect the Company’s financial condition, cash flow and results of operations.

The effectiveness of our actuarial and other financial models may adversely affect our financial results, capitalization and financial condition.

Actuarial and other financial models are used primarily to determine reserve levels for our in-force block and to provide information to key internal stakeholders for planning, asset / liability management, and risk / stress testing analysis purposes. The models are subject to extensive internal controls which promote repeatability and sustainability, and are also subject to continual review regarding effectiveness, logic, assumptions and underlying product mechanics and refinements may be implemented based on these reviews. Refinements are subject to a rigorous change management process and are agreed upon with key internal stakeholders prior to implementation. While models are continually improving as a result of these refinements, there are still inherent limitations. First, no assurances can be given that all necessary refinements will be identified and/or implemented in our actuarial models. Also, due to the nature of the underlying risks and the uncertainty associated with prospective modeling techniques and the application of such techniques, these models may not accurately capture the evolution of the in-force block, as we cannot determine precisely the actual experience, policyholder behavior and investment income. Variations in any of the foregoing from estimates in our models may result in the need to post additional reserves, which could have a material adverse effect on the Company’s financial condition including by adversely affecting the Company’s capital adequacy ratios utilized by NRSROs to assign credit ratings.

Item 11(a).	Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly- owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation, which is a wholly-owned subsidiary of LBL HoldCo, Inc. (“HoldCo Parent”). HoldCo Parent is a wholly-owned subsidiary of GILICO. Prior to December 31, 2019, HoldCo Parent was a wholly-owned subsidiary of RL LP and RL (Parallel) Partnership.

Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate, through independent master brokerage agencies and the Allstate exclusive agency channel. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. In 2017, we ceased soliciting and selling new policies through the Allstate exclusive agency channel.

In 2015, the administration of our retained deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. Allstate Life Insurance Company (“ALIC”) continues to reinsure and administer business sold through the Allstate exclusive agency channel and certain life, immediate and payout annuity contracts. LifeCare Assurance Company administers the Company’s long-term care business.

Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. The Company was not a direct party to this agreement and its reinsurance agreement with ALIC remains unchanged.

In our reports, we occasionally refer to statutory financial information. All domestic U.S. insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices and corporate governance.

Item 11(b).	Description of Property

Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Item 11(c).	Legal Proceedings

Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Item 11(e)	Financial Statements and Notes to Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned subsidiary of LBL HoldCo II, Inc.)

Index

December 31, 2020

Page(s)

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	18

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL STOCK AND SURPLUS	22

STATUTORY STATEMENTS OF OPERATIONS	23

STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS	24

STATUTORY STATEMENTS OF CASH FLOWS	25

NOTES TO STATUTORY STATEMENTS	26

Report of Independent Auditors

The Board of Directors

Lincoln Benefit Life Company

We have audited the accompanying statutory-basis financial statements of Lincoln Benefit Life Company (the Company), which comprise the statutory statements of admitted assets, liabilities, and capital stock and surplus as of December 31, 2020, and the related statutory statements of operations, statutory statements of changes in capital stock and surplus and statutory statements of cash flow for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting practices prescribed or permitted by the Nebraska Department of Insurance. Management also is responsible for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the statutory-basis financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Nebraska Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. The effects on the financial statements of the variances between these statutory accounting practices and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles paragraph, the statutory-basis financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of the Company at December 31, 2020, or the results of its operations or its cash flows for the year then ended.

Opinion on Statutory-Basis of Accounting

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2020, and the results of its operations and its cash flows for the year then ended, on the basis of accounting described in Note 1.

April 15, 2021

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors of

Lincoln Benefit Life Company

Rosemont, Illinois

We have audited the accompanying statutory financial statements of Lincoln Benefit Life Company (the “Company”), a wholly-owned subsidiary of LBL HoldCo II, Inc., which comprise the statutory statement of admitted assets, liabilities and capital stock and surplus as of December 31, 2019, and the related statutory statements of operations, changes in capital stock and surplus, and cash flows for the years ended December 31, 2019 and 2018, and the related notes to the statutory financial statements (collectively referred to as the “statutory financial statements”).

Management’s Responsibility for the Statutory Financial Statements

Management is responsible for the preparation and fair presentation of these statutory financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these statutory financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statutory financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the statutory financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 1 to the statutory financial statements, the statutory financial statements are prepared by Lincoln Benefit Life Company using the accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Insurance Department of the State of Nebraska.

The effects on the statutory financial statements of the variances between the statutory basis of accounting described in Note 1 to the statutory financial statements and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America paragraph, the statutory financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of Lincoln Benefit Life Company as of December 31, 2019, or the results of its operations or its cash flows for the years ended December 31, 2019 and 2018.

Opinion on Statutory Basis of Accounting

In our opinion, the statutory financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of Lincoln Benefit Life Company as of December 31, 2019, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018 in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska as described in Note 1 to the statutory financial statements.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 30, 2020

LINCOLN BENEFIT LIFE COMPANY

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL STOCK AND SURPLUS

DECEMBER 31, 2020 AND DECEMBER 31, 2019

($’S IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2020	December 31, 2019
Admitted Assets
Bonds	$8,074,319	$6,361,622
Preferred stocks	122,120	14,800
Common stocks	46,472	8,479
Mortgage loans	721,238	721,831
Contract loans	35,744	33,622
Other investments	194,742	84,792
Receivables for securities	19	96
Cash, cash equivalents and short-term investments	562,782	250,810

Total Cash and Invested Assets	9,757,436	7,476,052
Due and accrued investment income	72,823	75,238
Current income tax recoverable	13,291	26,066
Net deferred tax asset	33,165	27,030
Deferred premium and other assets, net	83,371	103,990
Separate account assets	1,671,786	1,464,556

Total Admitted Assets	$11,631,872	$9,172,932

Liabilities, Capital Stock and Surplus
Reserves for policy benefits	5,278,258	4,357,355
Reinsurance payable	5,847	48,333
Interest maintenance reserve	76,439	35,675
Funds held under coinsurance	4,064,012	2,776,976
Other liabilities	119,248	137,427
Separate account liabilities	1,671,786	1,464,556

Total Liabilities	$11,215,589	$8,820,322

Capital Stock and Surplus
Common capital stock, $100 par value, 30,000 shares authorized and 25,000 shares outstanding	2,500	2,500
Gross paid in and contributed surplus	255,739	196,779
Unassigned funds	158,044	153,331

Total Capital Stock and Surplus	$416,283	$352,610

Total Liabilities, Capital Stock and Surplus	$11,631,872	$9,172,932

See Notes to the Statutory Financial Statements

LINCOLN BENEFIT LIFE COMPANY

STATUTORY STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

($ IN THOUSANDS)

	2020	2019	2018
Revenue
Premiums, net of reinsurance	$277,662	$(913,357)	$80,113
Net investment income	425,548	382,333	402,362
Commissions and expense allowance	74,255	84,423	64,286
Reserve adjustments on reinsurance ceded	(77,318)	(686,158)	(174,884)
Other income	7,493	34,628	24,927

Total Revenue	707,640	(1,098,131)	396,804

Benefits and Expenses
Benefit payments to policyholders and beneficiaries	$414,931	$389,734	$702,649
Net change to policy benefit reserves	(5,119)	(1,707,830)	(484,565)
Net transfers from separate accounts	(45,228)	(63,167)	(60,276)
Commissions and operating expenses	320,328	270,576	218,553

Total benefits and expenses	684,912	(1,110,687)	376,361

Gain from operations before dividends and taxes	22,728	12,556	20,443
Policyholder dividends	30	31	34

Gain from operations before taxes	22,698	12,525	20,409
Income tax expense (benefit)	(24,822)	—	(4,090)

Net gain from operations	47,520	12,525	24,499
Net realized capital gains (losses)	(2,301)	21,624	11,224

Net Income	$45,219	$34,149	$35,723

See Notes to the Statutory Financial Statements

LINCOLN BENEFIT LIFE COMPANY

STATUTORY STATEMENT OF CHANGES IN CAPITAL STOCK AND SURPLUS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

($’S IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

			Additional		Total
			Paid-In	Unassigned	Capital Stock
	Common Capital Stock		Capital	Funds	and Surplus
Balance, December 31, 2017	25,000	$2,500	$171,003	$252,298	$425,801
Net income				35,723	35,723
Change in net unrealized capital gains (losses)	—	—	—	(50,622)	(50,622)
Change in net deferred income tax	—	—	—	12,913	12,913
Change in nonadmitted assets	—	—	—	(19,333)	(19,333)
Dividends to stockholder	—	—	—	(15,000)	(15,000)
Change in asset valuation reserve	—	—	—	6,488	6,488
Deferral of ceding commission	—	—	—	(16,040)	(16,040)

Balance, December 31, 2018	25,000	$2,500	$171,003	$206,427	$379,930
Change in paid-in capital	—	—	25,776	—	25,776
Net income	—	—	—	34,149	34,149
Change in net unrealized capital gains (losses)	—	—	—	(45,874)	(45,874)
Change in net deferred income tax	—	—	—	(5,802)	(5,802)
Change in nonadmitted assets	—	—	—	19,704	19,704
Dividends to stockholder	—	—	—	(40,000)	(40,000)
Change in liabilty for reinsurance in unauthorized and certified companies				(4,606)	(4,606)
Change in asset valuation reserve	—	—	—	5,397	5,397
Deferral of ceding commission	—	—	—	(16,064)	(16,064)

Balance, December 31, 2019	25,000	$2,500	$196,779	$153,331	$352,610

Change in paid-in capital	—	—	58,960	—	58,960
Net income	—	—	—	45,219	45,219
Change in net unrealized capital gains (losses)	—	—	—	(71,678)	(71,678)
Change in net deferred income tax	—	—	—	27,044	27,044
Change in nonadmitted assets	—	—	—	(35,296)	(35,296)
Change in liabilty for reinsurance in unauthorized and certified companies				1,077	1,077
Change in asset valuation reserve	—	—	—	(10,319)	(10,319)
Deferral of ceding commission	—	—	—	48,666	48,666

Balance, December 31, 2020	25,000	$2,500	$255,739	$158,044	$416,283

See Notes to the Statutory Financial Statements

LINCOLN BENEFIT LIFE COMPANY

STATUTORY STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

($’S IN THOUSANDS)

	2020	2019	2018
Cash Flows from Operating Activities:
Premiums and other income received	$686,775	$35,727	$154,825
Investment income received	316,851	430,113	452,609
Benefit payments to policyholders and beneficiaries, including net transfers to separate accounts	(470,295)	(706,381)	(791,653)
Commissions, expenses and taxes paid	(249,078)	(200,532)	(228,066)

Net Cash (Used in) Provided by Operating Activities	284,253	(441,073)	(412,285)

Cash Flows from Investing Activities:
Proceeds from investments sold, matured, repaid or received
Bonds	$3,263,486	$1,176,624	$1,418,296
Mortgage loans	124,885	277,171	338,652
Other investments	23,217	48,813	14,348

Subtotal Proceeds from Investments	3,411,588	1,502,608	1,771,296
Cost of Investments Acquired:
Bonds	4,859,995	936,205	1,139,991
Stocks	227,274	51,519	50,110
Mortgage loans	124,568	141,078	147,702
Other investments	152,638	20,452	14,376

Subtotal Investments Acquired	5,364,475	1,149,254	1,352,179
Net Increase (Decrease) in Contract Loans	2,170	(7,694)	(4,824)

Net Cash (Used in) Provided by Investing Activities	(1,955,057)	361,048	423,941

Cash Flows from financing and Miscellaneous Sources:
Net inflows (outflows) on deposit-type contracts	$904,797	$80,479	$(41,070)
Dividend to stockholders	—	(40,000)	(15,000)
Funds held under coinsurance	965,642	67,847	84,048
Other cash provided (applied)	112,337	11,269	(22,572)

Net Cash (Used in) Provided by Financing and Miscellaneous Sources	1,982,776	119,595	5,406

Net Increase (Decrease) in Cash and Short-term Investments	311,972	39,570	17,062
Cash, Cash Equivalents and Short-term investments, Beginning of Year	$250,810	$211,240	$194,178

Cash, Cash Equivalents and Short-term Investments, End of Year	$562,782	$250,810	$211,240

Supplemental Disclosures of Cash Flow Information for Non-cash Transactions:
Change of intercompany note payable and receivable	$252,675	$(55,500)	$(118,000)
Bond exchanges and other non-cash exchanges	$—	$—	$5,375
Mortgage loan refinance	$—	$—	$45,712
Bonds, policy loans and other non-cash assets remitted to settle reinsurance premium	$321,394	$1,444,046	$—
Recapture of modified coinsurance	$—	$539,191	$—
IMR cession	$81,744	$33,277	$—

See Notes to the Statutory Financial Statements

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly-owned subsidiary of LBL HoldCo II, Inc. (“HoldCo”), which in turn is a wholly-owned subsidiary of LBL HoldCo, Inc. (“Holdings”).

On December 31, 2019, Guaranty Income Life Insurance Company (“GILICO”), an Iowa-domiciled insurance company, completed the acquisition (the “Transaction”) of Holdings and its subsidiaries (including the Company). Prior to December 31, 2019, Holdings was a wholly-owned subsidiary of RL LP (formerly Resolution Life LP) and RL Parallel LP (formerly Resolution Life (Parallel) LP).

Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, became a wholly-owned subsidiary of Lincoln Benefit on April 1, 2014.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as, in the District of Columbia, the U.S. Virgin Islands and Guam. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Sales channel”) and independent master brokerage agencies. Effective July 17, 2013, sales through the independent master brokerage agencies ceased. Sales through the Allstate Sales channel ceased in 2017.

Allstate Life Insurance Company (“ALIC”) continues to administer and reinsure all life insurance business written by Lincoln Benefit through the Allstate Sales channel, all immediate annuities written by Lincoln Benefit prior to April 1, 2014, certain term life policies written by Lincoln Benefit, and Lincoln Benefit’s variable annuity business.

BASIS OF PRESENTATION

The accompanying statutory financial statements of the Company are presented on the basis of accounting principles prescribed or permitted by the Nebraska Department of Insurance (“NE DOI” or the “Department”). The NE DOI requires insurance companies domiciled in the State of Nebraska to prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”). Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. There are no deviations from NAIC SAP in the Company’s statutory financial statements as presented for December 31, 2020, 2019 or 2018.

DIFFERENCES BETWEEN NAIC SAP AND U.S. GAAP

Accounting principles and procedures of the NAIC as prescribed or permitted by the Department comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (“U.S. GAAP”). NAIC SAP differs from U.S. GAAP in several respects, which causes differences in reported assets, liabilities, stockholder’s equity (statutory capital and surplus), net income, and cash flows. The principal differences between NAIC SAP and U.S. GAAP include:

•

Investments in bonds are generally carried at amortized cost; under U.S. GAAP, investments in bonds, other than those classified as held-to-maturity, are carried at fair value. For bonds held as available-for-sale, changes in fair value are recorded in accumulated other comprehensive income.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

•

The changes in the unrealized gains or losses on certain investments are recorded as increases or decreases in statutory surplus; under U.S. GAAP, such unrealized gains and losses are recorded as a component of comprehensive income.

•

Investments in insurance subsidiaries are generally carried on a statutory equity basis with equity in the earnings of subsidiaries reflected in unassigned surplus; under U.S. GAAP, subsidiaries are consolidated and results of operations are included in net income.

•

Minority ownership interests in partnerships are generally carried on an equity method basis with changes in equity reflected in unassigned surplus; under U.S. GAAP, minority ownership interests in partnerships are subject to lower thresholds and are generally carried at cost. Larger ownership interests are carried on an equity method basis with changes in equity reflected in net income. Controlling interests may be considered affiliated and require consolidation.

•

Derivative instruments used as economic hedges are recorded at fair value and the changes in fair value are recorded as unrealized gains and losses in statutory surplus. Under U.S. GAAP, these derivatives are recorded at fair value and changes in fair value are recorded in net income.

•

Embedded derivatives are carried consistently with the host instruments. Under U.S. GAAP, the embedded derivatives that are not clearly and closely related to the host are generally bifurcated and accounted for like any other freestanding derivative.

•

Interest Maintenance Reserve (“IMR”) represents the deferral of interest-related realized gains and losses, net of tax, on primarily fixed maturity investments which are amortized into income over the remaining life of the investment sold. No such reserve is required under U.S. GAAP.

•

Asset Valuation Reserve (“AVR”) represents a contingency reserve for credit related risk on most invested assets of the Company and is charged to statutory surplus. No such reserve is required under U.S. GAAP, but mortgage loans are recorded net of allowances for estimated uncollectible amounts.

•

Certain assets, principally prepaid expenses, agents’ balances, and certain deferred tax assets have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Under U.S. GAAP, such amounts are carried with an appropriate valuation allowance, when necessary.

•

Intangible assets such as present value of future profits and other adjustments, resulting from the Company’s acquisitions, are not recorded for statutory purposes. Intangible assets such as goodwill are recorded for statutory purposes with limitations and amortized. Under U.S. GAAP, the present value of future profits is recorded and amortized and goodwill is recorded at cost and tested for impairment using a fair value methodology at least annually.

•

A provision is established for unsecured reinsurance recoverable balances from unauthorized reinsurers. The change in this provision is credited or charged to unassigned statutory surplus. Under U.S. GAAP, a provision is established for uncollectible reinsurance balances with any changes to this provision reflected in earnings for the period.

•

Aggregate reserves for a majority of life insurance and fixed annuity contracts are based on statutory mortality and interest requirements without consideration for anticipated withdrawals. Variable annuity contracts are reserved for using a prescribed principles-based approach. Under U.S. GAAP reserves for term life and fixed annuities are based on the present value of future benefits less the present value of future net premiums based on mortality, morbidity and other assumptions, which were appropriate at the time the policies were issued or acquired. Reserves for universal life and deferred annuities are recognized by establishing a liability equal to the current account value of the policyholders’ contracts, with an additional reserve for certain guaranteed benefits.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

•

Reserves are reported net of ceded reinsurance; under U.S. GAAP, reserves relating to business in which the ceding company is not legally relieved of its liability are reported gross with an offsetting reinsurance receivable.

•

Certain annuity contracts which do not pass through all investment gains to the contract holders are maintained in the separate accounts, whereas U.S. GAAP reports these contracts in the general account of the Company.

•

Policy acquisition costs are expensed as incurred; under U.S. GAAP, these costs are related to the successful acquisition of new and renewal insurance policies and investment contracts which are deferred and recognized over either the expected premium paying period or the expected gross profits.

•

The cumulative effect of changes in accounting principles are recorded as increases or decreases in statutory surplus; under U.S. GAAP, cumulative effects of changes in accounting principles generally affect equity and net income.

•

Premiums of universal life and deferred annuity contracts including policy charges are recorded as revenue when due. Under U.S. GAAP, policy charges are recorded as revenue when due, and the premiums are recorded as policyholder account balances.

•

Federal income taxes are provided for in the Company’s estimated current and deferred taxes. Income taxes incurred include current year estimates of Federal income taxes due or refundable, based on tax returns for the current year and all prior years to the extent not previously provided. Deferred taxes are provided for differences between the statutory financial statement basis and the tax basis of assets and liabilities. Changes in deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) are recognized as a separate component of gains and losses in statutory unassigned surplus, while under U.S. GAAP, these changes are included in income tax expense or benefit. Under U.S. GAAP and NAIC SAP, gross deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the assets will not be realized. The remaining adjusted gross deferred tax asset not meeting certain criteria outlined in Statement of Statutory Accounting Principle (“SSAP”) No. 101, “Income Taxes” (“SSAP No. 101”), are not admitted.

•

The Statutory Statements of Cash Flows differ in certain respects from the presentation required by U.S. GAAP, including the presentation of the changes in cash and short-term investments instead of cash and cash equivalents. Short-term investments include securities with maturities of one year or less at the time of acquisition. For statutory purposes, there is no reconciliation between net income and cash from operations.

•	NAIC SAP does not require the presentation of a Statement of Comprehensive Income; under U.S. GAAP such a statement is required.

The effects on the Company’s financial statements attributable to the differences between NAIC SAP and U.S. GAAP are unknown and are presumed to be material.

USE OF ESTIMATES

The preparation of financial statements in conformity with statutory accounting principles prescribed or permitted by the State of Nebraska requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. The most significant estimates are those used in determining the fair value of financial instruments, allowance for loan losses, aggregate reserves for life policies and

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

contracts, deferred income taxes, provision for income taxes and other-than-temporary impairments (“OTTI”) of investments.

FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into transactions involving various types of financial instruments, including cash equivalents, short-term investments, debt and equity securities and mortgage loans. These instruments involve credit risk and also may be subject to risk of loss due to interest rate fluctuation. The Company evaluates and monitors each financial instrument individually and, when appropriate, obtains collateral or other security to minimize losses.

SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Company in preparing the accompanying statutory-based financial statements:

INVESTMENTS

Cash, cash equivalents and short-term investments

Cash, cash equivalents and short-term investments are highly liquid securities. The Company’s cash equivalents primarily may include cash, commercial paper and certain money market investments which have an original term to maturity of less than three months. Short-term investments include debt instruments with a term to maturity exceeding three months, but less than one year on the date of acquisition. Cash equivalents and short-term investments are carried at estimated fair value or amortized cost, which approximates fair value.

Bonds

Investments in debt securities including bonds, mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”) are stated at amortized cost using the interest method. Where the NAIC rating has fallen to 6 and the fair value has fallen below amortized cost, they are stated at fair value. The ratings for certain residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”) were determined by comparing the insurer’s carrying value divided by remaining par value to price ranges modeled by a third-party vendor chosen by the NAIC that correspond to each NAIC designation. Comparisons were initially made to the model based on amortized cost. Where the resulting rating was a NAIC 6 per the model, further comparison based on fair value was required which, in some cases, resulted in a higher final NAIC rating.

Amortization of the premium or discount from the purchase of these securities considers the estimated timing and amount of prepayments of the underlying loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. Prepayment assumptions for single-class and multi-class MBS and ABS are estimated by management using inputs obtained from third-party specialists and based on management’s knowledge of the current market. For prepayment-sensitive securities such as interest-only and principal-only strips, inverse floaters and credit-sensitive MBS and ABS securities, which represent beneficial interests in securitized financial assets that are not of high credit quality or that have been credit impaired, the effective yield is recalculated on a prospective basis. For all other MBS and ABS, the effective yield is recalculated on a retrospective basis. If the collection of all contractual cash flows is not probable, an OTTI may be indicated. The process of analyzing securities for an OTTI adjustment is further described in Note 3.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Common Stocks

The Company holds unaffiliated common stock. Common stock is held at fair value, while shares of Federal Home Loan Bank of Chicago are reported at cost which approximates fair value.

Preferred Stocks

The Company holds a mix of unaffiliated redeemable and non-redeemable preferred stock. Preferred stocks are reported at amortized cost based on credit rating as prescribed in Statement of Statutory Accounting Principle (“SSAP”) No. 32, “Preferred Stock”.

Investments in Subsidiaries

Investments in insurance subsidiaries are carried based on the underlying statutory equity of the subsidiary. The Company’s investment in Lancaster Re is fully nonadmitted as of December 31, 2020 and 2019. The Company’s book/carrying values and nonadmitted value of its investment in Lancaster Re were $168.0 million and $156.8 million as of December 31, 2020 and 2019, respectively.

Mortgage Loans

Mortgage loans are stated at unpaid principal balances, net of provisions for estimated losses. Mortgage loans acquired at a premium or discount are stated at amortized cost using the effective interest rate method, net of provisions for estimated losses. Purchases and sales of mortgage loans are recognized or derecognized in the Company’s Statutory Statements of Admitted Assets, Liabilities and Capital Stock on the loan’s settlement date, which is the date that the Company cash settles the purchase or sale of the loan. Transaction costs on mortgage loans are capitalized on initial recognition and are recognized in the Company’s Statutory Statements of Operations using the effective interest rate method. Mortgage loans, which primarily include commercial first lien mortgages, are diversified by property type and geographic area throughout the United States. Mortgage loans are collateralized by the related properties and generally are no more than 75% of the property’s value at the time that the original loan is made. The Company regularly assesses the value of the collateral.

A mortgage loan is considered impaired when it is probable that the principal or interest is not collectible in accordance with the contractual terms of the loan. When a mortgage loan is classified as impaired, allowances for credit losses are established to adjust the carrying value of the loan to its net recoverable amount.

The allowance for credit losses are estimated using the present value of expected cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, if the loan is collateral dependent. A specific allowance for loan loss is established for an impaired loan if the present value of expected cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral less cost to sell, is less than the recorded amount of the loan. The full extent of impairment in the mortgage portfolio cannot be assessed solely by reviewing these loans individually. A general allowance for loan loss is established based on an assessment of past loss experience on groups of loans with similar characteristics and current economic conditions. While management believes that it uses the best information available to establish the loan loss allowances, future adjustments may become necessary if economic conditions differ from the assumptions used in calculating them.

It is the Company’s policy to cease to carry accrued interest on commercial mortgage loans in default if deemed uncollectible or over 180 days past due. The Company held no investments in non-accrual status as of December 31, 2020 or 2019. Interest income is recognized on impaired mortgage loans upon receipt.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Changes in allowances for losses are recorded as changes in unrealized gains and losses to surplus. Once the conditions causing impairment improve and future payments are reasonably assured, the mortgages are no longer classified as impaired and the Company resumes accrual of income. However, if the original terms of the contract have been changed resulting in the Company providing an economic concession to the borrower at below market rates, then the mortgage is reclassified as restructured.

If the conditions causing impairment do not improve and future payments remain unassured, the Company typically derecognizes the asset through disposition or foreclosure. Uncollectible collateral-dependent loans are written off through realized losses for any difference between the carrying value and amount received for the underlying property at the time of disposition or foreclosure.

Contract Loans

Contract loans are carried at the amount of outstanding principal balance. Contract loans are collateralized by the related insurance policy and do not exceed the net cash surrender value of such policy.

Other Investments

Other investments include investments in surplus notes, interests in limited partnerships derivatives (see below) and collateral loans. Investments in surplus notes that are rated NAIC 1 or NAIC 2 are carried at amortized cost. Investments in limited partnerships that lack a controlling ownership interest are reported under the equity method. Collateral loans are reported at outstanding balance with a corresponding non-admitted asset for any amounts which are in excess of the fair value of the pledged collateral.

Derivatives

Derivative instruments used in hedging transactions that meet the criteria of a highly effective hedge are valued and reported consistently with the hedged items. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are valued at fair value with the changes in fair value recorded as unrealized gains and losses in statutory surplus. Realized investment gains and losses from derivatives that qualify for hedge accounting are reduced by amounts transferred to IMR.

Derivative financial instruments acquired by the Company were used to economically hedge the risks with certain assets and liabilities arising from potential adverse impacts from changes in risk-free interest rates and equity markets related to the Company’s equity indexed annuity and life contracts. The Company does not use derivatives for speculative purposes. Derivatives may include index option contracts and futures and interest rate swaps and are included in Other Investments on the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus. The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

The Company did not report any derivatives as accounting hedges as of December 31, 2020 and 2019.

ASSET VALUATION RESERVE AND INTEREST MAINTENANCE RESERVE

The AVR is established as a liability based upon a formula prescribed by the NAIC to offset potential credit-related investment losses on all invested assets, with changes in the AVR charged or credited directly to surplus. The IMR is established as a liability to capture realized gains and losses, net of income tax, on the sale of fixed income investments, principally bonds and mortgage loans, resulting from changes in the

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

general level of interest rates, and is amortized into income over the remaining years to expected maturity of the assets sold. Should the deferral of realized losses, net of income tax, result in a debit balance IMR, that amount is presented as an asset and nonadmitted.

INVESTMENT INCOME DUE AND ACCRUED

Accrued investment income consists primarily of interest and dividends. Interest is recognized on an accrual basis and dividends are recorded as earned on the ex-dividend date. Due and accrued income is not recorded on: (a) bonds in default, (b) bonds delinquent more than 90 days or where collection of interest is improbable and (c) mortgage loans in default if deemed uncollectible or over 180 days past due. As of December 31, 2020, and 2019, the Company’s nonadmitted investment income due and accrued was zero.

POLICY AND CONTRACT RESERVES

Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method, except variable annuities which use the Commissioners’ Annuity Reserve Valuation Method for Variable Annuities. The valuation interest assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year.

Policy reserves on life contracts are based on statutory mortality and valuation interest rates using the Commissioner’s Reserve Valuation Method without consideration of withdrawals. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year.

Valuation methods provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amount required by law.

Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates and mortality. Morbidity and lapse assumptions are based on Company experience.

Liability for deposit-type contracts represents contracts without significant mortality or morbidity risk. Payments received from sales of deposit-type contracts are recognized by providing a liability equal to the current value of the policyholders’ contracts. Interest rates credited to these contracts are based on the applicable terms of the respective contract.

LIABILITY FOR POLICY AND CONTRACT CLAIMS

Liabilities for unpaid claims consist of the estimated amount payable for claims reported but not yet settled and an estimate of claims incurred but not reported. The amounts reported are based upon actual pending claim amounts and historical experience, adjusted for trends and current circumstances. Revisions of these estimates are included in the Company’s Statutory Statements of Operations in the year such adjustments are determined to be required.

INCOME TAXES

The Company accounts for current and deferred income taxes and recognizes reserves for income tax contingencies in accordance with SSAP No. 101. Under the applicable asset and liability method for recording deferred income taxes, deferred taxes are recognized when assets and liabilities have different values for financial statement and tax reporting purposes, using enacted tax rates in effect for the year in

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in the period that includes the enactment date. Valuation allowances on DTAs are estimated based on the Company’s assessment of the realizability of such amounts. Refer to Note 13 of the Company’s financial statements for further discussion of the Company’s income taxes.

REINSURANCE

Policy and contract liabilities ceded have been reported as reductions of the related reserves. Premiums, commissions, expense reimbursement, claims, and claim adjustment expenses related to reinsured business are accounted for on a basis consistent with that used in accounting for the original policies issued and with the terms of the reinsurance contracts and are reported net of amounts ceded to other companies.

A liability has been provided for unsecured policy reserves on reinsurance ceded to companies not authorized to assume business in the state of domicile and is included in funds held under reinsurance treaties with unauthorized companies. Changes in this liability are reported directly in unassigned surplus.

EXPERIENCE REFUNDS

Experience refunds are calculated in accordance with the applicable reinsurance agreements. Experience refunds are primarily determined by claims experience on the ceded blocks, in addition to numerous factors that include profitability of the Company during the period covered by the refund and capitalization levels of the Company. Experience refunds are recorded directly in the Company’s Statutory Statements of Operations.

GUARANTY ASSOCIATION ASSESSMENTS

The Company is required by law to participate in the guaranty associations of the various states in which it is licensed to do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business. Certain guaranty fund assessments paid by the Company are recoverable through premium tax credits over time.

RECOGNITION OF REVENUE AND RELATED EXPENSES

Scheduled life, accident and health insurance premiums and annuity considerations are recognized as revenue when due. Premiums for universal life and single premium contracts are recognized as revenue when collected. Benefits, surrenders and withdrawals are expensed as incurred. All acquisition costs and maintenance expenses are charged to the Company’s Statutory Statements of Operations as incurred.

OTHER INCOME

Other income primarily consists of various insurance policy charges. In 2020 and 2019, other income also includes IMR ceded as part of the Company’s reinsurance program described in Note 8.

SEPARATE ACCOUNTS

The Company has established unitized Separate Accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in the variable Separate Accounts include individual and group life and annuity contracts.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Net investment income, capital gains and losses, and changes in mutual fund asset values on the variable Separate Accounts are allocated to policyholders and therefore do not affect the operating results of the Company. Assets held in the variable Separate Accounts are carried at fair value. The investment risk of such securities is retained by the contractholder. The Company earns separate account fees for providing administrative services and bearing the mortality risks related to contracts for which funds are invested in variable Separate Accounts.

The activity of the variable Separate Accounts is not reflected in the Company’s financial statements except for the following:

•	The fees that the Company receives, which are assessed periodically and recognized as revenue when assessed.

•

The activity related to the guaranteed minimum death benefit, guaranteed minimum accumulation benefit and guaranteed minimum withdrawal benefit with offsetting transfers to/from the variable Separate Accounts are reflected in the Company’s financial statements.

•	Premiums and withdrawals with offsetting transfers to/from the variable Separate Accounts are reflected in the Statutory Company’s Statements of Operations.

•	Transfers from the variable Separate Accounts due and accrued, which include accrued expense allowances receivable from the variable Separate Accounts.

•

The dividends-received-deduction (“DRD”), which is included in the Company’s income tax expense, is calculated based upon the variable Separate Accounts’ assets held in connection with variable contracts.

The results of variable annuity contracts and certain variable life policies are reinsured to ALIC pursuant to a modified coinsurance agreement.

NONADMITTED ASSETS

Certain assets are designated as “nonadmitted” under NAIC SAP. Such assets, principally related to amounts advanced to or due from financial representatives, prepaid expenses, aged reinsurance recoverables, deferred tax assets in excess of statutory limits and the Company’s investment in Lancaster Re are excluded from assets and surplus in the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus as of December 31, 2020 and 2019.

ACCOUNTING PRONOUNCEMENTS

Effective January 2020 with early adoption permitted, the NAIC revised SSAP No. 22, “Leases” to SSAP No. 22R, “Leases - Revised” in order to update guidance on leases, including leveraged leases and sale-leaseback transactions. The substantive revisions to SSAP No. 22 were the result of U. S. GAAP based changes by the Financial Accounting Standards Board (“FASB”) through issuance of Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. The adoption of these revisions is not expected to have an impact on the financial statements of the Company as the “operating lease” approach without recognition of a right-to-use asset or lease liability is still used under NAIC SAP for lessees.

Effective January 2020 with early adoption permitted, the NAIC revised SSAP No. 100R, “Fair Value”, as a result of the issuance of ASU 2018-13, “Changes to the Disclosure Requirements for Fair Value Measurement”. This ASU was issued in August 2018 as part of a FASB project to improve the effectiveness of U.S. GAAP disclosures. The adoption of these revisions is not expected to have a significant impact on the financial statements of the Company and disclosures will be updated in Note 12.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Effective April 2019, the NAIC revised SSAP No. 100R, “Fair Value” as a result of the issuance of ASU 2018-36, “Changes to the Disclosure Requirements for Fair Value Measurement”. This ASU was issued to update the timing for the application of ASU 2018-13 for certain of the disclosures, i.e., deletion of the disclosures detailing transfers between Levels 1 and 2, policy for timing of transfers and valuation process for Level 3. The adoption of these revisions did not have a significant impact on the financial statements of the Company and disclosures were updated in Note 12.

Effective December 2019, the NAIC revised SSAP No. 43R “Loan-Backed and Structured Securities” to incorporate guidance for certain government sponsored enterprises credit risk transfer instruments known as mortgage-referenced securities (“MRS”) that meet the statutory classification of a structured note as the holder could lose principal with the performance of the referenced security, however, also encompass both the credit risk of the issuer (e.g., Fannie Mae or Freddie Mac), as well as the credit risk of mortgage loan borrowers. The adoption of these revisions did not have an impact on the financial statements of the Company as they continue to be admitted assets whereas the guidance for other types of structured notes was moved effective December 2019 to SSAP No. 86, “Derivatives” and the assets were nonadmitted.

Effective December 2019 with early adoption permitted, the NAIC revised SSAP No. 69, “Cash Flows”, as a result of the issuance of ASU 2016-18, “Statement of Cash Flows: Restricted Cash”. This ASU required restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling the beginning and ending balances shown on the Statutory Statements of Cash Flows. This revision is to be shown retrospectively, allowing for comparative cash flow statements. The adoption of this revision is included as a reclass between line items of the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus and related adjustments to the Statutory Statements of Cash Flows with immaterial overall impact to the financial statements.

Effective March 2019 with early adoption permitted, the NAIC amended SSAP No. 43R, “Loan-backed and Structured Securities” to delete the modified filing exempt (“MFE”) guidance. Under the MFE process, the amortized cost basis is used in conjunction with the credit rating provider (“CRP”) rating to determine the final NAIC designation. When eliminated, securities that have a CRP rating that are not captured as financially modeled securities will use the equivalent NAIC designation without adjustment. The adoption of these revisions did not have an impact on the financial statements of the Company as no numeric ratings were changed as a result of early adoption.

2.	RELATED PARTY TRANSACTIONS

The Company has significant transactions with affiliates. Intercompany revenues and expenses recognized under these agreements may not necessarily be indicative of costs that would be incurred if the Company operated on a stand-alone basis and if these transactions were with unrelated parties. Below is a summary of significant transactions with affiliates.

Capital Contributions and Dividends

During 2020, the Company received capital contributions in the amount of $55 million from GILICO. On December 31, 2019, the Company received a capital contribution from GILICO for $20 million.

After receiving prior approval from the NE DOI, the Company paid extraordinary dividends of $40 million and $15 million in 2019, 2018, respectively. The Company did not pay any extraordinary dividends in 2020.

For the year ended December 31, 2020, the Company contributed $82 million to Lancaster Re. For the year ended December 31, 2019 and 2018, the Company contributed $50 million to Lancaster Re, respectively.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Reinsurance Related Agreements

As more fully described in Note 8, the Company is party to various reinsurance transactions with affiliates.

Effective April 1, 2020, the Company entered into a stop loss agreement with Kuvare Life Re Ltd., a Bermuda affiliate, to cover excess losses associated with life policies reinsured with Lancaster Re. The Company had a net payable of $0.3 million at December 31, 2020.

Effective October 1, 2020, the Company entered into a coinsurance agreement with Kuvare Bermuda Re Ltd., resulting in the transfer of certain fixed annuity contracts. The Company ceded assets of $1.2 billion and statutory reserves of $1.2 billion for which amounts are collateralized with a funds withheld account and IMR. The Company had a receivable of $1.3 million at December 31, 2020.

On December 31, 2019, the Company entered into a coinsurance agreement with GILICO, resulting in the transfer of certain life and annuity contracts. The Company ceded statutory reserves of $1.3 billion in return for a ceding commission of $27.0 million, which was recorded in the Statutory Statements of Operations. The Company had a net receivable of $11.0 million from GILICO and a net payable of $35.0 million due to GILICO under terms of the coinsurance agreement at December 31, 2020 and December 31, 2019, respectively.

Effective April 1, 2014, amended and restated on April 1, 2020, the Company entered into an indemnity reinsurance agreement on a combination coinsurance and coinsurance funds withheld basis with Lancaster Re, resulting in the transfer of XXX and AXXX reserves associated with certain term and universal life policies. In April 2014, the Company ceded statutory reserves of $2.7 billion in return for a ceding commission, which was deferred net of tax into unassigned surplus in accordance with NAIC SAP. Amortization of $16.3 million, $16.1 million and $16.0 million was recorded during the years ended December 31, 2020, 2019 and 2018, respectively, resulting in an unamortized balance in surplus at December 31, 2020, 2019 and 2018 of $214.2 million, $230.5 million and $246.6 million, respectively. The deferred ceding commission is amortized into income over the period under which earnings emerge from the business reinsured. The Company had a net reinsurance receivable from Lancaster Re of $22.0 million and $35.6 million at December 31, 2020 and 2019, respectively.

There is no reported risk-based capital or Primary Security shortfall associated with these agreements.

Administrative Service Agreements and Other

The Company and HoldCo have entered into a Services Agreement to provide certain administrative and other services to each other. Total expenses incurred under this agreement to HoldCo were $8.7 million and $13.5 million and $22.4 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The Company and Lancaster Re have entered into a Services Agreement to provide certain administrative and other services to Lancaster Re. The Company and Lancaster Re also entered into an Investment Services Agreement pursuant to which the Company will provide investment management services with respect to assets of Lancaster Re. The Investment Services Agreement does not apply to the Funds Withheld Account held at Lincoln Benefit. Assets may be added to or withdrawn from the accounts at any time by Lancaster Re. Management and administrative fees are payable quarterly and totaled approximately $1.3 million and $(8.7) million for the years ended December 31, 2020 and 2019, respectively.

Effective December 31, 2019, the Company entered into a Cost Sharing and Services Agreement with Kuvare US Holdings, Inc. (“Kuvare”) and Kuvare Insurance Services LP (“KIS”) whereby Kuvare and KIS have agreed to provide certain management and administrative services to Lincoln Benefit, including management, reinsurance, legal, audit, administration, financial planning and other services. Lincoln Benefit

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

reimburses Kuvare and KIS at cost for services provided by Kuvare and KIS pursuant to this agreement. Total expenses incurred under this agreement to HoldCo were $5.1 million and $0.3 million for the year ended December 31, 2020 and December 31, 2019, respectively.

On December 31, 2019, Lincoln Benefit entered into an Investment Management Agreement with KIS, whereby KIS has agreed to provide certain investment advisory and management services to Lincoln Benefit. No expenses were incurred under this agreement during the year ended December 31, 2019 while expenses of $23.7 million were incurred during the year ended December 31, 2020.

The Company and Lancaster Re have entered into a Tax Allocation Agreement. Refer to Note 13 for more information related to this agreement.

Effective April 1, 2014, the Company entered into a Fee Letter (the “Fee Letter”) with Lanis LLC (“Lanis”) pursuant to which the Company will pay Lanis the risk spread due on the Credit-Linked Note issued by Lanis to Lancaster Re. A reserve had been established on the balance sheet for these payments through April 1, 2019. The reserve was based on a former letter agreement between the Company and Holdco which was terminated effective April 1, 2020. The fee letter also provided reimbursement in cash for any risk spread fees paid by the Company. During 2020, Holdco contributed capital of $2.0 million to the Company in line with the Fee Letter.

Effective November 4, 2016, the Company entered into an intercompany note receivable and note payable agreement with Lancaster Re in equal amounts (initially $100 million, and up to $500 million). The consideration for each note is offset, and interest is paid quarterly based on rates defined in the agreement. The gross amounts as of December 31, 2020 and 2019 were $463.7 million and $211.0 million, respectively.

The maturities of the outstanding intercompany note receivable and payable as of December 31, 2020 and 2019 were as follows:

($’s thousands)	December 31, 2020	December 31, 2019
2020	$—	$105,500
2021	105,000	76,000
2022	103,425	29,500
2023	62,000	—
2024	42,000	—
2025	151,250	—

Total	$463,675	$211,000

Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2020 were $5.9 million and $3.9 million, respectively. Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2019 were $10.6 million and $4.7 million, respectively. Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2018 were $13.7 million and $5.6 million, respectively.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Amounts Due To or From Affiliates

The Company reported the following receivables/(payables) to affiliates as of December 31, 2020 and 2019 excluding amounts related to taxes (see Note 13) and reinsurance agreements:

($’s in thousands)	December 31, 2020	December 31, 2019
Holdco	$(1,651)	$(2,828)
Lancaster Re	474	(580)
Lanis	—	(1,956)
Kuvare	(8,578)	(300)

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

3.	INVESTMENTS

The statement value and fair value of the Company’s debt securities as of December 31, 2020 and 2019 were as follows:

December 31, 2020

($’s in thousands)	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. governments	$638,836	$4,850	$(497)	$643,189
All other governments	12,776	452	—	13,228
U.S. states, territories and possessions	19,982	4,021	—	24,003
U.S. political subdivisions	72,500	8,132	(42)	80,590
Special revenue	1,085,852	110,757	(1,134)	1,195,475
Industrial and miscellaneous	6,098,527	657,746	(26,313)	6,729,960
Hybrids	145,846	8,817	(2,447)	152,216

Total bonds	$8,074,319	$794,775	$(30,433)	$8,838,661

December 31, 2019

($’s in thousands)	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. governments	$58,548	$5,375	$(86)	$63,837
All other governments	12,807	190	(578)	12,419
U.S. states, territories and possessions	15,426	2,162	—	17,588
U.S. political subdivisions	64,496	2,826	(63)	67,259
Special revenue	875,549	68,577	(894)	943,232
Industrial and miscellaneous	5,232,882	407,791	(14,019)	5,626,654
Hybrids	101,914	7,277	(423)	108,768

Total bonds	$6,361,622	$494,198	$(16,063)	$6,839,757

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The statement value and estimated fair value as of December 31, 2020 by maturity periods for debt securities, other than ABS and MBS were as shown below:

December 31, 2020

($’s in thousands)	Statement Value	Fair Value
Due in one year or less	$140,572	$142,277
Due after one through five years	517,403	538,552
Due after five through ten years	1,059,144	1,112,705
Due after ten years	4,445,256	5,069,720

Total before asset and mortgage-backed securities	6,162,375	6,863,254
Asset and mortgage-backed securities	1,911,944	1,975,407

Total bonds	$8,074,319	$8,838,661

Actual maturities may differ from contractual maturities on ABS and MBS because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties; accordingly, the contractual maturities for those securities are not shown.

Proceeds from sales of investments in debt securities for the years ended December 31, 2020, 2019 and 2018 were $2.9 billion, $0.9 billion and $1.0 billion, respectively; gross gains for the years ended December 31, 2020, 2019 and 2018 were $232.0 million, $47.4 million and $4.8 million, respectively, and gross losses for the years ended December 31, 2020, 2019 and 2018 were $16.1 million, $19.3 million and $47.0 million, respectively. Investment grade debt securities were 97.4% and 98.7% of the Company’s total debt securities as of December 31, 2020 and 2019, respectively.

For securities sold, redeemed or otherwise disposed as a result of a callable feature (including make whole call provisions), the number of CUSIPs and amount of investment income for the years ended December 31, 2020, 2019 and 2018 were as follows:

($’s in thousands, except # of securities)
	December 31, 2020		December 31, 2019		December 31, 2018
Type	General Account	Separate Account	General Account	Separate Account	General Account	Separate Account
Number of CUSIPs	19	—	22	—	13	—
Aggregate Amount of Investment Income	$8,057	$—	$3,785	$—	$1,005	$—

Pricing

Non-U.S. government fixed income holdings are valued on the basis of the quotes provided by pricing services, which are subject to pricing validation reviews and a pricing vendor challenge process. Valuations provided by vendors are generally based on the actual trade information as substantially all of the Company’s non-U.S. government holdings are traded in a transparent and liquid market.

Corporate debt securities mainly include investment grade positions, which are priced on the basis of quotes provided by third-party pricing vendors and first utilize valuation inputs from actively traded securities, such as bid prices, bid spreads to Treasury securities, Treasury curves, and same or comparable issuer curves and spreads. Issuer spreads are determined from actual quotes and traded prices and incorporate considerations of credit/default, sector composition, liquidity and call features. Where market data is not available valuations are developed based on the modeling techniques that utilize observable inputs and option adjusted spreads; and incorporate considerations of the security’s seniority, maturity and the issuer’s corporate structure.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Values of RMBS, CMBS and ABS are obtained from third-party pricing vendors and through quoted prices, some of which may be based on the prices of comparable securities with similar structural and collateral features. Pricing inputs for ABS which are primarily comprised of debt securitized by credit card; student loan and auto receivables; focus on capturing collateral quality and performance, payment patterns, and delinquencies. Values of certain ABS for which there are no significant observable inputs are developed using benchmarks to similar transactions or indices.

For both CMBS and RMBS, cash flows are derived based on the transaction-specific information which incorporates priority in the capital structure and are generally adjusted to reflect benchmark yields, market prepayment data, collateral performance (default rates and loss severity) for specific vintage and geography, credit enhancements, and ratings. For certain RMBS and CMBS with low levels of market liquidity, judgments may be required to determine comparable securities based on the loan type and deal-specific performance. CMBS terms may also incorporate lock-out periods that restrict borrowers from prepaying the loans or provide disincentives to prepay and therefore reduce prepayment risk of these securities, as compared to RMBS. The factors specifically considered in valuation of CMBS include borrower-specific statistics in a specific region, such as debt service coverage and loan-to-value ratios, as well as the type of commercial property.

Other-than-temporary impairments

The Company recognizes and measures OTTI for ABS and MBS in accordance with SSAP No. 43R, “Loan-Backed and Structured Securities”. In accordance with SSAP No. 43R, if the fair value of a structured security is less than its amortized cost basis at the balance sheet date, the Company assesses whether the impairment is an OTTI. When an OTTI has occurred, the amount of OTTI recognized in earnings is the difference between the amortized cost basis of the security and the present value of its expected future cash flows discounted at the effective interest rate implicit in the security.

If the Company intends to sell the structured security, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis, an OTTI is considered to have occurred. The amount of the OTTI recognized in earnings is the difference between the amortized cost basis and the fair value of the security.

If the Company does not intend to sell the structured security, or it is not likely that it will be required to sell the security before recovery of its amortized cost basis, the Company performs cash flow testing to determine if the present value of its expected future cash flows discounted at the effective interest rate implicit in the security is less than its amortized cost basis.

Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral. Losses incurred on the respective portfolios are based on loss models using assumptions about key systemic risks such as unemployment rates and housing prices and loan specific information such as delinquency rates and loan-to-value ratios.

If the fair value of a debt security, other than those subject to SSAP No. 43R, is less than its amortized cost basis at the balance sheet date, the Company assesses whether the impairment is an OTTI. When an OTTI has occurred, the amount of OTTI recognized in earnings is the difference between the amortized cost basis of the security and its fair value.

If the Company intends to sell the debt security, or it is more likely that it will be required to sell the security before recovery of its amortized cost basis, an OTTI is considered to have occurred. If the Company

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

does not intend to sell the debt security, or it is not more likely than not that it will be required to sell the security before recovery of its amortized cost basis, the Company employs a portfolio monitoring process to identify securities that are OTTI.

The Company has an Investment Committee comprised of investment and finance professionals which meets at least quarterly to review individual issues or issuers that may be of concern. In determining whether a security is OTTI, the Investment Committee considers the factors described below. The process involves a quarterly screening of all securities where fair value is less than the amortized cost basis. Discrete credit events, such as a ratings downgrade, are also used to identify securities that may be OTTI. The securities identified are then evaluated based on issuer-specific facts and circumstances, such as the issuer’s ability to meet current and future interest and principal payments, an evaluation of the issuer’s financial position and its near-term recovery prospects, difficulties being experienced by an issuer’s parent or affiliate, and management’s assessment of the outlook for the issuer’s sector.

As a supplement to the qualitative assessment, independent screenings are performed to help identify securities that should be carefully scrutinized for inclusion on the watchlist and in the proper category. These include things like market value to book value ratio, highest unrealized losses, length of time at an unrealized loss and stress test results for structured securities. In making these evaluations, the Credit Committee exercises considerable judgment. Based on this evaluation, issues or issuers are considered for inclusion on one of the Company’s following watchlists: Monitor, Concern, High Concern, or Default.

“Monitor List”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require monitoring on a quarterly basis. The likelihood of future non-repayment is considered not probable. For loan-backed and structured securities, a principal loss would be projected under a significant stress model scenario. No OTTI charge is recorded in the Statutory Company’s Statements of Operations for unrealized loss on securities related to these issuers.

“Concern List”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require monitoring on a quarterly basis. The likelihood of future non-repayment is considered above average but not probable. For loan-backed and structured securities, a principal loss would be projected under a stress model scenario. No OTTI charge is recorded in the Statutory Company’s Statements of Operations for unrealized loss on securities related to these issuers.

“High Concern”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require continued monitoring. A security is moved from the Concern List to the High Concern List when changes in issuer-specific facts and circumstances increase the possibility that a security may become impaired. The likelihood of future non-repayment is considered probable. For loan-backed and structured securities, a principal loss would be projected under a base case model scenario. No OTTI charge is recorded in the Company’s Statutory Statements of Operations for unrealized loss on securities related to these issuers.

“Default List”- A security that is not current with respect to principal and interest or was issued by a company that has entered bankruptcy subsequent to acquisition or experienced a significant credit downgrade. Management has concluded the amortized cost basis of the security may not be recovered due to expected delays or shortfalls in the contractually specified cash flows. For these investments, the amount of OTTI recognized in the Company’s Statutory Statements of Operations is the difference between the amortized cost basis of the security and its fair value or present value of discounted cash flows dependent on the degree of impairment.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Should it be determined that a security is other than temporarily impaired, the Company records a loss through an appropriate adjustment in carrying value. During the year ended December 31, 2020, the Company did not incur any OTTI. During the year ended December 31, 2019, the Company incurred the following write-downs of debt securities, which were subject to SSAP No. 43R:

($’s in thousands)
CUSIP	Book/Adj Carrying value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date of Financial Statement Where Reported
50179MAH4	$4,982	$3,767	$1,215	$3,767	$3,767	6/30/2019
50179MAH4	3,978	3,102	876	3,102	3,102	9/30/2019
50179MAH4	3,041	2,633	408	2,633	2,633	12/31/2019

Total	$12,001	$9,502	$2,499	$9,502	$9,502

There are inherent risks and uncertainties in management’s evaluation of securities for OTTI. These risks and uncertainties include factors both external and internal to the Company, such as general economic conditions, an issuer’s financial condition or near-term recovery prospects, market interest rates, unforeseen events which affect one or more issuers or industry sectors, and portfolio management parameters, including asset mix, interest rate risk, portfolio diversification, duration matching, and greater than expected liquidity needs. All of these factors could impact management’s evaluation of securities for OTTI.

Temporary impairments

The gross unrealized losses and fair value of investments, which have been deemed temporarily impaired, aggregated by investment category, number of securities and length of time that securities have been in an unrealized loss position at December 31, 2020 and 2019 were as follows:

December 31, 2020	Less than 12 months			12 months or more			Total
($’s in thousands, except # of securities)	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses
U.S. governments	12	$499,226	$(497)	—	$—	$—	12	$499,226	$(497)
All other governments	—	—	—	—	—	—	—	—	—
U.S. political subdivisions	3	9,395	(42)	—	—	—	3	9,395	(42)
Special revenue	37	89,577	(1,132)	12	103	(2)	49	89,680	(1,134)
Industrial and miscellaneous	246	599,410	(21,058)	21	57,188	(5,255)	267	656,598	(26,313)
Hybrids	12	42,526	(1,209)	1	8,663	(1,238)	13	51,189	(2,447)

Total bonds	310	$1,240,134	$(23,938)	34	$65,954	$(6,495)	344	$1,306,088	$(30,433)

December 31, 2019	Less than 12 months			12 months or more			Total
($’s in thousands, except # of securities)	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses
U.S. governments	4	$2,566	$(76)	11	$217	$(10)	15	$2,783	$(86)
All other governments	—	—	—	1	4,298	(578)	1	4,298	(578)
U.S. political subdivisions	1	7,072	(63)	—	—	—	1	7,072	(63)
Special revenue	34	204,463	(883)	37	361	(11)	71	204,824	(894)
Industrial and miscellaneous	92	255,033	(2,757)	71	233,548	(11,262)	163	488,581	(14,019)
Hybrids	—	—	—	2	9,578	(423)	2	9,578	(423)

Total bonds	131	$469,134	$(3,779)	122	$248,002	$(12,284)	253	$717,136	$(16,063)

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Exposure to Subprime and Alt-A mortgages

Subprime mortgages are residential loans to borrowers with weak credit profiles. Alt-A mortgages are residential loans to borrowers who generally have credit profiles above subprime but do not conform to traditional (“prime”) mortgage underwriting guidelines. The Company has invested in certain mortgage-backed and structured securities that include exposure to subprime and other below-prime mortgage loans. These investments are included in bonds in the Statutory Statements of Admitted Assets and are generally reported at amortized cost.

The Company has a comprehensive portfolio monitoring process. No impairments were recorded in the subprime or Alt-A portfolio in 2020, 2019 or 2018. The Company’s practice for acquiring and monitoring subprime and Alt-A securities takes into consideration the quality of the originator, quality of the servicer, security credit rating, underlying characteristics of the mortgages, borrower characteristics, level of credit enhancement in the transaction, and bond insurer strength, where applicable. The originators and servicers of the underlying mortgage loans are primarily subsidiaries of large banks and brokers.

The Company had no indirect exposure to subprime and Alt-A loans as of December 31, 2020 or December 31, 2019.

4.	MORTGAGE LOANS

The Company invests in commercial first lien mortgage loans throughout the United States. Investments are diversified by property type and geographic area. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management’s judgment, the mortgage loans’ values are impaired, appropriate losses are recorded.

The geographical distribution of the statement value of the mortgage loans portfolio as of December 31, 2020 and 2019 was as follows:

($’s in thousands)	December 31, 2020	December 31, 2019
Alabama	$—	$569
Arizona	35,159	36,032
California	128,227	140,936
Colorado	91,680	91,680
Florida	63,703	24,305
Georgia	27,300	29,631
Hawaii	1,505	2,754
Illinois	55,093	56,163
Iowa	—	276
Massachusetts	15,102	29,549
Minnesota	22,060	22,624
Nevada	13,119	9,308
New Jersey	32,487	35,663
New York	46,703	47,556
North Carolina	29,887	3,817
Ohio	11,846	12,110
Pennsylvania	70,340	69,800
South Carolina	23,717	24,384
Texas	53,310	84,674
General Allowance	—	—

Total mortgage loans	$721,238	$721,831

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Outstanding commitments on certain mortgage loans held in the investment portfolio to finance property improvements on underlying real estate totaled $65.9 million and $5.1 million at December 31, 2020 and 2019, respectively.

During 2020, the maximum and minimum lending rates were 4.96 % and 3.01%, respectively. The maximum and minimum lending rates for commercial mortgage loans during 2019 were 5.17% and 3.57%, respectively. During the years ended December 31, 2020 and 2019, the Company did not reduce interest rates on any outstanding mortgage loans. Mortgage loans are collateralized by the related properties and did not exceed 74% of the properties’ value at the time the original loan was made in 2020 and 2019, respectively.

A loan is considered impaired when it is probable that the principal or interest is not collectible in accordance with the contractual terms of the loan. The allowance for credit losses is estimated using the present value of expected cash flows discounted at the loan’s effective interest rate or the fair value of the collateral of the loan is collateral dependent. A specific allowance for loan loss is established for an impaired loan if the present value of expected cash flows discounted at the loan’s effective interest rate, or the fair value of the loan collateral, less cost to sell, is less than the recorded amount of the loan. During the years ended December 31, 2020 and 2019, no loans were impaired or past due.

A general allowance for loan loss is established based on an assessment of past loss experience on groups of loans with similar characteristics and current economic conditions. While management believes that it uses the best information available to establish the allowances, future adjustments may become necessary if economic conditions differ from the assumptions used in calculating them. There was no general allowance for loan loss at December 31, 2020 or 2019.

As of December 31, 2020, and 2019, the Company held no restructured loans. Should the Company hold any troubled debt, the Company may modify the terms of a loan by adjusting the interest rate, extending the maturity date, or both.

The Company accrues interest income on impaired loans to the extent it is deemed collectible, assuming it is delinquent less than 180 days and the loan continues to perform under its original or restructured contractual terms. Interest income is recognized on impaired mortgage loans upon receipt.

The credit quality indicator for the Company’s mortgage loans is a risk-rated measure based on the borrowers’ ability to pay and the value of the underlying collateral. The Commercial Mortgage Loan risk rating is related to an increasing likelihood of loss, with lower quality ratings representing the category in which losses may be expected. It is used in measuring relative risk for the AVR calculation. The statement value of the Company’s mortgage loans, net of allowances for credit losses, by credit quality indicator as of December 31, 2020 and 2019 was as follows:

($’s in thousands)	December 31, 2020	December 31, 2019
CM1 - Highest Quality	$459,851	$443,931
CM2 - High Quality	197,068	239,928
CM3 - Medium Quality	34,431	37,972

Total commercial mortgage loans	$691,350	$721,831
Residential mortgage loans	29,888	—

Total mortgage loans	$721,238	$721,831

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

5.	INVESTMENT GAINS AND LOSSES

Realized capital gains and losses on debt securities, mortgages and derivatives which relate to changes in levels of interest rates are charged or credited to the IMR, net of tax, and amortized into income over the remaining contractual life of the security sold. Realized gains and losses from the remaining investments are reported, net of tax, on the Statutory Statements of Operations, but are not included in the computation of net gain from operations. Realized capital gains and losses are recognized on a specific identification basis.

Net realized gains and losses recognized through the Statutory Statements of Operations for the years ended December 31, 2020, 2019 and 2018 were comprised of the following:

($’s in thousands)	2020	2019	2018
Debt securities	$218,768	$115,958	$(50,282)
Mortgage loans	1,032	474	(104)
Cash, cash equivalents and short-term investments	27	(1)	2
Derivative instruments	9,573	8,268	4,913
Other invested assets	825	267	(9)

Subtotal	230,225	124,966	(45,480)
Capital gains tax expense	58,265	344	(20,649)

Net realized gains (losses)	171,960	124,622	(24,831)
Gains transferred to IMR (net of taxes)	(174,261)	(102,998)	36,055

Total	$(2,301)	$21,624	$11,224

Realized capital gains and losses did not include any OTTI for 2020. Realized capital gains and losses included $3.1 million of other-than-temporary impairment losses related to debt securities for the year ended December 31, 2019. Realized capital gains and losses included $4.8 million of other-than-temporary impairment losses related to debt securities for the year ended December 31, 2018.

Changes in unrealized gains and losses from investments are reported as a component of Capital and Surplus, net of deferred income taxes, and were as follows for the years ended December 31, 2020, 2019 and 2018:

($’s in thousands)	2020	2019	2018
Common stock	$40	$—	$—
Common stocks of affiliates	(70,778)	(61,355)	(38,572)
Derivative instruments	(2,745)	15,281	(12,050)
Other invested assets	1,805	200	—

Total	$(71,678)	$(45,874)	$(50,622)

There was no deferred tax netted in the above for the years ended December 31, 2020, 2019, or 2018.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

6.	NET INVESTMENT INCOME

Net investment income for the years ended December 31, 2020, 2019 and 2018 consisted of:

($’s in thousands)	2020	2019	2018
Debt securities	$284,535	$322,129	$329,729
Mortgage loans	28,384	37,239	41,310
Contract loans	1,738	6,245	6,710
Cash, cash equivalents and short-term investments	2,500	4,041	3,867
Other invested assets	11,675	7,933	8,684

Gross investment income	328,832	377,587	390,300
Interest expenses	5,880	10,637	13,718
Third party administration costs	30,400	13,150	14,046
Other investment expenses	502	434	429

Net investment income before IMR amortization	292,050	353,366	362,107
IMR amortization	133,498	28,967	40,255

Total net investment income	$425,548	$382,333	$402,362

The Company’s policy is to exclude investment income due and accrued with amounts that are over 90 days past due for investments other than mortgage loans and over 180 days past due for mortgage loans or where the collection of interest is uncertain. No investment income due and accrued was excluded from surplus at December 31, 2020 or 2019.

7.	DERIVATIVES

Derivative financial instruments utilized by the Company included index options, futures contracts and interest rate swaps. The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

Market risk is the risk that the Company will incur losses due to adverse changes in market prices or rates. Market risk exists for all of the derivatives that the Company holds. To limit this risk, the Company’s senior management has established risk control limits.

Counterparty credit risk relates to the Company’s potential loss if counterparties concurrently fail to perform under the contractual terms of the contracts. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. The above derivatives are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. At December 31, 2020, the Company had no cash collateral from counterparties related to organized exchanges. At December 31, 2019, the Company had $0.3 million in cash collateral from counterparties related to organized exchanges.

The Company uses derivatives to economically hedge the risks with certain assets and liabilities arising from potential adverse impacts from changes in risk-free interest rates and equity markets. The Company does not use derivatives for speculative purposes.

The paragraphs below describe the derivatives the Company uses, including the objectives, cash requirements and accounting policies.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Futures

The Company utilizes equity index futures contracts. Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Futures contracts provide returns based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge exposures in annuity and life contracts. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash.

Options

The Company also uses equity index options. Index option contracts provide returns at specified or optional dates based on a specified index applied to the option’s notional amount. The Company purchases and writes (sells) option contracts primarily to reduce market risk associated with certain annuity and life contracts. When the Company purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company pays/receives cash equal to the premium of purchased/written options when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. The change in the fair value of option contracts is reported as change in surplus, with an adjustment to derivatives. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract with the gain or loss on settlement reported in realized gain or loss. If the options are not exercised and the contracts expire, then no additional cash is exchanged and the remaining book value is offset to realized gain or loss.

Swaps

The Company employs interest rate swaps to hedge interest rate risk related to investments purchased to support annuity contracts. An interest rate swap is an agreement between two counterparties in which one stream of future interest payments is exchanged for another. Interest rate swaps usually involve the exchange of a fixed interest rate for a floating rate, or vice versa, to reduce or increase exposure to fluctuations in interest rates, or to obtain a marginally lower interest rate. Swaps provide returns at the reset dates based on respective interest rates applied to the notional amount with the net difference in resulting interest payments settled between the counterparties. The Company purchases/sells swap contracts at specific prices and pays/receives a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold and the specified price based on the interest rates used and other terms of the contract. The Company pays/receives cash equal to the premium of the purchased/written swap when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. The change in the fair value of the swap is reported as change in surplus, with an adjustment to derivatives. Cash flows received/paid at the reset dates are reported in net investment income and consist of any differences in the amounts of contractual interest calculated due to the respective counterparties based on changes in interest rates. Swaps usually terminate upon expiration and the remaining book value is offset to realized gain or loss. If terminated through sale, the difference between consideration received or paid and the remaining book value is recorded to realized gain or loss.

The Company did not report any derivatives as accounting hedges as of December 31, 2020 or 2019.

All derivative transactions are covered under standardized contractual agreements with counterparties, all of which include credit-related contingent features. Certain counterparty relationships also may include

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

supplementary agreements with tailored terms, such as additional triggers for early terminations, acceptable practices related to cross-transaction netting, and minimum thresholds for determining collateral. Credit-related triggers include failure to pay or deliver on an obligation past certain grace periods, bankruptcy or the downgrade of credit ratings to below a stipulated level. These triggers apply to both the Company and its counterparty.

Derivatives are carried in accordance with SSAP No. 86, “Derivatives.” The Company’s underlying notional or principal amounts and gross fair values as of December 31, 2020 and 2019 were as follows:

	December 31, 2020				December 31, 2019
	Notional		Gross Fair Value		Notional		Gross Fair Value
($’s in thousands)	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Options	$99,725	$96,200	$17,949	$(9,032)	$311,160	$288,913	$49,158	$(30,770)

8.	REINSURANCE

Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurer insolvencies, the Company regularly evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. Management believes that any liability arising from this contingency is unlikely. ALIC represents over 41% and 44%, of the Company’s ceded reserves as of December 31, 2020 and December 31, 2019, respectively.

The Company wrote off uncollectible reinsurance balances of $2.0 million for the year ended December 31, 2020. The Company did not write off any uncollectible reinsurance balances due for the year ended December 31, 2019. The Company wrote off uncollectible reinsurance balances due of $4.9 million for the year ended December 31, 2018.

On March 6, 2019, Scottish Re was put into receivership by the Delaware Department of Insurance (the “Receiver”). The Receiver filed a petition for approval of a rehabilitation plan on June 30, 2020 which remains under review by all interested parties including the courts. Our reserve credit with respect to Scottish Re treaties is approximately $2.5 million as of December 31, 2020. The Company has not established an allowance or written off any amounts with respect to these treaties during 2020 or 2019. Reinsurance premium due to Scottish Re has been offset against the outstanding claim recoverables. A nonadmitted asset of approximately $6.5 million has been recorded with regards to reinsurance recoverables as of December 31, 2020 and $3.3 million as of December 31, 2019.

For the years ended December 31, 2020, 2019 and 2018, the Company had the following experience on reinsurance ceded as a result of commutation/recapture of ceded reinsurance:

($’s in thousands)	2020	2019	2018
(1) Claims incurred	$2,317	$—	$—
(2) Claims adjustment expenses incurred	—	—	—
(3) Premiums earned	(6,400)	535,191	1,419
(4) Other
Reserve Adjustment on Reinsurance Ceded	13,661	(539,191)	(1,496)
Commission and expense allowance	56	—	—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

On December 1, 2020, the Company recorded the receipt of an initial ceding commission of $82.3 million (before taxes of $17.3 million) as a result of an indemnity reinsurance agreement between the Company and COUNTRY Life Insurance Company, a life insurance company domiciled in Illinois. This amount was deferred in surplus in accordance with statutory accounting principles as defined in Account Practices and Procedures Manual Appendix A-791, paragraph 3 which limits the first year of recognition to the effective tax rate or 21%, resulting in an unamortized balance of $65.0 million in surplus at December 31, 2020. The deferred ceding commission is amortized over the period under which earnings emerge from the business reinsured.

The Company has agreements with several unrelated companies, which provide for reinsurance of portions of the net-amount-at-risk under certain policies. These amounts are reinsured on either a yearly renewable term, coinsurance or modified coinsurance basis. The Company’s modified coinsurance reserves (general account only) were $319.9 million and $431.1 million as of December 31, 2020 and 2019, respectively.

The effects of reinsurance were as follows for the years ended December 31, 2020, 2019 and 2018:

($’s in thousands)	2020	2019	2018
Insurance and other individual policy benefits and claims*:
Direct	$1,358,482	$1,395,622	$1,257,584
Assumed	9,981	5,957	5,190
Ceded	(1,189,042)	(1,285,691)	(1,039,743)

Net policy benefits and claims	$179,421	$115,888	$223,030

*	Excludes surrender benefits

($’s in thousands)	2020	2019	2018
Premiums and annuity considerations:
Direct	$1,107,254	$1,256,891	$1,304,600
Assumed	1,462,753	4,949	5,118
Ceded - affiliated	(1,193,599)	(1,423,211)	7,422
Ceded - other non-affiliated	(1,098,747)	(751,986)	(1,237,027)

Net premiums and annuity considerations	$277,661	$(913,357)	$80,113

The Company has a modified coinsurance – monthly renewable term agreement with Hannover covering certain life and annuity business providing protection over excess losses effectuated through an experience refund mechanism. In establishing reserve credits, the Company considers all underlying business assumptions including contract terms that limit the reinsurers assumed liability. Additionally, while there is sufficient risk transfer under Statutory Accounting Principles, the likelihood of GAAP net risk transfer is small enough to merit differential accounting treatment.

9.	RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS

The reserves for life insurance and annuity contracts are computed in accordance with presently accepted actuarial standards, and are based on actuarial assumptions and methods (including use of published mortality tables and prescribed interest rates and methodologies) which produce reserves at least as great as those required by law and contract provisions.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Deduction of deferred fractional premiums upon death of the insured and return of any portion of the final premium for the period beyond the date of death are not applicable to the business of the Company. Surrender values are not promised in excess of reserves legally computed.

For traditional life contracts, the cost of additional mortality for each policy is assumed to equal the additional premium charged for that policy period and is reserved accordingly. Additional premiums are collected for policies issued on substandard lives. Reserves are held in a manner consistent with traditional policies. For interest-sensitive policies, substandard mortality is reflected in the cost of insurance charges.

As of December 31, 2020, 2019 and 2018, the Company had $4.4 billion, $4.7 billion and $5.4 billion of direct insurance in force for which gross premiums were less than the net premiums according to the standard of valuation required by the State of Nebraska, respectively. Deficiency reserves above base contract reserves as of December 31, 2020 and 2019 totaled $72.0 million and $76.0 million, respectively.

The Tabular Interest has been determined by formula as described in the NAIC instructions, except for some business for which the Tabular Interest is determined from basic policy data for reserving. The Tabular less Actual Reserve Released has been determined by formula as described in the NAIC instructions. The Tabular Cost has been determined by formula as described in the NAIC instructions, except for universal life products which use cost of insurance and some business which uses basic policy data for reserving. The Tabular Interest on funds not involving life contingencies was determined from the interest credited to the deposits, except for certain guaranteed interest contracts for which Tabular Interest on funds is determined by formula as described in the instructions.

The Company recorded an additional reserve of $1.1 million related to additional capital requirements for deferred annuities for the year ended December 31, 2019. There were no additional reserves recorded for the year ended December 31, 2020.

The Company recorded no premium deficiency reserves related to accident and health contracts for the years ended December 31, 2020 and 2019.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The withdrawal characteristics of general account and separate account life reserves and deposits as of December 31, 2020 and 2019 were as follows:

December 31, 2020

($’s in thousands)	Account Value	Cash Value	Reserve
A. General Account
(1) Subject to discretionary withdrawal, surrender values or policy loans:
a. Term policies with cash value	$—	$14,772	$52,105
b. Universal life	878,962	878,841	886,288
c. Universal life with secondary guarantees	3,742,939	3,026,759	6,466,111
d. Indexed universal life	63,616	53,455	58,240
e. Indexed universal life with secondary guarantees	622,424	393,754	499,851
f. Indexed life	—	—	—
g. Other permanent cash value life insurance	—	6,206	9,038
h. Variable life	—	—	—
i. Variable universal life	103,299	89,204	112,688
j. Miscellaneous reserves	—	34,052	121,412
(2) Not subject to discretionary withdrawal or no cash values
a. Term policies without cash value	XXX	XXX	3,418,123
b. Accidental death benefits	XXX	XXX	145
c. Disability - active lives	XXX	XXX	969
d. Disability - disabled lives	XXX	XXX	27,204
e. Miscellaneous reserves	XXX	XXX	53,197

(3) Total (gross: direct + assumed)	5,411,240	4,497,043	11,705,371
(4) Reinsurance ceded	5,128,702	4,219,635	11,412,363

(5) Total (net) (3 minus 4)	$282,538	$277,408	$293,008

	Account Value	Cash Value	Reserve
B. Separate Account with Guarantees
(1) Subject to discretionary withdrawal, surrender values or policy loans:
a. Term policies with cash value	$—	$—	$—
b. Universal life	—	—	—
c. Universal life with secondary guarantees	—	—	—
d. Indexed universal life	—	—	—
e. Indexed universal life with secondary guarantees	—	—	—
f. Indexed life	—	—	—
g. Other permanent cash value life insurance	—	—	—
h. Variable life	—	—	—
i. Variable universal life	—	—	—
j. Miscellaneous reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values
a. Term policies without cash value	XXX	XXX	—
b. Accidental death benefits	XXX	XXX	—
c. Disability - active lives	XXX	XXX	—
d. Disability - disabled lives	XXX	XXX	—
e. Miscellaneous reserves	XXX	XXX	—

(3) Total (gross: direct + assumed)	—	—	—
(4) Reinsurance ceded	—	—	—

(5) Total (net) (3 minus 4)	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

	Account Value	Cash Value	Reserve
C. Separate Account Nonguaranteed
(1) Subject to discretionary withdrawal, surrender values or policy loans:
a. Term policies with cash value	$—	$—	$—
b. Universal life	—	—	—
c. Universal life with secondary guarantees	—	—	—
d. Indexed universal life	—	—	—
e. Indexed universal life with secondary guarantees	—	—	—
f. Indexed life	—	—	—
g. Other permanent cash value life insurance	—	—	—
h. Variable life	—	—	—
i. Variable universal life	1,159,152	1,153,234	1,153,784
j. Miscellaneous reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values
a. Term policies without cash value	XXX	XXX	—
b. Accidental death benefits	XXX	XXX	—
c. Disability - active lives	XXX	XXX	—
d. Disability - disabled lives	XXX	XXX	—
e. Miscellaneous reserves	XXX	XXX	—

(3) Total (gross: direct + assumed)	1,159,152	1,153,234	1,153,784
(4) Reinsurance ceded	—	—	—

(5) Total (net) (3 minus 4)	$1,159,152	$1,153,234	$1,153,784

Amount
D.
Life and Accident and Health Annual Statement:
1. Exhibit 5, Life Insurance Section, Total (net)	$290,701
2. Exhibit 5, Accidental Death Benefits Section, Total (net)	3
3. Exhibit 5, Disability - Active Lives Section, Total (net)	1
4. Exhibit 5, Disability - Disabled Lives Section, Total (net)	568
5. Exhibit 5, Miscellaneous Reserves Section, Total (net)	1,735

6. Subtotal	293,008

Separate Accounts Annual Statement:
7. Exhibit 3, 1ine 0199999, Column 2	1,153,784
8. Exhibit 3, 1ine 0499999, Column 2	—
9. Exhibit 3, 1ine 0599999, Column 2	—

10. Subtotal (Lines 7 through 9)	1,153,784

11. Combined Total (Lines 6 plus 10)	$1,446,791

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

December 31, 2019
($‘s in thousands)	Account Value	Cash Value	Reserve
A. General Account
(1) Subject to discretionary withdrawal, surrender values or policy loans:
a. Term policies with cash value	$—	$12,033	$48,814
b. Universal life	906,440	906,280	916,544
c. Universal life with secondary guarantees	3,742,945	2,920,439	6,188,250
d. Indexed universal life	59,125	48,909	56,571
e. Indexed universal life with secondary guarantees	573,928	327,805	451,051
f. Indexed life	—	—	—
g. Other permanent cash value life insurance	—	5,945	8,331
h. Variable life	—	—	—
i. Variable universal life	100,615	83,450	111,697
j. Miscellaneous reserves	—	28,904	107,335
(2) Not subject to discretionary withdrawal or no cash values
a. Term policies without cash value	XXX	XXX	3,529,402
b. Accidental death benefits	XXX	XXX	119
c. Disability - active lives	XXX	XXX	816
d. Disability - disabled lives	XXX	XXX	25,560
e. Miscellaneous reserves	XXX	XXX	59,181

(3) Total (gross: direct + assumed)	5,383,053	4,333,765	11,503,671
(4) Reinsurance ceded	5,099,025	4,055,171	11,202,886

(5) Total (net) (3 minus 4)	$284,028	$278,594	$300,785

	Account Value	Cash Value	Reserve
B. Separate Account with Guarantees
(1) Subject to discretionary withdrawal, surrender values or policy loans:
a. Term policies with cash value	$—	$—	$—
b. Universal life	—	—	—
c. Universal life with secondary guarantees	—	—	—
d. Indexed universal life	—	—	—
e. Indexed universal life with secondary guarantees	—	—	—
f. Indexed life	—	—	—
g. Other permanent cash value life insurance	—	—	—
h. Variable life	—	—	—
i. Variable universal life	—	—	—
j. Miscellaneous reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values
a. Term policies without cash value	XXX	XXX	—
b. Accidental death benefits	XXX	XXX	—
c. Disability - active lives	XXX	XXX	—
d. Disability - disabled lives	XXX	XXX	—
e. Miscellaneous reserves	XXX	XXX	—

(3) Total (gross: direct + assumed)	—	—	—
(4) Reinsurance ceded	—	—	—

(5) Total (net) (3 minus 4)	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

	Account Value	Cash Value	Reserve
C. Separate Account Nonguaranteed
(1) Subject to discretionary withdrawal, surrender values or policy loans:
a. Term policies with cash value	$—	$—	$—
b. Universal life	—	—	—
c. Universal life with secondary guarantees	—	—	—
d. Indexed universal life	—	—	—
e. Indexed universal life with secondary guarantees	—	—	—
f. Indexed life	—	—	—
g. Other permanent cash value life insurance	—	—	—
h. Variable life	—	—	—
i. Variable universal life	986,047	977,591	978,930
j. Miscellaneous reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values
a. Term policies without cash value	XXX	XXX	—
b. Accidental death benefits	XXX	XXX	—
c. Disability - active lives	XXX	XXX	—
d. Disability - disabled lives	XXX	XXX	—
e. Miscellaneous reserves	XXX	XXX	—

(3) Total (gross: direct + assumed)	986,047	977,591	978,930
(4) Reinsurance ceded	—	—	—

(5) Total (net) (3 minus 4)	$986,047	$977,591	$978,930

Amount
D.
Life and Accident and Health Annual Statement:
1. Exhibit 5, life Insurance Section, Total (net)	$298,273
2. Exhibit 5, Accidental Death Benefits Section, Total (net)	3
3. Exhibit 5, Disability - Active Lives Section, Total (net)	3
4. Exhibit 5, Disability - Disabled lives Section, Total (net)	698
5. Exhibit 5, Miscellaneous Reserves Section, Total (net)	1,808

6. Subtotal	300,785

Separate Accounts Annual Statement:
7. Exhibit 3, line 0199999, Column 2	978,930
8. Exhibit 3, line 0499999, Column 2	—
9. Exhibit 3, line 0599999, Column 2	—

10. Subtotal (Lines 7 through 9)	978,930

11. Combined Total (lines 6 plus 10)	$1,279,715

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

10.	WITHDRAWAL CHARACTERISTICS OF ANNUITY RESERVES AND DEPOSIT LIABILITIES

The withdrawal characteristics of general account and separate account annuity reserves and deposits as of December 31, 2020 and 2019 were as follows:

December 31, 2020 ($’s in thousands)
	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
A. INDIVIDUAL ANNUITIES:
1. Subject to discretionary withdrawal:
a. With market value adjustment	$237,852	$34,361	$—	$272,213	5.0%
b. At book value less current surrender charge of 5% or more	158,246	—	—	158,246	2.9%
c. At fair value	21,401	—	478,650	500,051	9.1%

d. Total with market value adjustment or at fair value (Total of a through c)	$417,499	$34,361	$478,650	$930,510	17.0%
e. At book value without adjustment (minimal or no charge or adjustment)	4,122,496	—	—	4,122,496	75.2%
2. Not subject to discretionary withdrawal	424,044	—	4,519	428,563	7.8%

3. Total (gross: direct + assumed)	4,964,039	34,361	483,169	5,481,569	100.0%

4. Reinsurance ceded	2,036,843	34,361	—	2,071,204

5. Total (net) (line 3 minus 4)	$2,927,196	$—	$483,169	$3,410,365

6. Amount included in A.1.b. above that will move to A.1.e. for the first time within the year after the statement date	$10,713	$—	$—	$10,713

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
B. GROUP ANNUITIES:
1. Subject to discretionary withdrawal:
a. With market value adjustment	$214,683	$121	$—	$214,804	64.4%
b. At book value less current surrender charge of 5% or more	570	—	—	570	0.2%
c. At fair value	—	—	28,647	28,647	8.6%

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
d. Total with market value adjustment or at fair value (Total of a through c)	215,253	121	28,647	244,021	73.1%
e. At book value without adjustment (minimal or no charge or adjustment)	52,732	—	—	52,732	15.8%
2. Not subject to discretionary withdrawal	36,793	—	107	36,900	11.1%

3. Total (gross: direct + assumed)	304,778	121	28,754	333,653	100.0%

4. Reinsurance ceded	58,300	121	—	58,421

5. Total (net) (line 3 minus 4)	$246,478	$—	$28,754	$275,232

6. Amount included in B.1.b. above that will move to B.1.e. for the first time within the year after the statement date	$116	$—	$—	$116

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
C. DEPOSIT TYPE CONTRACTS
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	1,941	—	—	1,941	0.1%

d. Total with market value adjustment or at fair value (Total of a through c)	1,941	—	—	1,941	0.1%
e. At book value without adjustment (minimal or no charge or adjustment)	62,489	—	—	62,489	4.3%
2. Not subject to discretionary withdrawal	1,405,279	—	—	1,405,279	95.6%

3. Total (gross: direct + assumed)	1,469,709	—	—	1,469,709	100.0%

4. Reinsurance ceded	94,440	—	—	94,440

5. Total (net) (line 3 minus 4)	$1,375,269	$—	$—	$1,375,269

6. Amount included in C.1.b. above that will move to C.1.e. for the first time within the year after the statement date	$—	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Amount
D.
Life and Accident and Health Annual Statement:
1. Exhibit 5, Annuities Section, Total (net)	$3,173,673
2. Exhibit 5, Supplementary Contracts With Life Contingencies (net)	—
3. Exhibit 7, Deposit-Type contracts, Line 14, Column 1	1,375,269

4. Subtotal	4,548,942

Separate Accounts Annual Statement:
5. Exhibit 3, line 0299999, Column 2	511,923
6. Exhibit 3, line 0399999, Column 2	—
7. Policyholder dividend and coupon accumulations	—
8. Policyholder premiums	—
9. Guaranteed interest contracts	—
10. Other contract deposit funds	—

11. Subtotal	511,923

12. Combined Total	$5,060,865

December 31, 2019 ($’s in thousands)
	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
A. INDIVIDUAL ANNUITIES:
1. Subject to discretionary withdrawal:
a. With market value adjustment	$261,759	$34,221	$—	$295,980	6.8%
b. At book value less current surrender charge of 5% or more	47,407	—	—	47,407	1.1%
c. At fair value	24,155	—	445,888	470,043	10.8%

d. Total with market value adjustment or at fair value (Total of a through c)	333,321	34,221	445,888	813,430	18.7%
e. At book value without adjustment (minimal or no charge or adjustment)	3,035,371	—	—	3,035,371	69.7%
2. Not subject to discretionary withdrawal	501,894	—	4,307	506,201	11.6%

3. Total (gross: direct + assumed)	3,870,586	34,221	450,195	4,355,002	100.0%

4. Reinsurance ceded	952,311	34,221	—	986,532

5. Total (net) (line 3 minus 4)	$2,918,275	$—	$450,195	$3,368,470

6. Amount included in A.1.b. above that will move to A.1.e. for the first time within the year after the statement date	$12,756	$—	$—	$12,756

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
B. GROUP ANNUITIES:
1. Subject to discretionary withdrawal:
a. With market value adjustment	$232,235	$217	$—	$232,452	64.7%
b. At book value less current surrender charge of 5% or more	353	—	—	353	0.1%
c. At fair value	—	—	27,375	27,375	7.6%

d. Total with market value adjustment or at fair value (Total of a through c)	232,588	217	27,375	260,180	72.4%
e. At book value without adjustment (minimal or no charge or adjustment)	49,818	—	—	49,818	13.9%
2. Not subject to discretionary withdrawal	49,098	—	104	49,202	13.7%

3. Total (gross: direct + assumed)	331,504	217	27,479	359,200	100.0%

4. Reinsurance ceded	61,206	217	—	61,423

5. Total (net) (line 3 minus 4)	$270,298	$—	$27,479	$297,777

6. Amount included in B.1.b. above that will move to B.1.e. for the first time within the year after the statement date	$—	$—	$—	$—

	General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
C. DEPOSIT TYPE CONTRACTS
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	2,440	—	—	2,440	0.4%

d. Total with market value adjustment or at fair value (Total of a through c)	2,440	—	—	2,440	0.4%
e. At book value without adjustment (minimal or no charge or adjustment)	61,122	—	—	61,122	10.6%
2. Not subject to discretionary withdrawal	512,790	—	—	512,790	89.0%

3. Total (gross: direct + assumed)	576,352	—	—	576,352	100.0%

4. Reinsurance ceded	105,879	—	—	105,879

5. Total (net) (line 3 minus 4)	$470,473	$—	$—	$470,473

6. Amount included in C.1.b. above that will move to C.1.e. for the first time within the year after the statement date	$—	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Amount
D.
Life and Accident and Health Annual Statement:
1. Exhibit 5, Annuities Section, Total (net)	$3,188,573
2. Exhibit 5, Supplementary Contracts With Life Contingencies (net)	—
3. Exhibit 7, Deposit-Type contracts, Line 14, Column 1	470,473

4. Subtotal	3,659,046

Separate Accounts Annual Statement:
5. Exhibit 3, line 0299999, Column 2	477,674
6. Exhibit 3, line 0399999, Column 2	—
7. Policyholder dividend and coupon accumulations	—
8. Policyholder premiums	—
9. Guaranteed interest contracts	—
10. Other contract deposit funds	—

11. Subtotal	477,674

12. Combined Total	$4,136,720

11.	SEPARATE ACCOUNTS

The Company continues to have variable life policies and variable annuity contracts in-force, however, it stopped issuing new business on these products in 2017 and 2006, respectively. The assets and liabilities of variable life policies and variable annuity contracts are recorded as assets and liabilities of the Separate Accounts and are legally insulated from the General Account, excluding any purchase payments or transfers directed by the contract holder to earn a fixed rate of return which are included in the Company’s General Account assets. The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account. Separate Accounts which contain variable annuity and variable life business are unit investment trusts registered with the Securities and Exchange Commission (“SEC”). The results of the Separate Accounts related to variable annuity and certain variable life business are reinsured to ALIC pursuant to a modified coinsurance agreement. Other variable life business has been separately reinsured to GILICO pursuant to a modified coinsurance agreement and certain variable life mortality risks have been reinsured to another counterparty pursuant to a Monthly Renewable Term (“MRT”) agreement.

The Separate Accounts allow the contract holder to accumulate funds within a variety of portfolios, at rates which depend upon the return achieved from the types of investments chosen. The net investment experience of the Separate Accounts is credited directly to the contract holder and can be favorable or unfavorable. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies. Absent any contract provision wherein the Company provides a guarantee, the contract holders of the variable annuity and variable life products bear the investment risk that Separate Accounts’ funds may not meet their stated investment objectives.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The assets legally insulated and not legally insulated from the general account as of December 31, 2020 and 2019 were attributed to the following products/transactions:

($’s in thousands)	December 31, 2020		December 31, 2019
Product/transaction	Legally insulated assets	Separate Account Assets (Not legally insulated)	Legally insulated assets	Separate Account Assets (Not legally insulated)
Variable annuity contracts	$512,634	$—	$478,509	$—
Variable life policies	1,159,152	—	986,047	—

Total	$1,671,786	$—	$1,464,556	$—

Some of the Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken on variable annuity products, the Separate Accounts paid risk charges of $1.0 million, $1.1 million and $1.2 million for the years ended December 31, 2020, 2019 and 2018, respectively. All such guarantees and the related risk charges are reinsured to ALIC. The risk charges related to variable life products are not explicit, but rather embedded within the cost of insurance.

The amounts paid by the General Account for Separate Account guarantees for the years ended December 31, 2020, 2019 and 2018 were $1.6 million, $1.2 million and $2.1 million, respectively. Certain of these guarantees and the related risk charges are reinsured to ALIC.

The Company did not have securities lending transactions within the Separate Accounts at December 31, 2020 or 2019.

An analysis of the Separate Account reserves as of December 31, 2020 was as follows:

($’s in thousands)	Index	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More than 4%	Non-Guaranteed Separate Accounts	Total
1. Premiums, considerations or deposits for the year ended 12/31/20	$—	$—	$—	$64,370	$64,370

Reserves at 12/31/20
2. For accounts with assets at:
a. Fair value	—	—	—	1,665,706	1,665,706
b. Amortized cost	—	—	—	—	—

c. Total Reserves	$—	$—	$—	$1,665,706	$1,665,706

3. By withdrawal characteristics:
a. Subject to discretionary withdrawal	$—	$—	$—	$—	$—
b. With market value adjustment	—	—	—	—	—
c. At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	—	—
d. At fair value	—	—	—	1,661,081	1,661,081
e. At book Value without market value adjustment and with current surrender charge less than 5%	—	—	—	—	—

f. Subtotal	—	—	—	1,661,081	1,661,081
g. Not subject to discretionary withdrawal	—	—	—	4,625	4,625

h. Total Reserves	$—	$—	$—	$1,665,706	$1,665,706

4. Reserves for Asset Default Risk in Lieu of AVR	$—	$—	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

An analysis of the Separate Account reserves as of December 31, 2019 was as follows:

($’s in thousands)	Index	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More than 4%	Non-Guaranteed Separate Accounts	Total
1. Premiums, considerations or deposits for the year ended 12/31/19	$—	$—	$—	$68,061	$68,061

Reserves at 12/31/19
2. For accounts with assets at:
a. Fair value	—	—	—	1,456,604	1,456,604
b. Amortized cost	—	—	—	—	—

c. Total Reserves	$—	$—	$—	$1,456,604	$1,456,604

3. By withdrawal characteristics:
a. Subject to discretionary withdrawal	$—	$—	$—	$—	$—
b. With market value adjustment	—	—	—	—	—
c. At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	—	—
d. At fair value	—	—	—	1,452,193	1,452,193
e. At book Value without market value adjustment and with current surrender charge less than 5%	—	—	—	—	—

f. Subtotal	—	—	—	1,452,193	1,452,193
g. Not subject to discretionary withdrawal	—	—	—	4,411	4,411

h. Total Reserves	$—	$—	$—	$1,456,604	$1,456,604

4. Reserves for Asset Default Risk in Lieu of AVR	$—	$—	$—	$—	$—

The reconciliation of Net Transfers from Separate Accounts (from) to the Statements of Operations of the Separate Account Statement to the Statutory Statements of Operations of the Company for the years ended December 31, 2020, 2019 and 2018 was as follows:

($’s in thousands)	2020	2019	2018
Transfers as reported in the Summary of Operations of the Separate Accounts Statements
Transfers to Separate Accounts	$64,370	$68,061	$72,926
Transfers from Separate Accounts	(109,598)	(131,228)	(133,202)

Net transfers to or (from) Separate Accounts	$(45,228)	$(63,167)	$(60,276)

12.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1 - Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2 - Assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets;

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3 - Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models.

The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. The Company performs ongoing price validation procedures such as backtesting of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions. There were no significant changes made in valuation techniques during 2020 or 2019.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The Company may reclassify assets reported at fair value between levels of the SSAP No. 100 fair value hierarchy if appropriate based on changes in the quality of valuation inputs available during a reporting period. The policy governing when these transfers are recognized did not change during 2020 or 2019. There are no transfers between Level 2 and Level 3 during 2020 or 2019 for assets measured at fair value.

The Company’s assets and liabilities by classification measured at fair value as of December 31, 2020 were as follows:

($’s in thousands)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets at fair value:
Options	$17,949	$—	$—	$—	$17,949
Separate account assets	1,671,786	—	—	—	1,671,786

Total assets at fair value	$1,689,735	$—	$—	$—	$1,689,735

Liabilities at fair value:
Derivatives
Options	$9,032	$—	$—	$—	$9,032

	$9,032	$—	$—	$—	$9,032

Separate account liabilities	$1,671,786	$—	$—	$—	$1,671,786

Total liabilities at fair value	$1,680,818	$—	$—	$—	$1,680,818

The Company’s assets and liabilities by classification measured at fair value as of December 31, 2019 were as follows:

($’s in thousands)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets at fair value:
Options	$18,388	$—	$—	$—	$18,388
Separate account assets	1,464,556	—	—	—	1,464,556

Total assets at fair value	$1,482,944	$—	$—	$—	$1,482,944

Liabilities at fair value:
Separate account liabilities	1,464,556	—	—	—	1,464,556

Total liabilities at fair value	$1,464,556	$—	$—	$—	$1,464,556

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The carrying amounts and estimated fair values of the Company’s financial instruments as of December 31, 2020 were as follows:

($’s in thousands)	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Assets at fair value:
Bonds	$8,838,661	$8,074,319	$582,707	$8,204,724	$3,960	$47,269	$—
Preferred stocks	128,492	122,120	—	117,492	11,000	—	—
Common stocks	46,472	46,472	—	—	—	10,484	35,988
Mortgage loans	727,860	721,238	—	—	727,860	—	—
Contract loans	35,744	35,744	—	—	35,744	—	—
Derivative assets	8,917	8,917	8,917	—	—	—	—
Other invested assets	195,618	185,825	—	79,450	61,684	54,485	—
Cash and short-term investments	562,782	562,782	562,782	—	—	—	—
Derivatives collateral	—	—	—	—	—	—	—
Separate account assets	1,671,786	1,671,786	1,671,786	—	—	—	—
Liabilities at fair value:
Deposit liabilities	$1,399,118	$1,375,269	$—	$—	$1,399,118	$—	$—
Separate account liabilities	1,671,786	1,671,786	1,671,786	—	—	—	—

The carrying amounts and estimated fair values of the Company’s financial instruments as of December 31, 2019 was as follows:

($’s in thousands)	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Assets at fair value:
Bonds	$6,839,757	$6,361,622	$38,582	$6,788,028	$13,147	$—	$—
Preferred stocks	14,800	14,800	—	14,800	—	—	—
Common stocks	8,479	8,479	—	—	—	—	8,479
Mortgage loans	735,948	721,831	—	—	735,948	—	—
Contract loans	33,622	33,622	—	—	33,622	—	—
Derivative assets	18,388	18,388	18,388	—	—	—	—
Other invested assets	50,753	45,752	—	50,753	—	—	—
Cash and short-term investments	250,510	250,510	250,510	—	—	—	—
Derivatives collateral	300	300	300	—	—	—	—
Separate account assets	1,464,556	1,464,556	1,464,556	—	—	—	—
Liabilities at fair value:
Deposit liabilities	$473,016	$470,472	$—	$—	$473,016	$—	$—
Separate account liabilities	1,464,556	1,464,556	1,464,556	—	—	—	—

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The methods and assumptions that the Company uses in determining the estimated fair value of its financial instruments are summarized below:

Cash and short-term investments – The Company believes that due to the short-term nature of certain assets, the carrying value approximates fair value. Cash and short-term investments include money market instruments, highly liquid debt instruments and certain other investments. Certain money market instruments are valued using unadjusted quoted prices in active markets that are accessible for identical assets and are primarily classified as Level 1.

Bonds and redeemable preferred stock – The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. Typical inputs used by these pricing services include but are not limited to reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, market activity or other inputs observable in the market. The Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, pricing overrides may be used. Internally developed valuations are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities and redeemable preferred stock, which are comprised of investments in private placement securities are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made.

Common stocks – The Company’s investment in FHLB stock is not practicable to measure fair value due to the redemption provisions. Therefore, carrying value approximates fair value.

Mortgage loans – The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Derivatives – The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Other invested assets – The Company’s other invested assets consist of investments in surplus notes as well as limited partnerships and collateral loans. Investments in surplus notes are 144A institutionally traded private placements. Pricing is readily available from multiple pricing sources and therefore these are reflected in Level 2. Collateral loans are shown as Level 3 based on discounted cash flows and value of underlying collateral which may utilize unobservable inputs. Limited partnerships are reported at NAV, where available, or Level 3 based on their reliance on unobservable inputs.

Contract loans – The fair value of contract loans is determined by estimating future policy loan cash flows and discounting the cash flows at the current loan coupon rate. As a result, the carrying value of the contract loans approximates the fair value.

Separate Accounts – Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Deposit Liabilities – Only the portion of deposit liabilities with defined or contractual maturities are reflected in the table above. The fair value is based upon the present value of the expected future cash flows.

13.	FEDERAL INCOME TAXES

The Company and Lancaster Re file a consolidated life insurance federal income tax return. The method of allocation among the companies is subject to a written agreement approved by the NE DOI and the Board of Directors (the “Tax Allocation Agreement”). The Company and Lancaster Re determine their respective income tax expense or benefit and related liability or recoverable as if they each filed separate company tax returns. Neither the Company nor Lancaster Re is required to make any payments with respect to the utilization of any losses or other tax attributes that reduce the overall consolidated tax liability until such time the member with such losses or tax attributes could have otherwise used its losses or tax attributes on a separate company basis. In this regard, any benefit of filing a consolidated tax return as compared to the sum of the tax liabilities computed on a separate entity basis shall reside at the Company until such time as payment is required under the Tax Allocation Agreement. The Company is also responsible for preparing the group’s tax returns and controlling tax audits. Intercompany tax balances are settled on a quarterly basis and a final true up is made after the filing of the federal income tax return, as prescribed by the terms of the Tax Allocation Agreement.

The Company does not believe it has any uncertain tax positions for its federal income tax return that would be material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits at December 31, 2020 or 2019. As of December 31, 2020, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

The application of SSAP No. 101 requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTAs to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance, the Company considers many factors including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs and (7) any tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The components of the Company’s net DTAs and DTLs as of December 31, 2020 and 2019 were as follows:

($’s in thousands)		12/31/2020			12/31/2019			Change
		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
		Ordinary	Capital	(Col. 1 + 2) Total	Ordinary	Capital	(Col. 4 + 5) Total	(Col. 1 - 4) Ordinary	(Col. 2 - 5) Capital	(Col. 7 + 8) Total
a.	Gross Deferred Tax Assets	$93,225	$455	$93,680	$75,931	$641	$76,572	$17,294	$(186)	$17,108
b.	Statutory Valuation Allowance Adjustment	—	—	—	—	—	—	—	—	—
c.	Adjusted Gross Deferred Tax Assets (a - b)	93,225	455	93,680	75,931	641	76,572	17,294	(186)	17,108
d.	Deferred Tax Assets Nonadmitted	54,997	—	54,997	34,088	—	34,088	20,909	—	20,909

e.	Subtotal Net Admitted Deferred Tax Asset (c - d)	38,228	455	38,683	41,843	641	42,484	(3,615)	(186)	(3,801)
f.	Deferred Tax Liabilities	(5,063)	(455)	(5,518)	(14,813)	(641)	(15,454)	9,750	186	9,936

g.	Net Admitted Deferred Tax Asset/(Net Deferred Tax Liability) (e - f)	$33,165	$—	$33,165	$27,030	$—	$27,030	$6,135	$—	$6,135

The component amounts of the Company’s net admitted DTAs by tax character as of December 31, 2020 and 2019 were as follows:

($’s in thousands)		December 31, 2020			December 31, 2019			Change
		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
		Ordinary	Capital	(Col. 1 + 2) Total	Ordinary	Capital	(Col. 4 + 5) Total	(Col. 1 -4) Ordinary	(Col. 2 - 5) Capital	(Col. 7 + 8) Total
	Admission Calculation Components SSAP No. 101
a.	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b.	Adjusted Gross Tax Assets Expected to Be Realized (Excluding the Amount of Deferred Tax Assets from a) above) After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 Below)	33,165	—	33,165	27,030	—	27,030	6,135	—	6,135
	1. Adjusted Gross Deferred Tax Assets Expected To Be Realized Following the Balance Sheet Date	33,165	—	33,165	27,030	—	27,030	6,135	—	6,135
	2. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	xxx	xxx	57,468	xxx	xxx	48,837	xxx	xxx	8,631
c.	Adjusted Gross Deferred Tax Assets (Excluding the Amount of Deferred Tax Assets from a) and b) above) Offset by Gross Deferred Tax Liabilities	5,063	455	5,518	14,813	641	15,454	(9,750)	(186)	(9,936)

d	Total Admitted under 11a) through 11c)	$38,228	$455	$38,683	$41,843	$641	$42,484	$(3,615)	$(186)	$(3,801)

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The recovery period and threshold limitation information as of December 31, 2020 and December 31, 2019 were as follows:

($’s in thousands)	2020	2019
Ratio Percentage Used to Determine Recovery Period and Threshold Amount Limitation	715.9%	689.5%
Amount of Adjusted Capital and Surplus Used to Determine Recovery Period and Threshold Limitation in (b)2 above.	$446,575	$378,449

The impact of tax planning strategies, as used in the Company’s SSAP No. 101 calculation, on adjusted gross and net admitted DTAs as of December 31, 2020 and 2019 were as follows:

	December 31, 2020		December 31, 2019		Change
	(1)	(2)	(3)	(4)	(5)	(6)
($’s in thousands)	Ordinary	Capital	Ordinary	Capital	(Col. 1 -3) Ordinary	(Col. 2 - 4) Capital
Impact of Tax Planning Strategies
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
1. Adjusted Gross DTAs Amount	$93,225	$455	$75,931	$641	$17,294	$(186)
2. Percentage of Adjusted Gross DTAs by Tax Character Attributable to the Impact of Tax Planning Strategies	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3. Net admitted Adjusted Gross DTAs amount	$38,228	$455	$41,843	$641	$(3,615)	$(186)
4. Percentage of Net Admitted Adjusted Gross DTAs by Tax Character Admitted Because of the Impact of Tax Planning Strategies	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

The Company did not utilize tax planning strategies related to reinsurance.

The Company has an investment in Lancaster Re for which it has not recorded deferred taxes at this time. The amount of any deferred tax balance attributable to this investment has not yet been quantified. Aside from the Company’s investment in Lancaster Re, the Company has no temporary differences for which deferred taxes have not been established as of December 31, 2020 or 2019.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The Company’s significant components of income taxes incurred for the years ended December 31, 2020, 2019 and 2018 were as follows:

($’s in thousands)	2020	2019	2018
Current Income Tax:
Federal income tax expense (benefit) from operations	$(24,822)	$(31,140)	$(4,090)
Federal income tax on net capital gains (losses)	58,264	31,484	(20,649)

Federal and foreign income taxes incurred (benefit)	$33,442	$344	$(24,739)

The Company’s significant components of the Company’s DTAs and DTLs as of December 31, 2020 and 2019 were as follows:

($’s in thousands)	December 31, 2020	December 31, 2019	Change
Deferred Tax Assets:
Ordinary:
Policyholder reserves	$8,867	$6,880	$1,987
Investments	—	—	—
Deferred acquisition costs	80,989	66,841	14,148
Receivables — nonadmitted	2,201	809	1,392
Other (including items <5% of total ordinary tax assets)	1,168	1,401	(233)

Subtotal	93,225	75,931	17,294
Statutory valuation allowance adjustment	—	—	—
Nonadmitted	54,997	34,088	20,909

Admitted ordinary deferred tax assets	38,228	41,843	(3,615)
Capital:
Investments	455	641	(186)
Other (unrealized gains)	—	—	—

Subtotal	455	641	(186)
Statutory valuation allowance adjustment	—	—	—
Nonadmitted	—	—	—

Admitted capital deferred tax assets	455	641	(186)

Admitted deferred tax assets	38,683	42,484	(3,801)

Deferred Tax Liabilities
Ordinary
Investments	(2,260)	(2,693)	433
Deferred and uncollected premium	(2,193)	(11,297)	9,104

Subtotal	(4,453)	(13,990)	9,537

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

($’s in thousands)	December 31, 2020	December 31, 2019	Change
Capital
Investments	(1,065)	(1,464)	399
Other (unrealized gains)	—	—	—

Subtotal	(1,065)	(1,464)	399
Deferred tax liabilities	(5,518)	(15,454)	9,936

Net deferred tax assets (liabilities)	$33,165	$27,030	$6,135

The change in net deferred income taxes was comprised of the following:

($’s in thousands)	December 31, 2020	December 31, 2019	Change
Total deferred tax assets	$93,680	$76,572	$17,108
Total deferred tax liabilities	(5,518)	(15,454)	9,936

Net deferred tax asset (liability)	$88,162	$61,118	27,044

Tax effect of unrealized gains (losses)			—

Change in net deferred income tax			$27,044
Tax effect of non-admitted assets			(1,392)

Change in net deferred income tax per rate reconciliation			$25,652

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate of 21% to income before income taxes for 2020, 2019 and 2018, respectively. The significant items causing this difference for the years ended December 31, 2020, 2019 and 2018 were as follows:

($’s in thousands)	December 31, 2020		December 31, 2019		December 31, 2018
	Amount	Effective Tax Rate	Amount	Effective Tax Rate	Amount	Effective Tax Rate
Provision computed at statutory rate	$16,519	21.00%	$7,244	21.00%	$2,307	21.00%
IMR amortization	(28,035)	-35.64%	(6,083)	-17.64%	(8,454)	-76.97%
Transfer of IMR	46,323	58.89%	21,630	62.71%	(7,572)	-68.94%
IMR ceded	—	0.00%	(6,988)	-20.26%	—	0.00%
Amortization of initial ceding commission	10,220	12.99%	(3,374)	-9.78%	(3,368)	-30.67%
Adjustment for tax allocation agreement	(14,687)	-18.67%	(7,919)	-22.96%	(9,359)	-85.21%
Tax rate change	—	0.00%	343	1.00%	(8,917)	-81.18%
CARES Act (2018 & 2019 NOL Carryback)	(21,537)	-27.38%	—	0.00%	—	0.00%
Change in DTA on nonadmitted assets	—	0.00%	—	0.00%	—	0.00%
Other	(1,013)	-1.29%	1,919	5.56%	(3,904)	-35.55%

Total	$7,790	9.90%	$6,772	19.63%	$(39,267)	-357.52%

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

($’s in thousands)	December 31, 2020		December 31, 2019		December 31, 2018
	Amount	Effective Tax Rate	Amount	Effective Tax Rate	Amount	Effective Tax Rate
Current income taxes incurred	$33,442		$344		$(24,739)
Change in net deferred income taxes	(25,652)		6,428		(14,528)

Total statutory income taxes	$7,790		$6,772		$(39,267)

For both years ended December 31, 2020 and 2019, the Company had no tax credit carryforwards and no net operating loss or capital loss carryforwards. The Company had approximately $54.7 million of income taxes paid in prior years available for recoupment in the event of future net capital losses at December 31, 2020. The Company did not have deposits admitted under Section 6603 of the Internal Revenue Code as of December 31, 2020. There was no alternative minimum tax credit as of December 31, 2020 or 2019.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (‘CARES’) Act was enacted in the U.S. to provide relief to companies in the midst of the COVID-19 pandemic and to stimulate the economy. The assistance includes tax relief and government loans, grants and investments for entities in affected industries. The Company reviewed key provisions regarding the carryback of certain net operating losses arising in 2018 and 2019 to the five prior years and determined as of December 31, 2020, tax benefits of $21.5 million have been accrued to reflect the 2018 and 2019 carryback filings.

14.	CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS

The Company had 30,000 common shares authorized and 25,000 shares issued and outstanding at December 31, 2020 and 2019. All shares had a par value of $100 per share.

The Company’s ability to pay dividends is subject to certain statutory restrictions. The State of Nebraska has enacted laws governing the payment of dividends to stockholders by domestic insurers. Pursuant to state statues, the maximum amount of dividends and other distributions that a domestic insurer may pay in any twelve-month period without the prior approval of the Nebraska Director of Insurance (the “NE DOI Director”) is limited to the greater of: (i) 10% of its statutory surplus as of the preceding December 31; or (ii) the Company’s statutory net gain from operations for the preceding calendar year. See Note 2 for more information related to the payment of dividends.

15.	RISK-BASED CAPITAL

Life and health insurance companies are subject to certain Risk-based Capital (“RBC”) requirements as specified by the NAIC. The RBC requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have as determined under NAIC SAP taking into account the risk characteristics of its investments and products. The Company has exceeded the minimum RBC requirements at December 31, 2020.

16.	COMMITMENTS AND CONTINGENT LIABILITIES

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws, premium tax filings and market conduct. It is possible that these examinations may result in additional payments to states and to changes in the Company’s practices and procedures, which could impact benefit payments, operating expenses and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. As of December 31, 2020 and December 31, 2019, the Company accrued $3.8 million, respectively, for guaranty fund assessments. As of December 31, 2020 and December 31, 2019, the Company had accrued $3.5 million and $3.4 million, respectively, for the related premium tax offset expected to be received. The period over which these assessments are expected to be paid varies. Premium tax offsets are realized on a straight-line basis over the period allowed by each individual state once the guaranty fund assessment has been paid. The Company did not recognize an impairment loss on the premium tax offsets in 2020, 2019 or 2018. The liabilities or assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were not material as of December 31, 2020 and 2019.

Liabilities and assets, discounted and undiscounted, related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2020 ($’s in thousands):

	Guaranty fund assessment		Related assets
Name of Insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$19	$12	$18	$11
Penn Treaty Network America Insurance Company	$201	$111	$56	$17

The discount rate applied as of December 31, 2020 was 4.25%.

The number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency in 2020 were as follows:

	Payables			Recoverables
Name of Insolvency	Number of jurisdictions	Range of years	Weighted average number of years	Number of jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	25	13-58	49	22	13-58	49
Penn Treaty Network America Insurance Company	7	41-54	52	5	41-54	49

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Liabilities and assets, discounted and undiscounted, related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2019 ($’s in thousands):

	Guaranty fund assessment		Related assets
Name of Insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$19	$12	$18	$11
Penn Treaty Network America Insurance Company	$218	$122	$73	$29

The discount rate applied as of December 31, 2019 was 4.25%.

The number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency in 2019 were as follows:

	Payables			Recoverables
Name of Insolvency	Number of jurisdictions	Range of years	Weighted average number of years	Number of jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	25	14-59	50	22	14-59	50
Penn Treaty Network America Insurance Company	9	42-55	53	7	42-55	50

Retained Assets

Effective April 1, 2014, the Company ceased offering Allstate Advantage Accounts (“Allstate Advantage”). Those retained asset accounts previously offered through the Allstate Advantage Account remain reinsured to ALIC. The Allstate Advantage accounts were offered to beneficiaries of certain life policies when the death benefit proceeds payable were $50,000 or greater, and for certain annuity contracts for proceeds of $10,000 or greater. The retained asset accounts are reported on a direct basis and fully reinsured. The Allstate Advantage accounts enabled beneficiaries to deposit benefit proceeds into an interest-bearing checking account in the beneficiaries’ name at the Northern Trust Company. The beneficiaries may draw upon these funds at their discretion, including an immediate withdrawal of the funds in full. During 2020, the Allstate Advantage accounts earned interest at an average interest rate of 0.25%, while earning an average interest rate of 0.5% in 2019 and 2018. These accounts are not FDIC insured.

The Company also offers to beneficiaries of certain life policies the option to deposit proceeds into a deposit fund, which continues to credit interest in accordance with the terms of the original contract. The interest rate credited to these deposit funds ranged from 2.0% to 4.0% in 2020 and 2019, respectively.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The Company had the following amount and number of assets retained in deposit funds as of December 31, 2020 and 2019:

($’s in thousands)	December 31, 2020		December 31, 2019
	Number	Balance	Number	Balance
a. Up to and including 12 months	4	$28	10	$6,518
b. 13 to 24 months	9	5,887	8	649
c. 25 to 36 months	8	672	11	317
d. 37 to 48 months	9	281	—	—
e. 49 to 60 months	—	—	—	—
f. Over 60 months	—	—	—	—

g. Total	30	$6,868	29	$7,484

The activity in the Company’s assets retained in deposit funds for the years ended December 31, 2020, 2019 and 2018 was as follows:

	2020		2019		2018
($’s in thousands)	Individual		Individual		Individual
	Number	Balance	Number	Balance	Number	Balance
Number/balance of retained asset accounts, beginning of year	29	$7,484	23	$1,374	19	$740
Number/amount of retained asset accounts issued/added during the year	4	176	10	7,289	13	1,152
Investment earnings credited to retained asset accounts during the year	N/A	242	N/A	131	N/A	45
Fees and other charges assessed to retained asset accounts during the year	N/A	—	N/A	—	N/A	—
Number/amount of retained asset accounts transferred to state unclaimed property funds during the year	—	—	—	—	—	—
Number/amount of retained asset accounts closed/withdrawn during the year	(3)	(1,034)	(4)	(1,310)	(9)	(563)

Number/balance of retained asset accounts, end of year	30	$6,868	29	$7,484	23	$1,374

Leases

The Company leases office space under a non-cancellable operating lease agreement. The Company paid $0.2 million pursuant to this operating lease during each of the years ended December 31, 2020, 2019 and 2018. The minimum aggregate rental commitments as of December 31, 2020 and 2019 were immaterial.

Unfunded commitments

The company has commitments to provide additional capital contributions of $71.1 million to joint ventures, partnerships and limited liability companies at December 31, 2020.

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

Litigation and Other Matters

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements, and service agreements. The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws. The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The following were restricted assets (including pledged assets) as of December 31, 2020 ($’s in thousands):

		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year									Percentage
		1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
a.	Subject to contractual obligation for which liability is not shown	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
b.	Collateral held under security lending agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
c.	Subject to repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
d.	Subject to reverse repurchase agreement	—	—	—	—	—	—	—	—	—	0.0%	0.0%
e.	Subject to dollar repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
f.	Subject to dollar reverse repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year									Percentage
		1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
g.	Placed under option contracts	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
h.	Letter stock or securities restricted as to sale — excluding FHLB capital stock	—	—	—	—	—	—	—	—	—	0.0%	0.0%
i.	FHLB capital stock	35,988	—	—	—	35,988	8,479	27,509	—	35,988	0.3%	0.3%
j.	On deposit with states	7,740	—	—	—	7,740	7,742	(2)	—	7,740	0.1%	0.1%
k.	On deposit with other regulatory bodies	591	—	—	—	591	591	—	—	591	0.0%	0.0%
l.	Pledged as collateral to FHLB (including assets backing funding agreements)	1,429,652	—	—	—	1,429,652	525,065	904,587	—	1,429,652	12.1%	12.3%
m.	Pledged as collateral not captured in other categories	—	—	—	—	—	300	(300)	—	—	0.0%	0.0%
n.	Other restricted assets	—	—	—	—	—	—	—	—	—	0.0%	0.0%
o.	Total Restricted Assets	$1,473,971	$—	$—	$—	$1,473,971	$542,177	$931,794	$—	$1,473,971	12.5%	12.7%

	(a) subset of column 1						(c) Column 5 divided by Asset Page, Column 1, Line 28
	(b) subset of column 3						(d) Column 9 divided by Asset Page, Column 3, Line 28

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

The following were assets pledged as collateral in other categories (contracts that share similar characteristics, such as reinsurance and derivatives, were reported in the aggregate) as of December 31, 2020 ($’s in thousands):

	Gross (Admitted and Nonadmitted) Restricted								Percentage
	Current Year
	1	2	3	4	5	6	7	8	9	10
Description of Assets	Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross (Admitted and Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivatives collateral	$—	$—	$—	$—	$—	$300	$(300)	$—	0.0%	0.0%
Total	$—	$—	$—	$—	$—	$300	$(300)	$—	0.0%	0.0%

(a) subset of column 1
(b) subset of column 3

The following were restricted assets (including pledged assets) as of December 31, 2019 ($’s in thousands):

		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year									Percentage
		1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
a.	Subject to contractual obligation for which liability is not shown	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
b.	Collateral held under security lending agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
c.	Subject to repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
d.	Subject to reverse repurchase agreement	—	—	—	—	—	—	—	—	—	0.0%	0.0%
e.	Subject to dollar repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
f.	Subject to dollar reverse repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
g.	Placed under option contracts	—	—	—	—	—	—	—	—	—	0.0%	0.0%
h.	Letter stock or securities restricted as to sale - excluding FHLB capital stock	—	—	—	—	—	—	—	—	—	0.0%	0.0%
i.	FHLB capital stock	8,479	—	—	—	8,479	6,988	1,491	—	8,479	0.1%	0.1%

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year									Percentage
		1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
j.	On deposit with states	$7,742	$—	$—	$—	$7,742	$7,744	$(2)	$—	$7,742	0.1%	0.1%
k.	On deposit with other regulatory bodies	590	—	—	—	590	590	—	—	590	0.0%	0.0%
l.	Pledged as collateral to FHLB (including assets backing funding agreements)	525,065	—	—	—	525,065	516,263	8,802	—	525,065	5.6%	5.7%
m.	Pledged as collateral not captured in other categories	300	—	—	—	300	950	(650)	—	300	0.0%	0.0%
n.	Other restricted assets	—	—	—	—	—	—	—	—	—	0.0%	0.0%
o.	Total Restricted Assets	$542,176	$—	$—	$—	$542,176	$532,535	$9,641	$—	$542,176	5.8%	5.9%

	(a) subset of column 1						(c) Column 5 divided by Asset Page, Column 1, Line 28
	(b) subset of column 3						(d) Column 9 divided by Asset Page, Column 3, Line 28

The following were assets pledged as collateral in other categories (contracts that share similar characteristics, such as reinsurance and derivatives, were reported in the aggregate) as of December 31, 2019 ($’s in thousands):

	Gross (Admitted and Nonadmitted) Restricted								Percentage
	Current Year
	1	2	3	4	5	6	7	8	9	10
Description of Assets	Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross (Admitted and Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivatives collateral	$300	$—	$—	$—	$300	$950	$(650)	$300	0.0%	0.0%
Total	$300	$—	$—	$—	$300	$950	$(650)	$300	0.0%	0.0%

(a) subset of column 1
(b) subset of column 3

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

17.	DIRECT PREMIUM WRITTEN/PRODUCED BY MANAGING GENERAL AGENTS/THIRD PARTY ADMINISTRATORS

The aggregate amount of direct premiums written/produced by managing general agents (“MGA”)/third party administrators (“TPA”) was $828.5 million, $865.3 million and $929.8 million for the years ended December 31, 2020, 2019 and 2018, respectively, which exceeded 5% of the Company’s surplus for each year. All direct premiums written/produced by MGA/TPA were ceded to ALIC or other external reinsurers. Information for each MGA/TPA was as follows:

($’s in thousands)					2020	2019	2018
Name of MGA/TPA	FEIN Number	Exclusive Contract	Types of Business Written	Types of Authority Granted	Total Direct Premiums Written/ Produced	Total Direct Premiums Written/ Produced	Total Direct Premiums Written/ Produced
Allstate Life Insurance Company 3075 Sanders Road Northbrook, IL 60062	36-2554642	No	Individual life, group life, variable life, variable annuities, group annuities	U, C, CA, P, R	$771,907	$808,462	$872,588
LifeCare Assurance Company 6400 Canoga Avenue, Suite 100 Woodland Hills, CA 91365	86-0388413	No	Long-term care, home health care	U, C, CA, P, R	56,598	56,811	57,217

					$828,505	$865,273	$929,805

18.	PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums and annuity considerations, net of reinsurance, at December 31, 2020 and 2019 were as follows:

($’s in thousands)	December 31, 2020		December 31, 2019
	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$513	$478	$446	$359
Ordinary renewal	20,822	22,386	29,430	18,328
Group life	(29,919)	(29,769)	(23,298)	(23,033)

Total	$(8,584)	$(6,905)	$6,578	$(4,346)

19.	FEDERAL HOME LOAN BANK AGREEMENTS

Through its FHLB membership, the Company has used proceeds received from the issuance of funding agreements to improve the risk profile on its retained deferred annuities and on its universal life secondary guarantee products which are ultimately reinsured with Lancaster Re.

The amount of FHLB capital stock held as of December 31, 2020 and 2019 was as follows:

($’s in thousands)	December 31, 2020	December 31, 2019
Membership Stock – Class B	$320	$10
Activity Stock	26,040	8,199
Excess Stock	9,628	270

Total	$35,988	$8,479

LINCOLN BENEFIT LIFE COMPANY

NOTES TO STATUTORY STATEMENTS

DECEMBER 31, 2020

None of the Company’s membership stock held as of December 31, 2020 was eligible for redemption.

The Company reported aggregate funding agreements and deposit liabilities of $1,302.0 million and $409.9 million as of December 31, 2020 and 2019, respectively. These funding agreements are not subject to any prepayment obligations. The Company’s maximum aggregate borrowings from the FHLB at any time during the years ended December 31, 2020 and 2019 was $1,302.0 million and $422.7 million, respectively. The Company has determined that the actual or estimated maximum borrowing capacity as of December 31, 2020 and 2019 based on FHLB of Chicago regulatory and or FHLB specific borrowing limits was $3.5 billion and $3.6 billion, respectively.

The carrying value and fair value of collateral pledged as of December 31, 2020 and 2019 were as follows ($’s in thousands):

	December 31, 2020	December 31, 2019
Carrying Value	$1,429,652	$525,064
Fair Value	1,546,739	538,633

The carrying value and fair value of the maximum amounts of collateral pledged during the years ended December 31, 2020 and 2019 were as follows ($’s in thousands):

	December 31, 2020	December 31, 2019
Carrying Value	$1,484,187	$575,082
Fair Value	1,568,638	578,203

20.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 15, 2021, the date that these financial statements were available to be issued.

*****

Item 11(f). Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
($ in thousands)	2020	2019	2018	2017	2016
Operating results
Net investment income	$425,548	$382,333	$402,362	$431,120	$434,823
Realized capital gains and (losses)	(2,301)	21,624	11,224	9,212	(12,647)
Total revenues	707,640	(1,098,131)	396,804	439,639	440,585
Net income	45,219	34,149	35,723	64,495	51,530
Financial position
Cash and invested assets	$9,757,436	$7,476,052	$8,987,423	$9,601,190	$9,989,286
Total admitted assets	11,631,872	9,172,932	10,462,538	11,231,298	11,517,599
Reserves for policy benefits	5,278,258	4,357,355	6,001,555	6,515,742	6,833,263
Separate Accounts	1,671,786	1,464,556	1,266,912	1,460,380	1,342,220
Total capital stock and surplus	416,283	352,610	379,930	425,801	559,535

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•

For operations: premiums, benefits paid, amounts ceded to reinsurers and return on investments including exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset/liability duration (“asset duration”).

•	For financial condition: risk-based capital ratios and stress testing of overall capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles prescribed or permitted by the NE DOI requires the application of accounting policies that often involve a significant degree of judgment. Certain differences exist between NAIC SAP and U.S. GAAP, which are presumed to be material. For a summary of such differences, see Note 1 in the Notes to Statutory Statements. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Statutory Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

•	Future policy benefits and other policyholder liabilities

•	Investments — Impairments and Fair Value Measurements

•	Income Taxes

•	Reserves for Contingencies

Liability for Policy and Contract Reserves and Claims

Policy liabilities are established for future policy benefits on certain annuity, life, and long-term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract reserves are recorded in Net change to policy benefit reserves and changes in policy and contract claims are recorded in Benefit payments to policyholders and beneficiaries in the Statutory Statements of Operations.

Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method, except variable annuities which use the Commissioners’ Annuity Reserve Valuation Method for Variable Annuities. The valuation interest assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year. Policy reserves on life contracts are based on statutory mortality and valuation interest rates using the Commissioner’s Reserve Valuation Method without consideration of withdrawals. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year. Valuation methods provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amount required by law. Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates and mortality. Morbidity assumptions are based on Company experience.

Liability for deposit-type contracts represents contracts without significant mortality or morbidity risk. Payments received from sales of deposit-type contracts are recognized by providing a liability equal to the current value of the policyholders’ contracts. Interest rates credited to these contracts are based on the applicable terms of the respective contract.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary with any adjustments reflected in current operations.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments

Our investment portfolio consists of public and private debt securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments where values are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below:

•	Valuation of investments, including derivatives;

•	Recognition of other-than-temporary impairments; and

•	Determination of the valuation allowance for losses on commercial mortgage and other loans.

We provide fair value for our investments, including debt securities, derivatives and embedded derivatives. Embedded derivatives are carried consistently with the host instruments. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of debt and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Note 12 in the Notes to Statutory Statements.

For our investments held at fair value, the impact of changes in fair value is recorded as an unrealized gain or loss within surplus. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of debt and equity securities, see Note 3 in the Notes to Statutory Statements.

Mortgage loans are carried at amortized cost using the effective interest rate method. Mortgage loans held by the Company are diversified by property type and geographic area throughout the U.S. Mortgage loans are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for losses representing potential credit losses embedded in the mortgage loans portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Income Taxes

Income taxes represent the net amount of income taxes that the Company expects to pay to or receive from various taxing jurisdictions in connection with its operations. The Company provides for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities.

Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. Deferred tax assets are limited to: (1) the amount of federal income taxes paid in prior years that can be recovered through capital loss carrybacks for existing temporary differences that reverse by the end of the subsequent calendar year; (2) the lesser of the amount of adjusted gross deferred tax assets expected to be realized within three years of the balance sheet date or 15% of capital and surplus, excluding any net deferred tax assets, electronic data equipment processing or operating software and any net positive goodwill, provided certain risk-based capital thresholds are met and (3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering the character (i.e., ordinary vs. capital) of the deferred tax assets and liabilities. The remaining deferred tax assets are nonadmitted.

Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the relevant statutory guidance. The Company accounts for current and deferred income taxes and recognizes reserves for income tax contingencies in accordance with SSAP No. 101, “Income Taxes”. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for Contingencies

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under NAIC SAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is resolved.

OPERATIONS

Overview and strategy. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. In 2017, we ceased new policy issuances through the Allstate exclusive agency channel.

LBL HoldCo II, Inc. and ALIC entered into an Administration Services Agreement (“ASA”), pursuant to which ALIC continues to provide certain administrative services to the Company. In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. ALIC continues to administer business sold through the Allstate exclusive agency channel and business sold through this channel is fully reinsured with ALIC.

In April 2014, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business that are reinsured to Lancaster Re. The financing arrangement with Hannover Re was terminated effective April 2020 and a new financing arrangement for the same business was placed with RGA. The second Hannover Re transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis. In October of 2019, the modified coinsurance agreement was recaptured from Hannover Re (the “Hannover Re Recapture”).

On December 31, 2019, Lincoln Benefit entered into a coinsurance and modified coinsurance agreement with GILICO (the “GILICO Coinsurance Agreement”), resulting in the transfer of certain life and annuity contracts. The Company ceded assets of $1.1 billion and statutory reserves of $1.3 billion. Other variable life business has been separately reinsured to GILICO pursuant to a modified coinsurance agreement and certain variable life mortality risks have been reinsured to another counterparty pursuant to an MRT agreement.

Effective April 1, 2020, the Company entered into a stop loss agreement with Kuvare Life Ltd., a Bermuda affiliate, to cover excess losses associated with life policies reinsured with Lancaster Re.

Effective October 1, 2020, the Company entered into a coinsurance with funds withheld agreement with Kuvare Bermuda Re Ltd. (the “Kuvare Bermuda Coinsurance Agreement”), resulting in the transfer of certain fixed annuity contracts. The Company ceded assets of $1.2 billion and statutory reserves of $1.2 billion for which amounts are collateralized with a funds withheld account.

Effective December 1, 2020, Lincoln Benefit entered into a coinsurance agreement with COUNTRY Life Insurance Company (the “COUNTRY Coinsurance Agreement”) resulting in the assumption of certain annuity contracts. The Company assumed assets of $1.5 billion and established statutory reserves of $1.5 billion.

Financial Position

The Company’s total adjusted capital (“TAC”), as defined by the NAIC, increased to $478.8 million as of December 31, 2020 from $404.9 million as of December 31, 2019.

The following table sets forth the calculation of the Company’s TAC:

($ in millions)	December 31, 2020	December 31, 2019
Capital and surplus	$416.2	$352.6
Asset valuation reserve	62.6	52.3

Total adjusted capital	$478.8	$404.9

The following table outlines amounts reported in the Company’s Balance Sheet as of December 31, 2020 and 2019:

($ in millions)	December 31, 2020	December 31, 2019
Admitted Assets
Cash and invested assets	$9,757.4	$7,476.1
Due and accrued investment income	72.8	75.2
Current income tax recoverable	13.3	26.1
Net deferred tax asset	33.2	27.0
Deferred premium and other assets, net	83.3	103.9
Separate account assets	1,671.8	1,464.6

Total Admitted Assets	$11,631.8	$9,172.9

Liabilities
Reserves for policy benefits	5,278.3	4,357.4
Reinsurance payable	5.8	48.3
Interest maintenance reserve	76.4	35.7
Funds held under coinsurance	4,064.0	2,777.0
Other liabilities	119.3	137.3
Separate account liabilities	1,671.8	1,464.6

Total Liabilities	$11,215.6	$8,820.3

Shareholder’s Equity
Common stock	2.5	2.5
Gross paid in and contributed surplus	255.7	196.8
Unassizned funds	158.0	153.3

Total Capital Stock and Surplus	$416.2	$352.6

Total Liabilities, Capital Stock and Surplus	$11,631.8	$9,172.9

December 31, 2020 vs. December 31, 2019

Assets

Total admitted assets increased by $2.4 billion, from $9.2 billion at December 31, 2019 to $11.6 billion at December 31, 2020. The increase in total admitted assets primarily relates to the increased FHLB borrowing as well as the COUNTRY Coinsurance agreement.

Significant variances are as follows:

Cash and invested assets increased by $2.3 billion from $7.5 billion at December 31, 2019 to $9.8 billion at December 31, 2020. The significant components of this balance and related increase are described below.

The Company’s bond portfolio increased by $1.7 billion from $6.4 billion at December 31, 2019 to $8.1 billion at December 31, 2020. The increase reflects increased borrowing of FHLB funds as well as the COUNTRY Coinsurance agreement described above. The bond portfolio is comprised of approximately 67% of publicly traded securities and approximately 33% in privately placed issuances.

Preferred stock increased by $107.3 million from $14.8 million at December 31, 2019 to $122.1 million at December 31, 2020. The increase is primarily related to increased FHLB funds available for investment as well as the COUNTRY Coinsurance agreement described above.

Common stock increased by $38.0 million from $8.5 million at December 31, 2019 to $46.5 million at December 31, 2020. The increase is related to the increase in FHLB related borrowing.

Cash and short-term investments increased by $312.0 million from $250.8 million at December 31, 2019 to $562.8 million at December 31, 2020. The amount invested in cash and short-term investments fluctuates based on liquidity needs and the timing of investment decisions. Overall, the Company has been working to align the portfolio consistent with Kuvare’s investment strategy and the increase in cash and short-term investments is related to the timing of being able to reinvest these assets.

Other invested assets increased by $119.4 million from $66.4 million at December 31, 2019 to $185.8 million at December 31, 2020. Other invested assets increased as a result of the Company’s efforts to increase investment yield to align with Kuvare’s investment strategy.

Deferred premiums and other assets decreased by $20.5 million from $103.9 million at December 31, 2019 to $83.4 million at December 31, 2020. This is mainly due to decreases in reinsurance recoverables related to the timing and severity of losses received close to year end as well as decreases in deferred premiums driven by the Company’s Post Level Term business.

Separate Account assets and liabilities increased by $0.2 billion from $1.5 billion at December 31, 2019 to $1.7 billion at December 31, 2020. This increase is primarily driven by equity market appreciation in 2020.

The assets of Separate Accounts are carried at fair value for NAIC SAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.

Lincoln Benefit’s variable annuity business and a material portion of the variable life business are reinsured by ALIC and GILICO. As of December 31, 2020 and 2019, all assets of the Separate Accounts that support the variable annuity and variable life business are legally insulated.

Liabilities

Total liabilities increased by $2.4 billion, from $8.8 billion at December 31, 2019 to $11.2 billion at December 31, 2020. The increase consists of the following components:

Reserves for policy benefits increased by $0.9 billion from $4.4 billion at December 31, 2019 to $5.3 billion at December 31, 2020. Such liabilities are established to meet the estimated future obligations of policies in-force. The increase in Reserves for policy benefits is mainly related to the increase in FHLB borrowings which are accounted for as deposit type contract liabilities, the increase in deferred annuities from the COUNTRY Coinsurance Agreement, but offset by the deferred annuities ceded related to the Kuvare Bermuda Coinsurance Agreement.

Reinsurance payable decreased by $42.5 million from $48.3 million at December 31, 2019 to $5.8 million at December 31, 2020. The decrease reflects the payment of $35 million which was owed to GILICO at December 31, 2019.

Interest maintenance reserve increased by $40.7 million from $35.7 million at December 31, 2019 to $76.4 million at December 31, 2020 primarily related to capital gains generated from aligning the Company’s investment strategy with Kuvare, partially offset by the transfer of IMR related to the Kuvare Bermuda Coinsurance Agreement.

Funds held under coinsurance increased by $1.3 billion from $2.8 billion at December 31, 2019 to $4.1 billion at December 31, 2020. This item represents funds withheld in conjunction with the Company’s AXXX coinsurance funds withheld treaty with Lancaster Re as well as the COUNTRY Coinsurance agreement described above. The AXXX treaty with Lancaster Re covers universal life secondary guarantee and term business. Approximately $0.1 billion of the $1.3 billion increase was related to Lancaster Re. The growth is related to an increase of the statutory reserve related to these products. These balances are expected to continue to increase. Approximately $1.2 billion of the $1.3 billion increase is related to the COUNTRY Coinsurance agreement described above.

Results of Operations

The following table outlines amounts reported in Net Income (Loss):

($ in millions)	2020	2019	2018
Gain from operations before taxes	$22.7	$12.5	$20.4
Income tax expense (benefit)	(24.8)	—	(4.1)

Net gain from operations	$47.5	$12.5	$24.5

Net realized capital gains (losses)	(2.3)	21.6	11.2

Net income	$45.2	$34.1	$35.7

Results of Operations

For the Year Ended December 31, 2020

Net income of $45.2 million is comprised of Gain from Operations before taxes of $22.7 million partially offset by $2.3 million of net realized capital losses. The Company had $24.8 million of income tax benefit of which $21.5 million was related to the CARES Act which allowed for NOL carryback for 2018 and 2019.

For the Year Ended December 31, 2019

Net income of $34.1 million is comprised of Gain from Operations before taxes of $12.5 million and net realized capital gains of $21.6 million. Operating results reflect the loss on reinsurance to GILICO offset by lower operating expenses.

For the Year Ended December 31, 2018

Net income of $35.7 million is the result of the Gain from Operations before taxes of $20.4 million and net realized gains of $11.2 million. In 2018, the Gain from Operations decreased due to lower investment income consistent with business runoff and slightly higher reinsurance premium. This is offset by $11.2 million in realized capital gains resulting from asset-liability management initiatives.

The significant components of income are summarized below:

($ in millions)	2020	2019	2018
Revenue
Premiums	$277.7	$(913.4)	$80.1
Net investment income	425.5	382.3	402.4
Reserve adjustments on reinsurance ceded	(77.3)	(686.2)	(174.9)
Other income	81.7	119.2	89.2

Total revenue	$707.6	$(1,098.1)	$396.8

Benefits and expenses
Benefit payments to policyholders and beneficiaries	$428.0	$389.7	$702.6
Net change to policy benefit reserves	(5.1)	(1,707.8)	(484.6)
Net transfers from separate accounts	(45.2)	(63.2)	(60.3)
Commissions and operating expenses	307.2	270.7	218.7

Total benefits and expenses	$684.9	$(1,110.6)	$376.4

Gain from operations before taxes	$22.7	$12.5	$20.4

Premiums are $277.7 million, $(913.4) million and $80.1 million for the years ended December 31, 2020, 2019 and 2018, respectively. Premiums are net of reinsurance premiums paid on the ceded business. The increase in premiums in 2020 is related to the COUNTRY Coinsurance Agreement partially offset by reinsurance premiums and the Kuvare Bermuda Coinsurance Agreement. The decrease in premiums in 2019 was mainly related to lower direct annuity premium and higher premiums ceded under the GILICO Coinsurance Agreement offset by premiums from the Hannover Recapture. The decrease in premiums in 2018 is primarily related to lower life and annuity premiums and slightly higher reinsurance premiums.

Net investment income is $425.5 million, $382.3 million and $402.4 million for the years ended December 31, 2020, 2019 and 2018, respectively. Net investment income is attributable to the following asset types:

($ in millions)	2020	2019	2018
Debt securities	$284.5	$322.1	$329.7
Mortgage loans	28.4	37.2	41.3
Other invested assets	15.9	18.2	19.3

Gross investment income	328.8	377.5	390.3
Investment expenses	36.8	24.2	28.2

Net investment income before IMR amortization	292.0	353.3	362.1
IMR amortization	133.5	29.0	40.3

Total net investment income	$425.5	$382.3	$402.4

Overall, net investment income in 2020 is higher compared to 2019 and 2018. The main driver of this is the higher average asset balances as a result of increased FHLB related borrowing as well as increased IMR amortization related to the COUNTRY Coinsurance agreement described above.

Reserve adjustments on reinsurance ceded are $(77.3) million, $(686.2) million and $(174.9) million for the years ended December 31, 2020, 2019 and 2018. Reserve adjustments on reinsurance ceded include reserve changes related to the Company’s modified coinsurance agreements on its life and annuity business. The significant change in the reserve adjustments on reinsurance ceded in 2020 compared to 2019 is due to the 2019 adjustments related to the Hannover Recapture. The significant decrease in reserve adjustments on reinsurance ceded in 2019 is as a result of the Hannover Recapture. Reserve adjustments on reinsurance ceded decreased in 2018 primarily related to slowdown in the runoff of the variable annuity business and deferred annuity products.

Benefit payments to policyholders and beneficiaries are $428.0 million, $389.7 million and $702.6 million for the years ended December 31, 2020, 2019 and 2018, respectively. This line item represents benefit payments on life insurance and annuity products. The increase in 2020 is primarily related to favorable mortality compared to 2019 offset by a reduction in benefits ceded to Hannover due to recapture in 2020. The decrease in 2019 is primarily related to the GILICO Coinsurance Agreement and lower surrenders on life and annuity business partially offset by higher claims from unfavorable mortality. Benefit payments to policyholders and beneficiaries decreased in 2018 due to a decrease in surrender and annuity benefits. Surrenders decreased primarily on market-value and equity-indexed annuities resulting from lower equity market performance.

Net changes to policy benefit reserves are $(5.1) million, $(1,707.8) million and $(484.6) million for the years ended December 31, 2020, 2019 and 2018, respectively. The increase in 2020 compared to 2019 is primarily the result of higher ceded reserves in 2019 as result of the GILICO Coinsurance Agreement.

Commissions and operating expenses are $307.2 million, $270.7 million and $218.7 million for the years ended December 31, 2020, 2019 and 2018, respectively. These expenses are comprised of general operating expenses, premium taxes, investment income ceded on reinsurance and IMR ceded. The increase in 2020 compared to 2019 is related to $101.7 million of IMR ceded as part of the Kuvare Bermuda Coinsurance Agreement. The increase in 2019 is related to higher investment income ceded under the GILICO Coinsurance Agreement offset by lower commissions and operating expenses. The decline in 2018 is primarily as a result of lower direct life and annuity premiums and the continued runoff of the business while operating expenses decreased primarily as a function of lower third-party administrative expenses as well as lower compensation costs.

Realized investment gains (losses) are $(2.3) million, $21.6 million and $11.2 million for the years ended December 31, 2020, 2019 and 2018, respectively. The net realized losses in 2020 are the result of realized gains on bonds as the Company has been working to align the portfolio with Kuvare’s investment strategy, offset by an increase in capital gains tax as well as an increase in transfer of these gains to IMR. The net realized gains in 2019 are primarily related to capital gains generated from the GILICO Coinsurance Agreement and derivative gains offset by lower capital gains tax and credit related capital losses. The net realized gains in 2018 are related to asset-liability management initiatives to improve yields and better match assets and liabilities.

General Account Investment Portfolio

The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private debt securities, commercial mortgages and other loans and other invested assets. The General Account portfolios and investment results primarily support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA:

	December 31, 2020	December 31, 2019
($ in millions)
Bonds	$8,074.3	$6.361.6
Preferred stocks	122.1	14.8
Common stocks	46.5	8.5
Mortgage loans	721.2	721.8
Contract loans	35.7	33.6
Other investments	194.8	84.9
Receivables for securities	—	0.1
Cash and short-term investments	562.8	250.8

Total Cash and Invested Assets	$9,757.4	$7,476.1

Assets listed in Other investments principally consist of surplus notes, limited partnerships and derivatives.

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the years ended December 31, 2020, 2019 and 2018:

	2020		2019		2018
($ in millions)	Amount	Yield	Amount	Yield	Amount	Yield
Debt securities	$284.5	3.92%	$322.1	4.58%	$329.7	4.17%
Mortgage loans	28.4	3.93%	372	4.71%	41.3	4.32%
Cash: cash equivalents and short-terms	2.5	0.61%	4.0	1.75%	3.9	1.91%
Other invested assets	13.4	(a)	14.2	(a)	15.4	(a)

Gross investment income	$328.8		$377.5		$390.3

Investment expenses	36.8		24.2		28.2

Net investment income before IMR amortization	$292.0		$353.3		$362.1

(a)	Primarily FHLB note interest and contract loans

Debt Securities

The bond portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. More detail around the composition of debt securities as of December 31, 2020 and 2019 for GAIA is as shown below.

Debt Securities by Industry

The General Account debt securities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following tables set forth these debt securities by industry category as of December 31, 2020 and 2019 along with their associated gross unrealized gains and losses:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2020 ($ in millions)
				Fair Value
U.S. governments	$582.3	$1.0	$(0.5)	$582.8
All other governments	7.6	0.3	—	7.9
U.S. states, territories and possessions	20.0	4.0	—	24.0
U.S. political subdivisions	72.5	8.1	—	80.6
Special revenue	783.2	99.0	(1.1)	881.1
Industrial and miscellaneous
Basic materials	202.3	27.8	—	230.1
Communications	433.9	61.4	(0.4)	494.9
Consumer Discretionary	3.0	—	(0.3)	2.7
Consumer, cyclical	171.4	22.2	(1.5)	192.1
Consumer, non-cyclical	575.3	58.4	(0.7)	633.0
Diversified	20.5	1.5	—	22.0
Energy	497.6	54.7	(8.7)	543.6
Financial	1,313.2	156.4	(5.8)	1,463.8
Government	3.5	0.1	—	3.6
Health Care	3.0	—	—	3.0
Industrial	388.9	57.0	(0.1)	445.8

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2020 ($ in millions)
				Fair Value
Project Finance Infrastructure	15.9	—	—	15.9
Technology	196.8	50.6	—	247.4
Utilities	725.7	111.5	(0.4)	836.8
Hybrids	145.8	8.8	(2.4)	152.2
ABS	1,032.6	23.7	(3.0)	1,053.3
CMBS	4012	27.9	(5-4)	423.7
RMBS	478.1	20.4	(0.1)	498.4

Total debt securities	$8,074.3	$794.8	$(30.4)	$8,838.7

	Amortized Cost	Unrealized Gains	Unrealized Losses
December 31, 2019 ($ in millions)
				Fair Value
U.S. governments	$38.2	$0.4	$—	$38.6
All other governments	5.7	0.1	(0.6)	5.2
U.S. states, territories and possessions	15.4	2.2	—	17.6
U.S. political subdivisions	64.5	2.8	(0.1)	67.2
Special revenue	556.8	56.5	(0.3)	613.0
Industrial and miscellaneous
Basic materials	217.5	18.8	(0.8)	235.5
Communications	470.6	52.0	—	522.6
Consumer, cyclical	338.9	20.3	(1.6)	357.6
Consumer, non-cyclical	479.4	37.0	(1.1)	515.3
Diversified	1.0	—	—	1.0
Energy	550.4	44.1	(3.6)	590.9
Financial	1,093.6	105.1	(2.9)	1,195.8
Industrial	389.4	24.3	(1.8)	411.9
Technology	238.7	33.4	(0.2)	271.9
Utilities	681.4	54.6	(0.1)	735.9
Hybrids	101.9	7.3	(0.4)	108.8
ABS	506.9	8.1	(0.7)	514.3
CMBS	261.3	10.2	(1.0)	270.5
RMBS	350.0	17.1	(0.9)	366.2

Total debt securities	$6,361.6	$494.3	$(16.1)	$6,839.8

Gross unrealized gains increased by $300.5 million from $494.3 million at December 31, 2019 to $794.8 million at December 31, 2020. The increase in unrealized gains is primarily due to a decrease in interest rates. The 10-year treasury yield curve rates at December 31, 2020 and 2019 are 0.93% and 1.92%, respectively.    There is also an increase in gross unrealized losses of $14.3 million, for a net change in net unrealized gains of $286.2 million.

Debt Securities by Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) has established credit ratings related to investments of insurers for regulatory reporting purposes and assigns debt securities to one of six categories (“NAIC Designations”) based on the equivalent ratings of an approved rating agency. NAIC designations of “1” or “2” relate to debt securities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3”

through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the bond portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The following table sets forth the General Accounts’ debt securities by NAIC rating at the dates indicated:

December 31, 2020 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,426.5	$426.5	$(2.2)	$3,850.8
2	Baa	2,573.7	285.4	(9.5)	2,849.6

	Investment grade	$6,000.2	$711.9	$(11.7)	$6,700.4
3	Ba	161.8	10.9	(10.2)	162.5
4	B	0.4	—	—	0.4
5	C and lower	—	—	—	—
6	In or near default	—	—	—	—

	Below investment grade	$162.2	$10.9	$(10.2)	$162.9

	Total before asset and mortgage-backed securities	$6,162.4	$722.8	$(21.9)	$6,863.3
	Asset and mortgage-backed securities	1,911.9	72.0	(8.5)	1,975.4

	Total fixed maturities	$8,074.3	$794.8	$(30.4)	$8,838.7

December 31, 2019 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$2,520.8	$259.4	$(0.5)	$2,779.7
2	Baa	2,637.5	197.9	(8.5)	2,826.9

	Investment grade	$5,158.3	$457.3	$(9.0)	$5,606.6
3	Ba	85.1	1.6	(4.5)	82.2
4	B	—	—	—	—
5	C and lower	—	—	—	—
6	In or near default	—	—	—	—

	Below investment grade	$85.1	$1.6	$(4.5)	$82.2

	Total before asset and mortgage-backed securities	$5,243.4	$458.9	$(13.5)	$5,688.8
	Asset and mortgage-backed securities	1,118.2	35.4	(2.6)	1,151.0

	Total fixed maturities	$6,361.6	$494.3	$(16.1)	$6,839.8

Below investment grade debt securities represented 2.0% and 1.3% of the gross unrealized losses at December 31, 2020 and 2019, respectively.

Equity Securities

Common stock of $46.5 million and $8.5 million as of December 31, 2020 and 2019, respectively. In 2019, the $8.5 million was entirely related to the ownership of FHLB stock while in 2020, the $46.5 million is made up primarily of FHLB stock ($36.0 million). GAIA holds redeemable preferred stock of $28.3 million and $14.8 million as of December 31, 2020 and 2019. GAIA holds non-redeemable preferred stock of $93.8 million at December 31, 2020 while it did not hold any non-redeemable preferred stock at December 31, 2019. GAIA also includes investments in limited partnerships on an equity method basis as of December 31, 2020 for $97.1 million and $20.7 million as of December 31, 2019.

Mortgage Loans

At December 31, 2020 and 2019, approximately 7% of GAIA are in mortgage loans. At December 31, 2020 and 2019, the carrying value of mortgage loans is $721.2 million and $721.8 million, respectively. At December 31, 2020, approximately 96% of the portfolio was invested in commercial mortgages as compared to 100% at December 31, 2019. The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
($ in millions)
Alabama	$—	$0.6
Arizona	35.2	36.0
California	128.2	140.9
Colorado	91.7	91.7
Florida	63.7	24.3
Georgia	27.3	29.6
Hawaii	1.5	2.8
Illinois	55.1	56.2
Iowa	—	0.3
Massachusetts	15.1	29.5
Minnesota	22.1	22.6
Nevada	13.1	9.3
New Jersey	32.5	35.7
New York	46.7	47.5
North Carolina	29.9	3.8
Ohio	11.8	12.1
Pennsylvania	70.3	69.8
South Carolina	23.7	24.4
Texas	53.3	84.7
General allowance for loan loss	—	—

Total commercial mortgage loans	$721.2	$721.8

Commercial Mortgage Loan by Credit Quality

The values used in these ratio calculations are part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value as of December 31, 2020 and 2019.

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2020
($ in millions)	>1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$494.1	$10.8	$17.2	$522.1	75.3%	$525.2	75.1%
65% to 75%	102.7	61.9	6.5	171.1	24.7%	174.6	24.9%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$596.8	$72.7	$23.7	$693.2	100.0%	$699.8	100.0%

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2019
($ in millions)	> 1.20x	1.00x-1.20x	<1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$532.0	$29.3	$38.0	$599.3	82.8%	$607.3	82.3%
65% to 75%	102.9	21.9	—	124.8	17.2%	130.9	17.7%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$634.9	$51.2	$38.0	$724.1	100.0%	$738.2	100.0%

All of our mortgage loans are performing under the original contractual loan terms at December 31, 2020. There is one mortgage loan that has a debt service coverage ratio of less than 1.0% at December 31, 2020 and December 31, 2019.

Item 11(i).	Changes in or Disagreements with Accountants

On October 9, 2020, we selected, and the audit committee of our board of directors approved, Ernst & Young LLP as our new independent registered public accounting firm to audit the Statutory financial statements of Lincoln Benefit Life Company (LBL) as of and for the year ended December 31, 2020. We selected Ernst & Young LLP based on their knowledge of the other operating companies under the Kuvare US Holdings, Inc. (Kuvare) umbrella as well as to create consistency of auditors between the companies. As a result, we replaced Deloitte & Touche LLP, our then independent registered public accounting firm. The replacement was effective immediately and was approved by the audit committee of our board of directors.

LBL’s audit reports on our Statutory financial statements for the year ended December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our financial statements for the fiscal year ended December 31, 2019, (a) there were no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between Deloitte & Touche LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter in their report on our Statutory financial statements and (b) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Deloitte & Touche LLP with a copy of the disclosures that we are making in this Registration Statement on Form S-1 prior to the time this Registration Statement was publicly filed with the SEC. We have requested that Deloitte & Touche LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, a copy of which will be filed by amendment as Exhibit 16 hereto.

During the fiscal year ended December 31, 2019, and the subsequent interim period through October 9, 2020, neither we nor anyone acting on our behalf has consulted with Ernst & Young LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” or “reportable event” within the meaning of Item 304(a)(1) of Regulation S-K.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors and Executive Officers

The biographies of each of the directors and executive officers as of March 31, 2021 are included below.

Dhiren Jhaveri, 46, has been Executive Chairman of the board of directors of the Company since December 31, 2019. Dhiren is the founder and has been Chief Executive Officer of Kuvare US Holdings, Inc. (“Kuvare”), the direct parent of GILICO, since 2014, and is the Executive Chairman of the boards of directors of GILICO and United Life Insurance Company (“United Life”), an Iowa-domiciled insurance company and wholly owned subsidiary of Kuvare. In addition, he serves as the President and Chief Executive Officer of Kuvare Insurance Services LP, a Delaware limited partnership (“KIS”). Before founding Kuvare, Dhiren was a member of the executive committee of Sammons Financial Group, where he led corporate development and investment risk. Previously, he worked at McKinsey & Co. and Barclays. Dhiren is actively involved on various committees for the American Council of Life Insurers and is a designee of the LIMRA Life Insurance Fellows.

Bradley Rosenblatt, 46, has been a director of the Company since December 31, 2019, and Chief Revenue Officer of Kuvare since 2017, where he leads revenue and growth strategy. In addition, Brad is President and a director of United Life, and a director of GILICO. Brad has over 20 years of experience in sales, marketing and strategy. Prior to joining Kuvare, Brad served as Chief Distribution Officer for Sammons Financial Group leading the company’s growth strategy in new life insurance markets. While at Sammons Financial Group, Brad also led the company’s strategy and corporate development function and held various sales and marketing leadership roles. Previously, he worked at McKinsey & Co. in the insurance practice, serving life, property/ casualty and health insurance carriers. Brad holds an MBA from Michigan Ross School of Business and a Bachelor of Arts in Economics from Northwestern University.

Joseph Wieser, 55, has been a director of the Company since December 31, 2019, and President and a director of GILICO since 2018. Joe has more than 28 years of leadership, strategy, operational and sales/marketing experience in the annuity, life and health insurance industry. He most recently served as Business Development Director for Anthem Blue Cross Blue Shield in Denver, Colorado and, prior to that, served five years as President of Dearborn National Life Insurance Company. During his career, he has held leadership roles overseeing all insurance company functions. Previously, his executive experience includes working at MassMutual, Colorado Bankers, Starmount Life and Anthem Blue Cross Blue Shield. Joe is a graduate of Metropolitan State University in Denver and holds his CLU, ChFC and FLMI financial/insurance professional designations.

Burke Harr, 49, has been a director of the Company since December 31, 2019. Burke served as a Nebraska state senator from 2011 to 2019, and has been an of counsel attorney at Houghton Bradford Whitted PC, LLO since 2011. Burke is a graduate of the University of St. Thomas and the Notre Dame Law School.

Carlos Sierra, 53, has been President and a director of the Company since December 31, 2019, and the Chief Operating Officer of Kuvare since 2016, where he leads overall operational strategy. He is a director of GILICO and of United Life. With over 30 years of operations experience, Carlos previously worked as a consultant for insurance companies and served as COO for the Americas at Aon Risk and Global COO for Combined Insurance where he led global operations, including Front Office (sales model; multichannel sales), Back Office (contact centers; order entry; claims; field operations) and Technology (Application Development and Infrastructure). Previously, Carlos worked at McKinsey & Co, where he served clients in the Financial Institutions Group and at FMC where he led Manufacturing Planning and Latin American Operations. Carlos earned engineering and masters degrees with honors from ITESM, Ohio State and Stanford.

David Goldberg, 52, has been Secretary of the Company since December 31, 2019, and General Counsel and Secretary of Kuvare since 2017, where he directs the legal, regulatory and corporate governance functions for the Kuvare businesses. He provides more than 20 years of broad commercial law and senior executive experience, having started his legal career in 1993 at the Sidley & Austin firm in Chicago. David has served in numerous corporate General Counsel roles, including insurance sector roles at Coregis Insurance, a specialty property and casualty company, as well as life and health companies Combined Insurance (and its worldwide affiliates) and Sterling Life Insurance Company. Most recently he served as an Illinois Assistant Attorney General and General Counsel to the Illinois State Toll Highway Authority. David is a graduate of the University of Michigan and Washington University School of Law.

Erik Braun, 37, was appointed Chief Financial Officer and Treasurer of the Company in March 2020. He has served as Treasurer and Controller of Kuvare US Holdings, Inc. since 2017. From 2013 to 2017, Erik was with Fidelity Life Association as the manager of accounting and finance and the assistant corporate controller. Previously, he worked in public accounting within the assurance practice, where he served insurance industry clients across most commercial and personal lines. Erik is a Certified Public Accountant (inactive).

Item 11(l).	Executive Compensation

We do not have any employees, but rather are provided personnel, including our named executive officers, by our parent company, LBL HoldCo II, Inc. (“HoldCo”), pursuant to the Services Agreement between HoldCo and Lincoln Benefit effective April 1, 2014. Executive officers of Lincoln Benefit also serve as officers of our indirect parent, HoldCo Parent and other subsidiaries of HoldCo Parent. These executive officers received no compensation directly from Lincoln Benefit. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by HoldCo for our operations. HoldCo determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by HoldCo. HoldCo also determines whether and to what extent our named executive officers and additional personnel from HoldCo may participate in any employee benefit plans. We do not have any employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personnel benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Transactions with Related Parties” for more information about the Services Agreement between HoldCo and us.

Director compensation

Burke Harr, an outside independent director, receives an annual cash retainer fee for his services on the board of directors of Lincoln Benefit.

No director who is also an employee of Kuvare and/or GILICO receives any additional compensation for serving as a director of the Company.

Compensation Related to Services prior to December 31, 2019

Our independent directors received an annual cash retainer fee for their services on the boards of directors of HoldCo Parent and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. A non-employee director also had the option to elect to defer receipt of all or a portion of his or her annual retainer fee into a notional percentage equity interest in RL LP and RL (Parallel) Partnership (together, the “Partnerships”). The elected percentage of the board retainer for a calendar year of service was converted into a notional percentage interest in the Partnerships when the year-end valuation of the Partnerships for the immediately prior year was available. The notional interest was unvested until December 31st of the relevant year of service, and, as a general rule, if the director’s board service ended before December 31st, the unvested portion of the notional interest would be forfeit except that, in the case of a qualifying termination, a pro rata portion of the director’s unvested portion of the notional interest would vest. If a director was terminated, this would be considered a qualifying termination and such director’s notional interest would vest. Vested portions of notional interests were settled in cash on termination of the director’s board service.

Compensation Committee Interlocks and Insider Participation

In February 2015, the Board of Directors of HoldCo Parent established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of HoldCo Parent’s and its subsidiaries’ executive officers and other employees. In February 2017, the HoldCo Parent compensation committee was re-established at HoldCo, the entity with which the majority of the employees are employed. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit. In January 2020, all functions of this compensation committee were assumed by the compensation committee of the Kuvare Board of Directors.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management Security

Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	LBL HoldCo II, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	25,000	100%
N/A	LBL HoldCo, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Guaranty Income Life Insurance Company 118 Second Avenue SE Cedar Rapids, IA 52401	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare US Holdings, Inc. 55 West Monroe Street, Suite 1930 Chicago, IL 60603	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
N/A	Kuvare UK Holdings Limited 5th Floor 6 St Andrew Street London, EC4A 3AE, United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare Holdings LP P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare GP Holdings LP P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare GP Holdings Ltd. P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Access Holdings GP LP c/o Access Holdings 2 East Read Street, Suite 300 Baltimore, MD 21202	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Access Holdings GP Company c/o Access Holdings 2 East Read Street, Suite 300 Baltimore, MD 21202	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	ACP LI Holdings, LP c/o Altamont Capital Partners 400 Hamilton Ave, Suite 230 Palo Alto, CA 94301	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	ACP LI Holdings GP Ltd. c/o Altamont Capital Partners 400 Hamilton Ave, Suite 230 Palo Alto, CA 94301	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following share amounts are as of December 31, 2020. The address of each such director or officer is c/o Kuvare US Holdings, Inc., 55 W Monroe Street, Suite 1930, Chicago, Illinois, 60603.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, HoldCo, HoldCo Parent, GILICO, Kuvare, Kuvare UK Holdings Limited, Kuvare Holdings LP, Kuvare GP Holdings LP, Kuvare GP Holdings Ltd.	n/a	n/a	Lincoln Benefit is an indirect wholly owned subsidiary of Kuvare Holdings LP, which is controlled by its general partner, Kuvare GP Holdings LP. Kuvare GP Holdings LP is controlled by its general partner, Kuvare GP Holdings Ltd. Dhiren Jhaveri is the Chief Executive Officer and a director of Kuvare GP Holdings Ltd., and no officers or directors of the Company beneficially own any equity interests in Kuvare GP Holdings Ltd.

Kuvare Holdings LP(1)	n/a	n/a	GBIS Holdings, LLC owns less than 1% of the equity interests of Kuvare Holdings LP.(2) Dhiren Jhaveri is the member of GBIS Holdings, LLC.

Kuvare GP Holdings LP	n/a	n/a	GBIS Holdings, LLC owns 1% of the equity interests of Kuvare GP Holdings LP.(2) Dhiren Jhaveri is the member of GBIS Holdings, LLC.

(1)

Certain directors and officers of the Company may from time to time directly or indirectly own limited partner interests in Kuvare Holdings LP. Such directors and officers do not have the power to vote or dispose of any shares of the Company that may be held from time to time directly or indirectly by Kuvare Holdings LP and therefore are not deemed to beneficially own such shares.

(2)	Calculated on an aggregate basis including all outstanding classes of limited partner interests.

Changes in Control

On December 31, 2019, GILICO, completed the indirect acquisition of Lincoln Benefit. The Company is a wholly owned subsidiary of HoldCo, which is a wholly owned subsidiary of HoldCo Parent, and HoldCo Parent is a wholly owned subsidiary of GILICO.

Item 11(n).	Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	HoldCo, the direct parent of Lincoln Benefit.

•	HoldCo Parent, an indirect parent of Lincoln Benefit.

•	Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit

•	Lanis LLC, an affiliate of Lincoln Benefit

•	GILICO, the direct parent of HoldCo Parent

•	Kuvare, the direct parent of GILICO

•	KIS, an affiliate of Lincoln Benefit

•	Kuvare Bermuda Re LTD (“KBR”), an affiliate of Lincoln Benefit

•	Kuvare Life Re LTD (“KLR”), an affiliate of Lincoln Benefit

In April 2014, Lincoln Benefit entered into a Services Agreement with HoldCo whereby HoldCo has agreed to provide certain management and administrative services. These include legal counsel, data processing, office management and supply services, marketing, public relations, actuarial services, auditing and managerial services. Lincoln Benefit reimburses HoldCo at cost for services and facilities provided by HoldCo pursuant to this agreement.

On December 31, 2019, Lincoln Benefit entered into a Cost Sharing and Services Agreement with Kuvare and KIS whereby Kuvare and KIS have agreed to provide certain management and administrative services to Lincoln Benefit, including management, reinsurance, legal, audit, administration, financial planning and other services. Lincoln Benefit reimburses Kuvare and KIS at cost for services provided by Kuvare and KIS pursuant to this agreement.

On December 31, 2019, Lincoln Benefit entered into an Investment Management Agreement with KIS, whereby KIS has agreed to provide certain investment advisory and management services to Lincoln Benefit. Pursuant to this agreement, KIS will receive a gross fee of approximately 0.30% per annum on all investment assets of Lincoln Benefit managed under this agreement. Mr. Jhaveri, the chair of our board of directors, is the President and Chief Executive Officer and an indirect owner of KIS. In addition, affiliates of each of Access Holdings GP Company and ACP LI Holdings GP Ltd., each an indirect beneficial owner of greater than 5% of Lincoln Benefit’s voting securities, are indirect owners of KIS.

Effective April 1, 2020, the Company entered into a stop loss agreement with KLR, to cover excess losses associated with life policies reinsured with Lancaster Re.

Effective October 1, 2020, the Company entered into a coinsurance agreement with KBR, resulting in the transfer of certain fixed annuity contracts.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)	HoldCo Parent	HoldCo		Lanis LLC
Services Agreement between LBL HoldCo II, Inc. and Lincoln Benefit effective April 1, 2014	2018	(22,366,496)[1]	N/A	22,366,496	[1]	N/A
	2019	(13,467,066)[1]	N/A	13,467,066	[1]	N/A
	2020	(8,963,378)[1]	N/A	8,963,378	[1]	N/A
Cost Sharing and Services Agreement among Kuvare, KIS and Lincoln Benefit effective December 31, 2019	2019	(300,000)	N/A	N/A		N/A
2020	2020	(28,764,690)	N/A	N/A		N/A
Cost associated with reinsurance among KBR, KLR and Lincoln Benefit effective December 31, 2020	2020	(465,568)	N/A	N/A		N/A

[1]	Total expense amount reimbursed / (paid) under the transaction

The agreements listed in the table immediately below relate to a transaction that LBL HoldCo II, Inc., LBL HoldCo, Inc., Lancaster Re Captive Insurance Company, Lanis LLC and Lincoln Benefit have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit. Effective April 1, 2020, the agreement with Hannover Life Reassurance Company of America was replaced and a new financing agreement was entered into with RGA Worldwide Reinsurance Company, Ltd (“RGA”) whereby RGA will provide required financing in an event such as excess mortality requiring the redemption of the Vehicle Note. Additionally, the Surplus Note was amended and restated and approved by the NE DOI on July 24, 2020. A new Credit-Linked Note was issued to replace the original Vehicle Note.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)	HoldCo Parent	HoldCo	Lanis LLC
Surplus Note Purchase Agreement between Lancaster Re and Lanis LLC effective April 1, 2014, amended and restated July 24, 2020	2018	(28,407,000)[2]	N/A	N/A	28,407,000	[2]
	2019	(30,047,000)[2]	N/A	N/A	30,047,000	[2]
	2020	(31,735,000)[2]	N/A	N/A	31,735,000	[2]
Vehicle Note Purchase Agreement between Lancaster Re and Lanis LLC effective April 1, 2014, amended and restated July 24, 2020 as Credit-Linked Note	2018	24,407,000 [2]	N/A	N/A	(28,407,000)[2]
	2019	30,047,000 [2]	N/A	N/A	(30,047,000)[2]
	2020	31,735,000 [2]	N/A	N/A	(31,735,000)[2]
Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014	2018	(8,281,546)[3]	N/A	N/A	8,281,546	[3]
	2019	(7,893,219)[3]	N/A	N/A	7,893,219	[3]
	2020	(3,856,076)[3]	N/A	N/A	3,856,076	[3]

[2]	Surplus/Vehicle Note/Credit-Linked Note Interest received (paid)
[3]	Payment of risk spread fee

Review and Approval of Related Person Transactions

As a regulated insurance company, material transactions with related persons are subject to review and approval by Lincoln Benefit’s applicable insurance regulatory authority to confirm, among other things, that the terms of such transactions are fair and reasonable, that charges or fees for services performed are reasonable, and that expenses incurred and payment received is allocated to Lincoln Benefit in conformity with customary insurance accounting practices consistently applied. All agreements with related persons are also reviewed by Kuvare’s Office of the General Counsel to determine whether an actual conflict of interest exists with respect to such agreements. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to LBL HoldCo, Inc.’s Code of Conduct and its Conflict of Interest Guideline. LBL HoldCo’s Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of LBL HoldCo, Inc., the indirect parent company of Lincoln Benefit, and applies to all subsidiaries, including Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or LBL HoldCo, Inc., or in a business that has a relationship with either entity, is required to be disclosed to the Office of Kuvare’s General Counsel. The Law Department works, as may be necessary, with Compliance and the Audit Committee to determine whether an actual conflict of interest existed, and whether any remedial action is warranted. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

OTHER INFORMATION

A section entitled “Experts” is added to your prospectus as follows:

EXPERTS

The consolidated financial statements of Lincoln Benefit Life Company at December 31, 2020, and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, and at December 31, 2019, and for the year in the period ended December 31, 2019, by Deloitte & Touche, independent registered public accounting firm, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The financial statements included in this Prospectus as of and for the year then ended December 31, 2019 of Lincoln Benefit Life Company, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

PRINCIPAL UNDERWRITER

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby SE2, LLC provides certain business process outsourcing services with respect to the Contracts. SE2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2020, consisted of the following: Donnelley Financial Solutions, formerly an RR Donnelley company (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Iron Mountain Information Management, LLC (file storage and document destruction) located at 1 Federal Street, Boston, MA 02110; TierPoint, LLC (disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; Broadridge Output Solutions, Inc. (printing and mailing anniversary statements, financial confirmations, automated letters and quarterly statements) located at 2600 Southwest Blvd., Kansas City, MO 64108.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758543, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

Supplement dated March 16, 2021 to the
Prospectus for your Variable Annuity
Issued by
LINCOLN BENEFIT LIFE COMPANY
The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company. Your variable annuity contract may not offer all of the variable sub-accounts described below. Please check your annuity prospectus to determine which of the following changes affect the annuity contract that you own.
Fund Addition
The following investment option will be added to your Variable Annuity as noted below, effective close of business on April 30, 2021.

Portfolio	Investment Objective	Investment Adviser
Invesco V.I. American Value Fund – Series II	Long-term capital appreciation.	Invesco Advisers, Inc.
Portfolio Mergers
The following Target Portfolios will be merged into the Acquiring Portfolios as noted below, effective close of business on April 30, 2021 (“Merger Date”), subject to approval by the shareholders of the Target Portfolios. After the Merger Date, all references to the Target Portfolios in your Annuity prospectus should be disregarded.

Target Portfolio	Acquiring Portfolio
Invesco V.I. Value Opportunities Fund – Series I	Invesco V.I. American Value Fund – Series I
Invesco V.I. Value Opportunities Fund – Series II	Invesco V.I. American Value Fund – Series II
On the Merger Date, the Target Portfolios will no longer be available under any of our annuity contracts, and any Contract Value remaining in the sub-accounts investing in the Target Portfolios on the Merger Date will be transferred to the sub-accounts investing in the corresponding Acquiring Portfolios. Your Contract Value in the units of the sub-accounts investing in the Acquiring Portfolios will be equal to your Contract Value of the units of the sub-accounts investing in the corresponding Target Portfolios immediately prior to the merger.
Please note that you have the ability to transfer out of the sub-accounts investing in the Target Portfolios any time prior to the Merger Date. Such transfers will be free of charge and will not count as one of your annual free transfers under your annuity contract. Also, for a period of 60 days after the Merger Date, any Contract Value that was transferred to the sub-accounts investing in the Acquiring Portfolios as the result of the merger can be transferred free of charge and will not count as one of your annual free transfers.
It is important to note that any transfer limitations applicable to the investment option to which a transfer is made will apply as described in your prospectus. Please refer to your prospectus for information about investment options.
After the Merger Date, the Target Portfolios will no longer exist and, unless you instruct us otherwise, any outstanding instruction you have on file with us that designates the sub-accounts investing in the Target Portfolios will be deemed instruction for the sub-accounts investing in the corresponding Acquiring Funds. This includes, but is not limited to, systematic withdrawals and Dollar Cost Averaging.
Additionally, if the Target Portfolio is part of an allocation model for your Contract, you may need to make a new election of an available investment option within the asset allocation model for the model to continue to operate for your Contract following the Merger Date. You may wish to consult with your financial professional about the impact of the mergers on any allocation instructions and asset allocation models in effect for your Contract.
Portfolio Closures
Effective close of business on April 30, 2021 (“Closure Date”), the following variable sub-accounts available in your Variable Annuity will be closed to all Contract Owners except those Contract Owners who have Contract Value invested in the variable sub-accounts as of the Closure Date:
Alger Capital Appreciation – Class S
Alger Large Cap Growth – Class S

Additional Information for Contract Owners of:
Consultant Solutions Classic, Plus, Elite, Select
Following the Portfolio mergers, the following variable sub-account will be closed to all Contract Owners except those Contract Owners who have Contract Value invested in the variable sub-account as a result of the mergers:

Invesco V.I. American Value Fund – Series II

Contract Owners who have Contract Value invested in the variable sub-account as of the Merger Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire Contract Value from the variable sub-account following the Merger Date. Contract Owners who do not have Contract Value invested in the variable sub-account before the Merger Date will not be permitted to invest in the variable sub-account thereafter.
Any applicable Dollar Cost Averaging, category models and/or auto-rebalancing programs, if elected by a Contract Owner prior to the Merger Date and/or Closure Date, will not be affected by the closure unless a Contract Owner withdraws or otherwise transfers his entire Contract Value from the sub-accounts. In that case, the program would terminate and no further allocations to these variable sub-accounts will be permitted.
If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.
Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated June 22, 2020 to the
Prospectus for your Variable Annuity
Issued by:

LINCOLN BENEFIT LIFE COMPANY

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company. This Supplement contains information about a service address change. Effective on or after June 30, 2020, the following service addresses appearing in your Prospectus are revised as follows:

Old P.O. Box	New P.O. Box
P.O. Box 758565 Topeka, KS 66675	P.O. Box 758598 Topeka, Kansas 66675
P.O. Box 758566 Topeka, Kansas 66675	P.O. Box 758543 Topeka, Kansas 66675

If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated April 27, 2020, to the
Prospectus for your Variable Annuity
Issued by

LINCOLN BENEFIT LIFE COMPANY
LINCOLN BENEFIT LIFE VARIABLE ACCOUNT

This Supplement should be read in conjunction with the current Prospectus for your Annuity and should be retained for future reference. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own and is not intended to be a prospectus or offer for any other variable annuity that you do not own. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectuses and Statements of Additional Information. If you would like another copy of the current Annuity Prospectus, please call us at 1-800-457-7617.
Note: You should consult with us and your tax advisor as provisions enacted in response to the COVID-19 outbreak continue to evolve, as additional information is received and communicated by the IRS and the Department of Labor.
On March 27, 2020 (Date of Enactment), Congress passed and President Trump signed the Coronavirus Aid, Relief and Economic Security (CARES) Act. This law includes provisions that impact Individual Retirement Annuities (IRAs), Roth IRAs and employer sponsored qualified retirement plans.
Waiver of Required Minimum Distributions (RMDs) for 2020
The requirement to take minimum distributions from defined contribution plans and IRAs is waived for 2020. The waiver would apply to any RMD due from such an arrangement in 2020, even RMDs with respect to the 2019 tax year that are due in 2020. For example, if an IRA owner turned age 70½ in 2019, they owe an RMD for the 2019 tax year but can wait until 4/1/20 to take it. If they did not take that first RMD in 2019, the bill waives it, along with the requirement to take their second RMD (for the 2020 tax year) by the end of 2020. The relief applies both to lifetime and post-death RMDs. In that regard, if the post-death 5-year rule applies, the 5-year period is determined without regard to calendar year 2020 and thus, the 5 year rule is extended by one year. It is unclear whether this treatment applies for the 10-year period imposed by the SECURE Act. Although also unclear, the 1-year election rule for life expectancy payments by an eligible beneficiary may be extended based on the position the IRS took in Notice 2009-82.
Withdrawals from Employer Plans and IRAs, including Roth IRAs
Relief is provided for “coronavirus-related distributions” from qualified plans and IRAs. The relief applies to such distributions made at any time during the 2020 calendar year, as follows:
•Permits such distributions to be treated as in-service distributions, even if such amounts are not otherwise distributable from the plan under sections 401(k), 403(b), or 457, as applicable;
•Provides an exception to the 10% early distribution penalty under Code section 72(t) (but not for the similar penalty tax under Code section 72(q) that applies to non-qualified annuities);
•Exempts such distributions from the 402(f) notice requirements and mandatory 20% withholding applicable to eligible rollover distributions, as applicable;
•Permits the individual to include income attributable to such distributions ratably over the three-year period beginning with the year the distribution would otherwise be taxable (this spreading would apply unless the taxpayer elects out); and
•Permits recontribution of such distribution to a plan or IRA within three years, in which case the recontribution is generally treated as a direct trustee-to-trustee transfer within 60 days of the distribution.
The distribution must come from an “eligible retirement plan” within the meaning of Code section 402(c)(8)(B), i.e., an IRA, 401(a) plan, 403(a) plan, 403(b) plan, or governmental 457(b) plan. The relief would be limited to aggregate distributions of $100,000. See below for a description of who is eligible for the relief.
Plan Loans
The following relief is provided with respect to plan loans (if available under a contract) taken by any “qualified individual” who is affected by the coronavirus:

•For loans made during the 180-day period beginning on the date of enactment, the maximum loan amount would be increased from $50,000 or 50% of the vested account balance to $100,000 or 100% of the vested account balance. Note that Department of Labor regulations require that plan loans be secured by no more than half of the account balance. It is not clear whether this is an impediment to increasing the loan limit to 100% of the account balance. We understand that DOL is aware of this issue.
•The due date for any repayment on a loan that otherwise is due between the date of enactment and December 31, 2020, would be delayed for one year. This also would extend the maximum loan period (normally five years).
Based on prior IRS guidance involving similar relief for natural disasters, all of the changes would be optional for plans See below for a description of who is eligible for the plan loan relief.
Eligible Individuals for Withdrawal and Loan Relief
The administrator of an eligible retirement plan may rely on an employee’s certification that the employee satisfies the conditions for eligibility. The eligibility criteria for the relief remain the same, meaning the individual must fall within one of the following categories:
•The individual is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention;
•The individual’s spouse or dependent is diagnosed with such virus or disease; or
•The individual experiences adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, being unable to work due to lack of child care due to such virus or disease, closing or reducing hours of a business owned or operated by the individual due to such virus or disease, or other factors as determined by the Secretary of the Treasury.
IRS Guidance
Extension of IRA Contribution Deadline
The deadline for making an IRA or Roth IRA contribution has been extended until July 15, 2020, the extended deadline for filing an individual’s 2019 tax return.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

Supplement dated March 4, 2020, to the
Prospectus for your Variable Annuity
Issued by

LINCOLN BENEFIT LIFE COMPANY
LINCOLN BENEFIT LIFE VARIABLE ACCOUNT

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company. Your variable annuity contract does not offer all of the variable sub-accounts described below. Please check your annuity prospectus to determine which of the following changes affect the annuity contract that you own.
Portfolio Mergers
The following Target Portfolios will be merged into the Acquiring Portfolios as noted below, effective on or about May 1, 2020 (“Merger Date”), subject to approval by the shareholders of the Target Portfolios. After the Merger Date, all references to the Target Portfolios in your Annuity prospectus should be disregarded.

Target Portfolio	Acquiring Portfolio
Invesco V.I. Mid Cap Growth Fund – Series I	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series I
Invesco V.I. Mid Cap Growth Fund – Series II	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II
On the Merger Date, the Target Portfolios will no longer be available under any of our annuity contracts, and any Contract Value allocated to the sub-accounts investing in the Target Portfolios will be transferred, as of the Merger Date, to the sub-accounts investing in the Acquiring Portfolios. This transfer will be made by replacing your contract’s units of the sub-accounts investing in the Target Portfolios with units of the sub-accounts investing in the Acquiring Portfolios based on the unit value of each Portfolio at the time of the merger.
Please note that you have the ability to transfer out of the sub-accounts investing in the Target Portfolios any time prior to the Merger Date. Such transfers will be free of charge and will not count as one of your annual free transfers under your annuity contract.  Also, for a period of 60 days after the Merger Date, any Contract Value that was transferred to the sub-accounts investing in the Acquiring Portfolios as the result of the merger can be transferred free of charge and will not count as one of your annual free transfers.
It is important to note that any transfer limitations applicable to the investment option to which a transfer is made will apply as described in your prospectus. Please refer to your prospectus for information about investment options.
After the Merger Date, the Target Portfolios will no longer exist and, unless you instruct us otherwise, any outstanding instruction you have on file with us that designates the sub-accounts investing in the Target Portfolios will be deemed instruction for the sub-accounts investing in the Acquiring Funds. This includes, but is not limited to, systematic withdrawals and Dollar Cost Averaging.
Additionally, if the Target Portfolio is part of an allocation model for your Contract, you may need to make a new election of an available portfolio within the asset allocation model for the model to continue to operate for your Contract following the Merger Date. You may wish to consult with your financial professional about the impact of the mergers on any allocation instructions and asset allocation models in effect for your Contract.
Portfolio Closures
Following the close of business on May1, 2020 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all Contract Owners except those Contract Owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series I
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II
Contract Owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract Owners who do not have contract value invested in the variable sub-accounts before the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.
Any applicable dollar cost averaging, category models and/or auto-rebalancing programs, if elected by a Contract Owner prior to the Closure Date, will not be affected by the closure unless a Contract Owner withdraws or otherwise transfers his entire Account Value from the sub-account. In that case, the program would terminate and no further allocations to this variable sub-account will be permitted. If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated February 11, 2020, to the
Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY
LINCOLN BENEFIT LIFE VARIABLE ACCOUNT

This Supplement should be read in conjunction with the current Prospectus for your Annuity and should be retained for future reference. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own and is not intended to be a prospectus or offer for any other variable annuity that you do not own. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectuses and Statements of Additional Information. If you would like another copy of the current Annuity Prospectus, please call us at 1-800-457-7617.
For qualified annuity contract owners and qualified employer plan participants attaining age 70 ½ on or after January 1, 2020, the age at which you must begin taking Required Minimum Distributions is increased to age 72. This change does not impact contract owners or participants who attained age 70 ½ before January 1, 2020.
Beneficiaries of qualified annuity contract owners and defined contribution plan participants who die on or after January 1, 2020, with limited exceptions, will be required to take the entire death benefit within ten years of the death. This rule does not apply to eligible designated beneficiaries (“EDB”), who are: (1) the owner/participant’s surviving spouse, (2) the owner/participant’s minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than the owner/participant. Instead of taking distributions under the new 10-year rule, an EDB can elect to take distributions over life, or over a period not extending beyond life expectancy, provided that such distributions commence by December 31 of the year following the date of death, subject to certain special rules. An individual’s status as an EDB is determined on the date of the owner/participant’s death.
The limit prohibiting individuals who have attained age 70 ½ from making non-rollover contributions to traditional IRAs is repealed for tax years after December 31, 2019.
You should consult with your financial professional or tax advisor if you believe you are affected by these changes.

Supplement dated January 24, 2020
to the Prospectuses and Statements of Additional Information for

Consultant Solutions (Classic, Plus, Elite, Select) (Dated April 29, 2019)
Consultant I (Dated April 29, 2019)
LBL Advantage (Dated May 1, 2004)
Consultant II (Dated May 1, 2004)
Premier Planner (Dated May 1, 2004)
Investor’s Select (Dated May 1, 2007)

Issued by

Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account

This supplement updates certain information contained in the prospectus, statement of additional information, and supplement dated August 22, 2019, for each of the variable annuity contracts listed above (each a “Contract”). Please read this supplement carefully and keep it for future reference. No other action is required of you.

On December 31, 2019, Guaranty Income Life Insurance Company (“GILICO”), an Iowa-domiciled insurance company, completed the indirect acquisition (the “Transaction”) of Lincoln Benefit Life Company (“Lincoln Benefit” or the “Company”). After giving effect to the Transaction, the Company is a wholly owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation (“HoldCo”), which is a wholly owned subsidiary of LBL HoldCo, Inc., a Delaware corporation (“HoldCo Parent”), and HoldCo Parent is a wholly owned subsidiary of GILICO.

The change in ownership of Lincoln Benefit is reflected throughout the prospectus, in particular in Item 11(a); Item 1 “General”; and Item 11(m).

The terms and provisions of your Contract have not changed as a result of the Transaction, and Lincoln Benefit will continue to honor all of its obligations under your Contract. The Transaction will not change the fact that Lincoln Benefit is the named insurer under your Contract.

The following replaces the “Item 11(k) Directors and Executive Officers” section of your prospectus:

The biographies of each of the directors and executive officers as of December 31, 2019 are included below.

Dhiren Jhaveri, 45, has been Executive Chairman of the board of directors of the Company since December 31, 2019. Dhiren has been the founder and Chief Executive Officer of Kuvare US Holdings, Inc. (“Kuvare”), the direct parent of GILICO, since 2014, and is the Executive Chairman of the boards of directors of GILICO and United Life Insurance Company (“United Life”), an Iowa-domiciled insurance company and wholly owned subsidiary of Kuvare. In addition, he serves as the President and Chief Executive Officer of Kuvare Insurance Services LP, a Delaware limited partnership (“KIS”). Before founding Kuvare, Dhiren was a member of the executive committee of Sammons Financial Group, where he led corporate development and investment risk. Previously, he worked at McKinsey & Co. and Barclays. Dhiren is actively involved on various committees for the American Council of Life Insurers (“ACLI”) and is a designee of the LIMRA Life Insurance Fellows (“LLIF”).

Carlos Sierra, 52, has been President and a director of the Company since December 31, 2019, and the Chief Operating Officer of Kuvare since 2016, where he leads overall operational strategy. He is a director of GILICO and of United Life. With over 30 years of operations experience, Carlos previously worked as a consultant for insurance companies and served as COO for the Americas at Aon Risk and Global COO for Combined Insurance where he led global operations, including Front Office (sales model; multichannel sales), Back Office (contact centers; order entry; claims; field operations) and Technology (Application Development and

Infrastructure). Previously, Carlos worked at McKinsey & Co where he served clients in the Financial Institutions Group and at FMC where he led Manufacturing Planning and Latin American Operations. Carlos earned engineering and master’s degrees with honors from ITESM, Ohio State and Stanford.

Bradley Rosenblatt, 45, has been a director of the Company since December 31, 2019, and Chief Revenue Officer of Kuvare since 2017, where he leads revenue and growth strategy. In addition, Brad is President and a director of United Life, and a director of GILICO. Brad has over 20 years of experience in sales, marketing and strategy. Prior to joining Kuvare, Brad served as Chief Distribution Officer for Sammons Financial Group leading the company’s growth strategy in new life insurance markets. While at Sammons Financial Group, Brad also led the company’s strategy and corporate development function and held various sales and marketing leadership roles. Previously, he worked at McKinsey & Co. in the insurance practice, serving life, property/casualty and health insurance carriers. Brad holds an MBA from Michigan Ross School of Business and a Bachelor of Arts in Economics from Northwestern University.

Joseph Wieser, 54, has been a director of the Company since December 31, 2019, and President and a director of GILICO since 2018. Joe has more than 30 years of leadership, strategy, operational and sales/marketing experience in the annuity, life and health insurance industry. He most recently served as Business Development Director for Anthem Blue Cross Blue Shield in Denver, Colorado and, prior to that, served five years as a Senior Executive with Dearborn National serving in the role as President of Colorado Bankers Life Insurance Company. During his career, he has held leadership roles overseeing all insurance company functions. Previously, his executive experience includes working at MassMutual, Dearborn National, Colorado Bankers, Starmount Life and Anthem Blue Cross Blue Shield. Joe is a graduate of Metropolitan State University in Denver and holds his Chartered Life Underwriter, Chartered Financial Consultant and Fellow, Life Management Institute professional designations.

Burke Harr, 48, has been a director of the Company since December 31, 2019. Burke served as a Nebraska state senator from 2011 to 2019 and has been an Of Counsel attorney at Houghton Bradford Whitted PC, LLO since 2011. Burke is a graduate of the University of St. Thomas and the Notre Dame Law School.

David Goldberg, 51, has been Secretary of the Company since December 31, 2019, and General Counsel and Secretary of Kuvare since 2017, where he directs the legal, regulatory and corporate governance functions for the Kuvare businesses. He provides more than 20 years of broad commercial law and senior executive experience, having started his legal career in 1993 at the Sidley & Austin firm in Chicago. David has served in numerous corporate General Counsel roles, including insurance sector roles at Coregis Insurance, a specialty property and casualty company, as well as life and health companies Combined Insurance (and its worldwide affiliates) and Sterling Life Insurance Company. Most recently he served as an Illinois Assistant Attorney General and General Counsel to the Illinois State Toll Highway Authority. David is a graduate of the University of Michigan and Washington University School of Law.

Joseph Rafson, 57, has been Vice President and Appointed Actuary of the Company since 2014. Previously, Joe held various positions at KPMG LLP and at Allstate Life Insurance Company. Joe holds a Bachelor of Arts in mathematics from Brown University, and is a Chartered Financial Analyst, Fellow of the Society of Actuaries and Member of the American Academy of Actuaries.

Forozan Nasery, 43, was appointed Chief Financial Officer and Treasurer of LBL HoldCo, Inc. and LBL HoldCo II, Inc. in November 2018. She served as Vice President and Controller of Lincoln Benefit since 2014. From 1998 through 2014, Forozan held various positions at PricewaterhouseCoopers LLP and the Public Company Accounting Oversight Board. Forozan is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

The following replaces the “Director Compensation” provision under the “Item 11(l). Executive Compensation” section of your prospectus:

    No director who is also an employee of Kuvare and/or GILICO receives any additional compensation for serving as a director of the Company. The Company’s other director, Burke Harr, will receive annual compensation for his board service beginning in 2020.

The following replaces the “Ownership of Certain Beneficial Owners” provision under the “Item 11(m) Security Ownership of Certain Beneficial Owners and Management Security” section of your prospectus:

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities as of
January 1, 2020.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	LBL HoldCo II, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	25,000	100%
N/A	LBL HoldCo, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Guaranty Income Life Insurance Company 118 Second Avenue SE Cedar Rapids, IA 52401	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare US Holdings, Inc. 55 West Monroe Street, Suite 1930 Chicago, IL 60603	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare UK Holdings Limited 5th Floor 6 St Andrew Street London, EC4A 3AE, United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare Holdings LP P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare GP Holdings LP P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Kuvare GP Holdings Ltd. P.O. Box 309 Ugland House George Town Grand Cayman KY1-1104, Cayman Islands	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Access Holdings GP LP c/o Access Holdings 2 East Read Street, Suite 300 Baltimore, MD 21202	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Access Holdings GP Company c/o Access Holdings 2 East Read Street, Suite 300 Baltimore, MD 21202	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	ACP LI Holdings, LP c/o Altamont Capital Partners 400 Hamilton Ave, Suite 230 Palo Alto, CA 94301	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	ACP LI Holdings GP Ltd. c/o Altamont Capital Partners 400 Hamilton Ave, Suite 230 Palo Alto, CA 94301	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

The following replaces the “Security Ownership of Directors and Executive Officers” provision under the “Item 11(m) Security Ownership of Certain Beneficial Owners and Management Security” section of your prospectus:

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group as of January 1, 2020. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following share amounts are as of December 31, 2019. The address of each such director or officer is c/o Kuvare US Holdings, Inc., 55 W Monroe Street, Suite 1930, Chicago, Illinois, 60603.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, HoldCo, HoldCo Parent, GILICO, Kuvare, Kuvare UK Holdings Limited, Kuvare Holdings LP, Kuvare GP Holdings LP, Kuvare GP Holdings Ltd.	n/a	n/a
Lincoln Benefit is an indirect wholly owned subsidiary of Kuvare Holdings LP, which is controlled by its general partner, Kuvare GP Holdings LP. Kuvare GP Holdings LP is controlled by its general partner, Kuvare GP Holdings Ltd. Dhiren Jhaveri is the Chief Executive Officer and a director of Kuvare GP Holdings Ltd., and no officers or directors of the Company beneficially own any equity interests in Kuvare GP Holdings Ltd.

Kuvare Holdings LP	n/a	n/a	GBIS Holdings, LLC owns less than 1% of the equity interests of Kuvare Holdings LP.(1) Dhiren Jhaveri is the member of GBIS Holdings, LLC.
Kuvare GP Holdings LP	n/a	n/a	GBIS Holdings, LLC owns 1% of the equity interests of Kuvare GP Holdings LP.(1) Dhiren Jhaveri is the member of GBIS Holdings, LLC.

(1)Calculated on an aggregate basis including all outstanding classes of limited partner interests.

The following supplements the “Transactions with Related Persons” provision under the “Item 11(n) Transactions with Related Persons, Promoters and Certain Control Persons” section of your prospectus:

On December 31, 2019, Lincoln Benefit entered into a Cost Sharing and Services Agreement with Kuvare and KIS whereby Kuvare and KIS have agreed to provide certain management and administrative services to Lincoln Benefit, including management, reinsurance, legal, audit, administration, financial planning and other services. Lincoln Benefit reimburses Kuvare and KIS at cost for services provided by Kuvare and KIS pursuant to this agreement.

On December 31, 2019, Lincoln Benefit entered into an Investment Management Agreement with KIS, whereby KIS has agreed to provide certain investment advisory and management services to Lincoln Benefit. Pursuant to this agreement, KIS will receive a gross fee of approximately 0.30% per annum on all investment assets of Lincoln Benefit managed under this agreement. Mr. Jhaveri, the chair of our board of directors, is the President and Chief Executive Officer and an indirect owner of KIS. In addition, affiliates of each of Access Holdings GP Company and ACP LI Holdings GP Ltd., each an indirect beneficial owner of greater than 5% of Lincoln Benefit’s voting securities, are indirect owners of KIS.

As a regulated insurance company, material transactions with related persons are subject to review and approval by Lincoln Benefit’s applicable insurance regulatory authority to confirm, among other things, that the terms of such transactions are fair and reasonable, that charges or fees for services performed are reasonable, and that expenses incurred and payment received is allocated to Lincoln Benefit in conformity with customary insurance accounting practices consistently applied. All agreements with related persons are also reviewed by Kuvare’s Office of the General Counsel to determine whether an actual conflict of interest exists with respect to such agreements. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements.

If you have any questions about this supplement, please contact your financial professional or our Variable Annuities Service Center at 800-457-7617. Representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Supplement dated August 22, 2019
to the Prospectuses and Statements of Additional Information for

Consultant Solutions (Classic, Plus, Elite, Select) (Dated April 29, 2019)
Consultant I (Dated April 29, 2019)
LBL Advantage (Dated May 1, 2004)
Consultant II (Dated May 1, 2004)
Premier Planner (Dated May 1, 2004)
Investor’s Select (Dated May 1, 2007)

Issued by

Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account

This supplement updates certain information contained in the prospectus and statement of additional information for each of the variable annuity contracts listed above (each a “Contract”). All terms not defined in this supplement shall have the same meanings as the terms used in the prospectuses and statements of additional information. Please read this supplement carefully and keep it for future reference. No other action is required of you.

On July 24, 2019, the indirect parent companies of Lincoln Benefit Life Company, RL LP and RL (Parallel) LP, entered into an agreement with Guaranty Income Life Insurance Company (“GILICO”) to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit Life Company, to GILICO, a subsidiary of Kuvare US Holdings, Inc. (the “Transaction”).

The Transaction is subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the Transaction is targeted to close in the fourth quarter of 2019.

The terms and provisions of your Contract will not be changed by the Transaction, and Lincoln Benefit Life Company will continue to honor all of its obligations under your Contract. The Transaction will not change the fact that Lincoln Benefit Life Company is the named insurer under your Contract. Following the Transaction, the Prudential Insurance Company of America or an affiliate will continue to reinsure the Contracts and administer the Variable Account and the Contracts.

If you have any questions about this supplement, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Supplement dated May 3, 2019, to the
Prospectus for your Variable Annuity
Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company. Not all funds listed below are available as investment options on all contracts. Please refer to your prospectus to determine which information relates to funds available through your Variable Annuity contract.
As approved by shareholders of each Oppenheimer VA Fund listed below, each such fund will be reorganized into the corresponding, newly formed series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) shown as the Acquiring Fund below, as of the close of business on the date that has been set for these reorganization transactions. Each reorganization is currently expected to close on or about May 24, 2019, or as soon thereafter as practicable (the Reorganization Date). In addition, the Trust, Oppenheimer Variable Account Funds, will be replaced by AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and the investment adviser, OppenheimerFunds, Inc. will be replaced by Invesco Advisers, Inc. Immediately after the closing of a reorganization, your Contract Value in the sub-account(s) corresponding to an Acquiring Fund will be equal in value to your Contract Value in the sub-accounts corresponding to the Oppenheimer VA Fund that you held immediately prior to the closing of the reorganization.

Oppenheimer VA Funds	Acquiring Funds
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II
Oppenheimer Global Fund/VA – Service	Invesco Oppenheimer V.I. Global Fund – Series II
Oppenheimer International Growth Fund/VA – Service	Invesco Oppenheimer V.I. International Growth Fund – Series II
Oppenheimer Main Street Small Cap Fund – Service	Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II
Please note that you can transfer any Contract Value out of the sub-account for any Oppenheimer VA Fund listed above any time prior to the Reorganization Date.  Such transfers will be free of charge and will not count as one of your annual free transfers under your annuity contract.  Also, for a period of 60 days after the Reorganization Date, any Contract Value that was transferred to the sub-account investing in the Acquiring Fund as the result of the reorganization can be transferred free of charge and will not count as one of your annual free transfers.  It is important to note that any transfer limitation applicable to the investment option to which a transfer is made will apply as described in your prospectus. Please refer to your prospectus for information about investment options.
Each Acquiring Fund will be managed by Invesco Advisers, Inc. and will have the same investment objective as the corresponding Oppenheimer VA Fund prior to the reorganization. Accordingly, after the Reorganization Date, all references to the Oppenheimer VA Funds in the list of Portfolios is deleted and replaced as follows.

Portfolio	Investment Objective	Investment Advisor
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II	The Fund seeks capital appreciation.	Invesco Advisers, Inc.
Invesco Oppenheimer V.I. Global Fund – Series II	The Fund seeks capital appreciation.
Invesco Oppenheimer V.I. International Growth Fund – Series II	The Fund seeks capital appreciation.
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II	The Fund seeks capital appreciation.
After the Reorganization Date, the Oppenheimer VA Funds will no longer exist and, unless you instruct us otherwise, any outstanding instruction you have on file with us that designates a sub-account investing in an Oppenheimer VA Fund will be deemed instruction for the sub-account investing in the corresponding Acquiring Fund. This includes, but is not limited to, systematic withdrawals and Dollar Cost Averaging.
Additionally, if any of the Oppenheimer VA Funds listed above is part of an allocation model for your Contract, you may need to make a new election of an available portfolio within the asset allocation model for the model to continue to operate for your Contract following the Reorganization Date. You may wish to consult with your financial professional about the impact of the Reorganization on any allocation instructions and asset allocation models in effect for your Contract.
If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.
Please keep this supplement together with your prospectus for future reference. No other action is required of you.

The Consultant Solutions Variable Annuities
(Classic, Plus, Elite, Select)
Lincoln Benefit Life Company
Street Address: 5801 SW 6th Ave. Topeka, KS 66636
Mailing Address: P.O. Box 758561, Topeka, KS 66675-8561
Telephone Number: 800-457-7617 / Fax Number: 1-785-228-4584
1940 Act file number: 811-07924
1933 Act file number: 333-109688
Prospectus dated April 29, 2019

Lincoln Benefit Life Company (“Lincoln Benefit”) is the issuer of the following individual and group flexible premium deferred variable annuity contracts (each, a “Contract”):
•Consultant Solutions Classic
•Consultant Solutions Plus
•Consultant Solutions Elite
•Consultant Solutions Select
Effective November 30, 2006, this product is no longer being offered for sale.
This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.
This prospectus is being provided for informational or educational purposes only and does not take into account the investment objectives or financial situation of any client or prospective clients. The information is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Clients seeking information regarding their particular investment needs should contact a financial professional.
Each Contract currently offers several investment alternatives (“Investment Alternatives”). The Investment Alternatives include fixed account options (“Fixed Account Options”), depending on the Contract, and include various* variable sub-accounts (“Variable Sub-accounts”) of the Lincoln Benefit Life Variable Annuity Account (“Variable Account”). Each Variable Sub-account invests exclusively in shares of the following underlying funds (“Funds”):

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Fidelity® Variable Insurance Products
Goldman Sachs Variable Insurance Trust
Janus Aspen Series
Legg Mason Partners Variable Equity Trust
Legg Mason Partners Variable Income Trust
MFS® Variable Insurance Trust

MFS® Variable Insurance Trust II
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
PIMCO Variable Insurance Trust
Rydex Variable Trust
T. Rowe Price Equity Series, Inc.
The Alger Portfolios
VanEck VIP Trust

*    Certain Variable Sub-Accounts are closed to Contract owners not invested in the specified Variable Sub-Accounts by a designated date. Please see the “Investment Alternatives: the Variable Accounts” section of this prospectus for more information.
Each Fund has multiple investment Portfolios (“Portfolios”). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.
For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value (“Contract Value”) a Credit Enhancement (“Credit Enhancement”) of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.
We (Lincoln Benefit) have filed a Statement of Additional Information, dated April 29, 2019, with the Securities and Exchange Commission (“SEC”). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. The contents of the Statement of Additional Information are described below – see Table of Contents. For a free copy, please write or call us at the address or telephone number above or go to the SEC’s website (www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s website.

LBLCONSULTSOL

IMPORTANT INFORMATION
Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the annual and semi-annual shareholder reports for portfolios available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from us. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
You may elect to receive all future shareholder reports in paper free of charge by calling 1-800-457-7617. Your election to receive reports in paper will apply to all portfolios available under your contract.

IMPORTANT NOTICES
The SEC has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.
The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits in, or obligations of, or guaranteed or endorsed by, such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.
The Contracts are not FDIC insured.

(i)

Glossary of Terms

Please refer to this list for the meaning of the following terms:
AB Factor- Is used to calculate the Accumulation benefit and is determined by the Rider Period and Guarantee Option you selected as of the Rider Date.
Accumulation Benefit- Is equal to the Benefit Base multiplied by the AB Factor.
TrueReturn Accumulation Benefit Option- An option that guarantees a minimum Contract Value on the “Rider Maturity Date.”
Accumulation Phase- The period that begins on the date we issue your Contract (“Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments.
Accumulation Unit- A unit of measurement used to measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase. To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer.
Accumulation Unit Value- Each Variable Sub-Account has a separate value for its Accumulation Units (this is analogous to, but not the same as, the share price of a mutual fund).
Annual Increase Death Benefit Option- An option that, for an increased mortality and expense risk charge, provides for an increasing death benefit of 5% per year, subject to a cap.
Annuitant- The individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.
Automatic Additions Program- A program that permits subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.
Automatic Portfolio Rebalancing Program- A program that provides for the automatic rebalancing of the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations after the performance of each Sub-Account causes a shift in the percentage you allocated to each Sub-Account.
Beneficiary(ies)- The person(s) or entity(ies), who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies. You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract.
•Primary Beneficiary- the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.
•Contingent Beneficiary- the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.
Benefit Base- An amount used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. The Benefit Base will never be less than zero.
Benefit Payment- The amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment.
Benefit Payment Remaining- The amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years.
Benefit Year- The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

1

Code - The Internal Revenue Code of 1986, as amended
Co-Annuitant- An individual who will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant.
Contract*- Is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company.
Contract Anniversary- Each twelve-month period from the date of your contract’s issue date.
Contract Owner (“you”) - The person(s) having the privileges of ownership defined in the Contract.
Contract Value- During the Accumulation Phase, your contract value is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.
Contract Year- The annual period of time measured from the date we issue your Contract or a Contract Anniversary.
Credit Enhancement- For Consultant Solutions Plus Contracts, an amount added to your Contract Value each time you make a purchase payment, equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment.
Dollar Cost Averaging Program- A program that, during the Accumulation Phase, automatically transfers a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts.
Due Proof of Death- Documentation needed when there is a request for payment of the death benefit. We will accept the following documentation as Due Proof of Death: a certified copy of death certificate, a certified copy of decree of a court of competent jurisdiction as to the finding of death, or any other proof acceptable to us.
Enhanced Earnings Death Benefit Option- An option available for an increased mortality and expense risk charge that provides a death benefit based on In-Force Premiums or In-Force Earnings.
Excess of Earnings Withdrawal- An amount equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.
Fixed Account Options – Investment options offered through our general account, including the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option.
Free Withdrawal Amount- An amount equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge.
Funds: Refers to the mutual funds in which each Variable Sub-Account invests.
Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our service center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.
Guarantee Period Account- An allocation that establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”) and provides a specific effective annual interest rate.
Guarantee Options- Options that, subject to specific investment requirements, provide an Accumulation Benefit. We currently offer two “Guarantee Options,” Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the “Investment Requirements” section and may depend upon the Rider Date.
* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to “Contract” in this prospectus include certificates, unless the context requires otherwise. References to “Contract” also include all four Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.
Income Plan- A series of payments made on a scheduled basis to you or to another person designated by you.
Income Protection Benefit Option- An option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments, that guarantees your variable income payments under each of the Income Plans to which the option is applied will never be less than 85% of the initial variable amount income value
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(“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2.
In-Force Earnings- An amount equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.
In-force Premium- An amount equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.
Investment Alternatives- Variable Sub-Accounts that invest in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. For more complete information about each Portfolio, including the investment objective(s), expenses and risks associated with the Portfolio; please refer to the prospectuses for the Funds.
IRA Contract- A form of the Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.
Issue Date- The date we issue your Contract.
Lincoln Benefit (“We”)- Lincoln Benefit is the issuer of the Contract and a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508.
Market Value Adjustment- A calculation we apply to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under specified circumstances. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.
Maximum Anniversary Value (MAV) Death Benefit Option- An option available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date that provides the opportunity for an increased death benefit. On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value.
Payout Phase- The period of time that begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
Payout Start Date- The date we apply your money to provide income payments.
Payout Withdrawal- Your written request to terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“Withdrawal Value”), subject to a Payout Withdrawal Charge. If you withdraw the entire value of the remaining income payments, the Contract will terminate.
Portfolios- The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.
Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.
Return of Premium (“ROP”) Death Benefit- A benefit that provides a death benefit equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal.
Rider Date- The date the TrueReturn Accumulation Benefit Option was made a part of your Contract.
Rider Fee- An additional annual fee that you may pay if you elect certain optional benefits.
Rider Maturity Date- The date determined by the length of the Rider Period which you select, which must occur before the latest Payout Start Date (the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary).
Rider Period- The period of time that begins on the Rider Date and ends on the Rider Maturity Date.
Rider Trade-In Option- An option that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”).
Right to Cancel- Your ability to cancel the Contract during the Trial Examination Period, and receive a refund (not including any Credit Enhancement).
Settlement Value - The amount paid in the event of a full withdrawal of the Contract Value.
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Spousal Protection Benefit (Co-Annuitant) Option- An option that provides that the Co-Annuitant will be considered an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.
Standard Fixed Account Option- An option that, if you have selected the Consultant Solutions Classic Contract, allows you to allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation.
SureIncome Withdrawal Benefit Option- An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted.
Systematic Withdrawal Program- A program that permits you to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date.
Tax Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.
Transfer Period Account- Each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.
Trial Examination Period- The period during which you may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20-day period after you receive the Contract, or such longer period that your state may require.
TrueBalanceSM Asset Allocation Program- A program that spreads Contract Value across a range of asset classes but is no longer offered for new enrollments.
Valuation Date- The term used to indicate a “business day,” which means each day Monday through Friday that the New York Stock Exchange is open for business. Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time).
Variable Account- An account for which the income, gains, and losses are determined separately from the results of our other operations. The Variable Account consists of multiple Variable Sub- Accounts, each of which is available under the Contract.
Variable Sub-Account- An investment in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies.
Withdrawal Benefit Factor- A factor used to determine the “Benefit Payment” and Benefit Payment Remaining, which currently equals 8%.
Withdrawal Benefit Payout Phase- The period of time during which the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase. The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. Once all scheduled payments have been paid, the Contract will terminate.

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Overview of Contracts

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:
•The Consultant Solutions Classic Contract has a mortality and expense risk charge of 1.25%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;
•The Consultant Solutions Plus Contract offers a Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.45%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;
•The Consultant Solutions Elite Contract has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and
•The Consultant Solutions Select Contract has a mortality and expense risk charge of 1.70%, an administrative expense charge of 0.10%*, and no withdrawal charges.
Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.
*    The administrative expense charge may be increased, but will never exceed 0.25%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.
The Contracts at a Glance

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information. Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.
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Flexible Payments
We are no longer offering new Contracts. You can add to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000 ($100 for automatic payments).

We reserve the right to accept a lesser initial purchase payment amount for each Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract. You must maintain a minimum Contract Value of $1,000.

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement of up to 5% of such purchase payment.

Trial Examination Period
You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“Trial Examination Period”). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. If you cancel your Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. The amount you receive will be less applicable federal and state income tax withholding. See “Trial Examination Period” for details.

Expenses
Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-account. You also will bear the following expenses:

Consultant Solutions Classic Contracts

• Annual mortality and expense risk charge equal to 1.25% of daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Consultant Solutions Plus Contracts

• Annual mortality and expense risk charge equal to 1.45% of daily net assets.

• Withdrawal charges ranging from 0% to 8.5% of purchase payments withdrawn.

Consultant Solutions Elite Contracts

• Annual mortality and expense risk charge equal to 1.60% of daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Consultant Solutions Select Contracts

• Annual mortality and expense risk charge equal to 1.70% of daily net assets.

• No withdrawal charges.

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All Contracts

• Annual administrative expense charge of 0.10% daily net assets (up to 0.25% for future Contracts).

• Annual contract maintenance charge of $40 (reduced to $30 if Contract Value is at least $2000 and waived in certain cases).

• If you select the Maximum Anniversary Value (MAV) Enhanced Death Benefit Option (“MAV Death Benefit Option”), you will pay an additional mortality and expense risk charge of 0.20% (up to 0.50% for Options added in the future).

• If you select the Annual Increase Enhanced Death Benefit Option (“Annual Increase Death Benefit Option”), you will pay an additional mortality and expense risk charge of 0.30% (up to 0.50% for options added in the future).

• If you select the Enhanced Earnings Death Benefit Option, you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner, the Co-Annuitant, and/or oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later (“Rider Application Date”).

• If you select the TrueReturn Accumulation Benefit Option, you would pay an additional annual fee (“Rider Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary (“Contract Anniversary”) during the Rider Period. You may not select the TrueReturn Accumulation Benefit Option together with the SureIncome Withdrawal Benefit Option.

• If you select the SureIncome Withdrawal Benefit Option (“SureIncome Option”), you would pay an additional annual fee (“SureIncome Option Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (See the SureIncome Option Fee section). You may not select the SureIncome Option together with the TrueReturn Accumulation Benefit Option.

• If you select the Income Protection Benefit Option, you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

• If you select the Spousal Protection Benefit (Co-Annuitant) Option, you would pay an additional annual fee (“Rider Fee”) of 0.10% (up to 0.15% for Options added in the future) of the Contract Value (“Contract Value”) on each Contract Anniversary. This Option is available only for Individual Retirement Annuity (“IRA”) Contracts qualified under Section 408 of the Code. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time. No Rider Fee is charged for the Spousal Protection Benefit (Co-Annuitant) Option for Contract Owners who added the Option prior to May 1, 2005.

• Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year (“Contract Year”), but not more than $25. A Contract Year is measured from the date we issue your Contract or a Contract Anniversary.

• State premium tax (if your state imposes one)

• Not all Options are available in all states

• We may discontinue offering any of these Options at any time.

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Investment Alternatives
Each Contract offers several investment alternatives including:

• Fixed Account Options that credit interest at rates we guarantee, and

• Variable Sub-accounts investing in Portfolios offering professional money management by these investment advisers:

• Fidelity® Management & Research Company (FMR)

• Fred Alger Management, Inc.

• Goldman Sachs Asset Management, L.P.

• Guggenheim Investments

• Invesco Advisers, Inc.

• Janus Capital Management LLC

• Legg Mason Partners Fund Advisor, LLC

• MFS® Investment Management

• Morgan Stanley Investment Management Inc.

• Pacific Investment Management Company LLC

• T. Rowe Price Associates, Inc.

• Van Eck Associates Corporation

Not all Fixed Account Options are available in all states or with all Contracts.

To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-accounts have performed, please call us at 800-457-7617.

Special Services
For your convenience, we offer these special services:

• Automatic Portfolio Rebalancing Program

• Automatic Additions Program

• Dollar Cost Averaging Program

• Systematic Withdrawal Program

• TrueBalanceSM Asset Allocation Program

Income Payments
You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

• life income with guaranteed number of payments

• joint and survivor life income with guaranteed number of payments

• guaranteed number of payments for a specified period

• life income with cash refund

• joint life income with cash refund

• life income with installment refund

• joint life income with installment refund

In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

Death Benefits
If you die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract. In addition to the death benefit included in your Contract (“ROP Death Benefit”), the death benefit options we currently offer include:

• MAV Death Benefit Option;

• Annual Increase Death Benefit Option; and

• Enhanced Earnings Death Benefit Option.

Transfers
Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed Account or Market Value Adjusted Account Options is $100.

A charge may apply after the 12th transfer in each Contract Year.

Withdrawals
You may withdraw some or all of your Contract Value at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is in effect under your Contract. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value Adjustment may also apply.

How the Contracts Work

Each Contract basically works in two ways.
First, each Contract can help you (we assume you are the “Contract Owner”) save for retirement because you can invest in your Contract’s investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “Accumulation Phase” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.
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Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these “Income Plans”) described in the “Income Payments” section of this prospectus. You receive income payments during what we call the “Payout Phase” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.
The timeline below illustrates how you might use your Contract.

Other income payment options are also available. See “Income Payments.”
As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See “The Contracts.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See “Death Benefits.”
Please call us at 800-457-7617 if you have any question about how the Contracts work.
Expense Tables

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses,” below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.
Contract Owner Transaction Expenses
Withdrawal Charge (as a percentage of purchase payments withdrawn)*

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Consultant Solutions Classic	7%	7%	6%	5%	4%	3%	2%	0%	0%
Consultant Solutions Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%
Consultant Solutions Elite:	7%	6%	5%	0%	0%	0%	0%	0%	0%
Consultant Solutions Select:	None

All Contracts:
Annual Contract Maintenance Charge	$40**
Transfer Fee	up to 2.00% of the amount transferred, but not more than $25***
Premium Taxes	0% to 3.50% of Purchase Payment****
Loan Interest Rate	7.25%*****
* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge (“Free Withdrawal Amount”). See “Withdrawal Charges” for more information.
** Reduced to $30 if Contract Value is not less than $2000, and waived in certain cases. See “Expenses.”
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*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred. The transfer fee will never be greater than $25.
**** Some States charge premium taxes that generally range from 0 to 3.5%. We are responsible for paying these taxes and will deduct them from your Contract Value. Our current practice is to not charge for these taxes until the Payout Start Date or surrender of the Contract. See “Premium Taxes” for more information.
***** For more information, see “Contract Loans for 403(b) Contracts.” The loan interest rate is subject to change.
Variable Account Annual Expenses (as a percentage of daily net asset value deducted from each Variable Sub-account)
If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

Basic Contract (without any optional benefit)	Mortality and Expense Risk Charge	Administrative Expense Charge*	Total Variable Account Annual Expense
Consultant Solutions Classic	1.25%	0.10%	1.35%
Consultant Solutions Plus	1.45%	0.10%	1.55%
Consultant Solutions Elite	1.60%	0.10%	1.70%
Consultant Solutions Select	1.70%	0.10%	1.80%
* We reserve the right to raise the administrative expense charge to 0.25%. If we increase this charge, we will amend the prospectus, accordingly. However, we will not increase the charge once we issue your Contract.
Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option	Currently 0.20%, up to a maximum of 0.50% for Options added in the future *
Annual Increase Death Benefit Option	Currently 0.30%, up to a maximum of 0.50% for Options added in the future *
Enhanced Earnings Death Benefit Option (issue age 0-70)	Currently 0.25%, up to a maximum of 0.35% for Options added in the future *
Enhanced Earnings Death Benefit Option (issue age 71-79)	Currently 0.40%, up to a maximum of 0.50% for Options added in the future *
If you select the Options with the highest possible combination of mortality and expense risk charges during the Accumulation Phase, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Annual Increase Death Benefit Option, and Enhanced Earnings Death Benefit Option (issue age 71-79)	Mortality and Expense Risk Charge*	Administrative Expense Charge*	Total Variable Account Annual Expense
Consultant Solutions Classic	2.15%	0.10%	2.25%
Consultant Solutions Plus	2.35%	0.10%	2.45%
Consultant Solutions Elite	2.50%	0.10%	2.60%
Consultant Solutions Select	2.60%	0.10%	2.70%
* As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher in the future if you add this Option to your Contract. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. If we increase any of these charges, we will amend the prospectus, accordingly.
TrueReturn Accumulation Benefit Option Annual Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

TrueReturn Accumulation Benefit Option	Currently 0.50%, up to a maximum of 1.25% for Options added in the future. *
* If we increase this charge, we will amend the prospectus, accordingly. See “TrueReturn Accumulation Benefit Option” for details.
Spousal Protection Benefit (Co-Annuitant) Option Annual Fee
(annual rate as a percentage of Contract Value on a Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option	Currently 0.10%, up to a maximum of 0.15% for Options added in the future *
* For Options added on or after 5/1/2005. If we increase this charge, we will amend the prospectus, accordingly. See “Spousal Protection Benefit (Co-Annuitant) Option” for details.
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SureIncome Option Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Withdrawal Benefit Option	Currently 0.50%, up to a maximum of 1.25% for SureIncome Options added in the future *
* If we increase this charge, we will amend the prospectus, accordingly. See “SureIncome Withdrawal Benefit Option” for details.
Income Protection Benefit Option Fee (Payout Phase only)*
(as a percentage of daily net assets)

Income Protection Benefit Option	Currently 0.50%, up to a maximum of 0.75% for Options added in the future*
* See “Income Payments – Income Protection Benefit Option,” below, for a description of the Income Protection Benefit Option. You may add this Option when you elect to receive annuity benefits. We begin to deduct the charge for this Option on the Payout Start Date. Currently, the charge for this Option is 0.50% of the daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We will charge you the Option charge in effect when you choose to apply this Option to your Contract. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. If we increase this charge, we will amend the prospectus accordingly. Once your Income Protection Benefit Option is in effect, however, we will not change the option charge you will pay for this Option. See “Expenses – Mortality and Expense Risk Charge,” below, for details.
Portfolio Annual Expenses – Minimum and Maximum
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisors and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio’s fees and expenses appears in the second table below and in the prospectus for each Portfolio.

	Minimum	Maximum
Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.35%	1.62%
(1)    Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2019.
EXPENSE EXAMPLES
These examples are intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.
The example shows the dollar amount of expenses that you would bear directly or indirectly if you:
•invested $10,000 in the Contract for the time periods indicated;
•earned a 5% annual return on your investment;
•allocate all of your Account Value to the sub-Account with the Maximum Total Annual Portfolio Operating Expenses as listed in the Expense Table, and these remain the same each year*
•elected the MAV Death Benefit Option and the Annual Increase Death Benefit Option; the Enhanced Earnings Death Benefit Option (assuming issue age 71-79); the Spousal Protection Benefit (Co-Annuitant) Option; and the TrueReturn Accumulation Benefit Option or SureIncome Withdrawal Benefit Option.**

The examples also assume:
•No tax charge applies.
•For each charge, we deduct the maximum charge rather than current charge.
•You make no transfers, or other transactions for which we charge a fee.
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Amounts shown in the examples are rounded to the nearest dollar.
*    Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.
**    Note: The combination of optional benefits represents the maximum optional benefit charge.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

	CONSULTANT SOLUTIONS CLASSIC
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,324	$2,454	$3,458	$5,956
If you annuitize your annuity at the end of the applicable time period: [1]	$624	$1,854	$3,058	$5,956
If you do not surrender your annuity:	$624	$1,854	$3,058	$5,956

	CONSULTANT SOLUTIONS PLUS
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,494	$2,760	$3,796	$6,102
If you annuitize your annuity at the end of the applicable time period: [1]	$644	$1,910	$3,146	$6,102
If you do not surrender your annuity:	$644	$1,910	$3,146	$6,102

	CONSULTANT SOLUTIONS ELITE
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,359	$2,453	$3,211	$6,209
If you annuitize your annuity at the end of the applicable time period: [1]	$659	$1,953	$3,211	$6,209
If you do not surrender your annuity:	$659	$1,953	$3,211	$6,209

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	CONSULTANT SOLUTIONS SELECT
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$670	$1,981	$3,255	$6,280
If you annuitize your annuity at the end of the applicable time period: [1]	$670	$1,981	$3,255	$6,280
If you do not surrender your annuity:	$670	$1,981	$3,255	$6,280
1 Your ability to annuitize within the first 30 days of the first Annuity Year may be limited.
Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “Accumulation Unit.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “Accumulation Unit Value.” Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.
Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix H of this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The statutory financial statements of Lincoln Benefit and the financial statements of the Variable Account, which are comprised of the financial statements of the underlying sub-accounts, appear in the Statement of Additional Information.

The Contracts

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.
CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):
•the investment alternatives during the Accumulation and Payout Phases,
•the amount and timing of your purchase payments and withdrawals,
•the programs you want to use to invest or withdraw money,
•the income payment plan(s) you want to use to receive retirement income,
•the Annuitant (either yourself or someone else) on whose life the income payments will be based,
•the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies, and
•any other rights that the Contract provides, including restricting income payments to Beneficiaries.
If you die prior to the Payout Start Date, any surviving joint Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.
If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a non-living person, we will pay the death benefit to the current Contract Owner.
The Contract cannot be jointly owned by both a living and a non-living person. The Consultant Solutions Select is not available for purchase by non-living persons. The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.
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If you select the MAV Death Benefit Option, the Annual Increase Death Benefit Option, or the Enhanced Earnings Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 85.
The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.
Except for certain Qualified Contracts, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Contracts. Please consult with a tax advisor prior to making a request for a change of Contract Owner.
ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). If the Contract is a Non-Qualified Contract, you also may designate a joint Annuitant, who is a second person on whose life income payments depend. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.
If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.
If you select the MAV Death Benefit Option, Annual Increase Death Benefit Option, or Enhanced Earnings Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79.
If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application date is age 90. If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is currently age 85.
If you select an Income Plan that depends on the Annuitant or a joint Annuitant’s life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.
CO-ANNUITANT
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option must name their spouse as a Co-Annuitant:
•the individually owned Contract must be either a traditional, Roth or Simplified Employee Pension IRA;
•the Contract Owner must be age 90 or younger on the Rider Application Date;
•and the Co-Annuitant must be age 79 or younger on the Rider Application Date; and
•the Co-Annuitant must be the sole Primary Beneficiary under the Contract.
Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant. If you are single when you purchase this Contract, and are married later, you may add the Spousal Protection Benefit Option within six months of your marriage only if you provide proof of marriage in a form satisfactory to us. You may change the Co-Annuitant to a new spouse within six months of re-marriage only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. The Co-Annuitant will be considered an Owner for the purposes of determining the age or birthday of the Owners under the MAV Death Benefit Option, the Annual Increase Death Benefit Option and the Enhanced Earnings Death Benefit Option. See “Spousal Protection Benefit Option and Death of Co-Annuitant” for more information.
BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the
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new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.
You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.
You may restrict income payments to Beneficiaries. We will provide a form to be signed by you and filed with us. Once we accept the form, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.
If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:
•your spouse or, if he or she is no longer living,
•your surviving children equally, or if you have no surviving children,
•your estate.
If more than one Beneficiary survives you, we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the death benefit in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary’s share in proportion to the original share of the remaining Beneficiaries.
For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person A”) has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person B”), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.
Where there are multiple Beneficiaries, we will only value the death proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any death proceed amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the death proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the death proceeds. Each Beneficiary will exercise all rights related to his or her share of the death proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.
If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.
MODIFICATION OF THE CONTRACT
Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.
ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.

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Purchases

MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Classic Contracts is $1,200 (Qualified or Non-Qualified Contracts); the minimum initial purchase payment for all other Non-Qualified Contracts is $10,000 ($2,000 for Qualified Contracts). All subsequent purchase payments under a Contract must be $1,000 or more ($100 for automatic payments). For Consultant Solutions Plus Contracts, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, any additional payments after the initial purchase payment may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of a Contract and/or acceptance of purchase payments.
AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.
ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percent that total 100% or in whole dollars. You can change your allocations by calling 1-800-457-7617.
We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will affect any change in allocation instructions at the time we receive written notice of the change in good order.
For Consultant Solutions Select Contracts, the maximum amount that can be allocated during any single day to certain selected funds is $25,000. Please see the current list of funds affected by this restriction in the “Transfers During The Accumulation Phase” section of this prospectus.
We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office in Good Order.
We use the term “business day” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “Valuation Dates.” Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed for the next Valuation Date.
There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value or make a purchase or redemption request.
With respect to both your initial purchase payment and any subsequent purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.
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CREDIT ENHANCEMENT
For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. The thresholds apply individually to each Consultant Solutions Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

Additional Credit Enhancement for Large Contracts	Cumulative Purchase Payments less Cumulative Withdrawals must exceed:
0.50% of the purchase payment	$500,000
1.00% of the purchase payment	$1,000,000
If, during the first Contract Year only, the cumulative purchase payments less cumulative withdrawals exceed the thresholds, the additional credit enhancement will apply to prior purchase payments, less cumulative withdrawals, and will be added to the Contract Value as of the date of the most recent purchase payment. The additional credit enhancement will be applied only once to any given purchase payment, current or prior.
If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See “Trial Examination Period” below for details. The Consultant Solutions Plus Contract may not be available in all states.
We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the most recent purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.
We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See “Expenses.” Under certain circumstances (such as a period of poor Sub-account performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.
TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this “Right to Cancel,” the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value. The amount you receive will be less applicable federal and state income tax withholding.
For Consultant Solutions Plus Contracts, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement. In states where required, we will return the amount of your purchase payments. In other states, we will return the amount of your purchase payments, reduced by the amount of any mortality and expense risk charges and administrative expense charges deducted prior to cancellation, and adjusted by any investment gain or loss associated with:
•your Variable Account purchase payments; and
•any portion of the Credit Enhancement assigned to the Variable Sub-accounts.
We reserve the right to allocate your purchase payments to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account during the Trial Examination Period. For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account. On the next Valuation Date 40 day after the issue date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.
State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information.
Contract Loans for 403(b) Contracts
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Subject to the restrictions described below, we will make loans to the Contract Owner of a Contract used in connection with a Tax-Sheltered Annuity Plan (“TSA Plan”) under Section 403(b) of the Code. Such loans may not be available in all states. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Code, which impose restrictions on loans. Loans may not be available with all rider options.
We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal, including any applicable Market Value Adjustment, under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA Plans with the same employer is more than the lesser of (a) or (b) where:
(a)equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and
(b)equals the greater of $10,000 or half of the amount available for full withdrawal.
The minimum loan amount is $1,000.
To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Some of these requirements are stated in Section 72 of the Code. Please seek advice from your plan administrator or tax advisor.
When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the Loan Account as collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Sub-accounts or Fixed Account Options as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from each Variable Sub-account in proportion to the total assets in all Variable Sub-accounts. If your loan amount is greater than your Contract Value in the Variable Sub-accounts, we will transfer the remaining required collateral from the Market Value Adjusted or Standard Fixed Account Option. If your loan amount is greater than your contract value in the Variable Sub-accounts and the Market Value Adjusted or Standard Fixed Account Option, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Options.
We will not charge a Withdrawal Charge on the loan or on the transfer from the Variable Sub-accounts or any of the Fixed Account Options. We may, however, apply a Market Value Adjustment to a transfer from the Market Value Adjusted Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Market Value Adjusted Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.
We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) an annual effective rate of 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Variable Sub-accounts.
When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.
We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:
(1)the Death Proceeds;
(2)full withdrawal proceeds;
(3)the amount available for partial withdrawal; and
(4)the amount applied on the Payout Start Date to provide income payments.
If a New Owner elects to continue the Contract under Death of Owner Option D, the new Contract Value will be reduced by the amount of the loan outstanding plus accrued interest and the loan will be canceled.
Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.
You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Variable Sub-account(s) in the proportion that you have selected for your most recent Purchase Payment. Allocations of loan payments are not permitted to the Fixed Accounts (Standard Fixed Account, Market Value Adjusted Account, and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes
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any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity® VIP Government Money Market, Service Class 2 Sub-account.
If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. Until we are permitted by law to extinguish a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance.
Any outstanding loan balance not paid back under plan rules after termination of employment becomes taxable in the year of default.  Under the Tax Cuts and Jobs Act, for defaults related to termination of employment after 2017, an individual has until the due date of that year’s return (including extensions) to roll over the outstanding loan amount to an IRA or qualified employer plan.
If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.
We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.
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Contract Value

On the Issue Date, the Contract Value is equal to your initial purchase payment (for Consultant Solutions Plus Contracts, your initial purchase payment plus the Credit Enhancement).
Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.
ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-account when the Accumulation Unit Value for the Sub-account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-account to your Contract. For Consultant Solutions Plus Contracts, we would credit your Contract additional Accumulation Units of the Variable Sub-account to reflect the Credit Enhancement paid on your purchase payment. See “Credit Enhancement.” Withdrawals and transfers from a Variable Sub-account would, of course, reduce the number of Accumulation Units of that Sub-account allocated to your Contract.
ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:
•changes in the share price of the Portfolio in which the Variable Sub-Account invests, and
•the deduction of amounts reflecting the mortality and expense risk charge and, administrative expense charge, and the cost of each optional benefit since we last calculated the Accumulation Unit Value.
We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.
We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.
You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.
TRUERETURN ACCUMULATION BENEFIT OPTION
We offer the TrueReturn Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Accumulation Benefit Option guarantees a minimum Contract Value on the “Rider Maturity Date.” The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See “Termination of the TrueReturn Accumulation Benefit Option” below for details on termination.
The TrueReturn Accumulation Benefit Option is available at time of application for the Contract, or the date we receive a written request to add the option, whichever is later, subject to availability and issue requirements. Currently, you may not add the TrueReturn Option to your Contract after Contract issue without prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the TrueReturn Option. Currently, you may have only one TrueReturn Accumulation Benefit Option in effect on your Contract at one time. You may have only either the TrueReturn Accumulation Benefit Option or the SureIncome Option in effect on your Contract at one time. The TrueReturn Accumulation Benefit Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Accumulation Benefit Option may be cancelled at any time on or after the 5th Rider Anniversary by:
•notifying us in writing in a form satisfactory to us; or
•changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Accumulation Benefit Option. For more information regarding investment requirements for this Option, see the “Investment Requirements” section below.
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The “Rider Anniversary” is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Accumulation Benefit Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.
When you add the TrueReturn Accumulation Benefit Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The “Rider Period” begins on the Rider Date and ends on the Rider Maturity Date. The “Rider Date” is the date the TrueReturn Accumulation Benefit Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two “Guarantee Options,” Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the “Investment Requirements” section below and may depend upon the Rider Date. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.
The TrueReturn Accumulation Benefit Option may not be available in all states. We may discontinue offering the TrueReturn Accumulation Benefit Option at any time.
Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Fidelity® VIP Government Money Market - Service Class II Variable Sub-account. You may transfer the excess amount out of the Fidelity® VIP Government Money Market - Service Class II Variable Sub-account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Accumulation Benefit Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Accumulation Benefit Option provides no additional benefit.
The “Accumulation Benefit” is equal to the Benefit Base multiplied by the AB Factor. The “AB Factor” is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

AB Factors
Rider Period (number of years)	Guarantee Option 1	Guarantee Option 2
8	100.0%	NA
9	112.5%	NA
10	125.0%	100.0%
11	137.5%	110.0%
12	150.0%	120.0%
13	162.5%	130.0%
14	175.0%	140.0%
15	187.5%	150.0%
16	200.0%	160.0%
17	212.5%	170.0%
18	225.0%	180.0%
19	237.5%	190.0%
20	250.0%	200.0%
The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.
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Example 1: Guarantee Option 1

Guarantee Option:	1
Rider Period:	15
AB Factor:	187.5%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 187.5%
= $93,750
Example 2: Guarantee Option 2

Guarantee Option:	2
Rider Period:	15
AB Factor:	150.0%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 150.0%
= $75,000
Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See “Investment Requirements” below for more information.
Benefit Base.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:
•The Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.
•The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:
(a)= the withdrawal amount;
(b)= the Contract Value immediately prior to the withdrawal; and
(c)= the Benefit Base immediately prior to the withdrawal.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.
The Benefit Base will never be less than zero.
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Investment Requirements.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option (“Model Portfolio Option”) you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives.
We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will not apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.
If you have an outstanding loan balance, you may not elect the TrueReturn Option until the outstanding balance has been repaid. If you elect the TrueReturn Option, we will not make a policy loan to you until the TrueReturn Option matures or is cancelled.
When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:
1)to a model portfolio option (“Model Portfolio Option”) available with the Guarantee Option you selected, as defined below; or
2)to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest according to a Model Portfolio Option available for use with the Guarantee Option you selected; or
3)to a combination of (1) and (2) above.
For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.
On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalanceSM Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

Guarantee Option 1	Guarantee Option 2
* Model Portfolio Option 1 * TrueBalance Conservative Model Portfolio Option * TrueBalance Moderately Conservative Model Portfolio Option
* Model Portfolio Option 2
* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option
* TrueBalance Moderate Model Portfolio Option
* TrueBalance Moderately Aggressive Model Portfolio Option
* TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.
Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option.
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Model Portfolio Option 1.
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
Effective May 1, 2005, certain Variable Sub-Accounts under Model Portfolio 1 have been reclassified into different asset categories. These changes apply to TrueReturn Accumulation Benefit Options effective both prior to and on or after May 1, 2005. The
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following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category:

Model Portfolio Option 1
20% Category A
50% Category B
30% Category C
0% Category D
Category A
Fidelity® VIP Government Money Market – Service Class 2 Sub-Account (10)
Category B
Fidelity® VIP Investment Grade Bond – Service Class 2 Sub-Account
Western Asset Variable Global High Yield Bond Portfolio – Class II Sub-Account
MFS® High Yield Portfolio – Service Class Sub-Account
PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return Portfolio – Administrative Shares Sub-Account
PIMCO Total Return Portfolio - Administrative Shares Sub-Account (5)
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (8)
Invesco V.I. Government Securities Fund, Series II Sub-Account
Category C
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (2)
Invesco V.I. Core Equity Fund – Series II Sub-Account (9)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (7)
Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account
Janus Henderson Overseas Portfolio – Service Shares Sub-Account
Janus Henderson Forty Portfolio – Service Shares Sub-Account
Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (6)
Janus Henderson Balanced Portfolio – Service Shares Sub-Account
ClearBridge Variable Large Cap Value Portfolio – Class I Sub-Account
MFS® Investors Trust Series – Service Class Sub-Account
MFS® Total Return Series – Service Class Sub-Account
MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account (4)
MFS® Value Series – Service Class Sub-Account
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account (1) (11)
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II Sub-Account (12)
Guggenheim VIF Long Short Equity Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Category D (Variable Sub-Accounts not available under Model Portfolio Option 1)
Invesco V.I. American Franchise Fund – Series II Sub-Account
Alger Large Cap Growth Portfolio – Class S Sub-Account
Alger Capital Appreciation Portfolio – Class S Sub-Account
Alger Mid Cap Growth Portfolio – Class S Sub-Account (3)
Fidelity® VIP Growth Portfolio – Service Class 2 Sub-Account
MFS® New Discovery Series – Service Class Sub-Account
Invesco Oppenheimer V.I. Global Fund – Series II Sub-Account (13)
Morgan Stanley VIF Growth Portfolio, Class II Sub-Account
VanEck VIP Emerging Markets Fund Sub-Account
VanEck VIP Global Hard Assets Fund Sub-Account
Invesco V.I. Mid Cap Growth Fund – Series II Sub-Account
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1)Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.
2)Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.
3)Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
4)On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.
5)We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract.  However, we are no longer planning to remove this sub-account or substitute a new investment option.  As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.
6)Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
7)Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
8)Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
9)Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
10)Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.
11)Effective May 24, 2019, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II sub-account.
12)Effective May 24, 2019, the Oppenheimer Main Street Small Cap Fund – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II sub-account.
13)Effective May 24, 2019, the Oppenheimer Global Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Global Fund – Series II sub-account.
Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 1. We will use the percentage allocations as of your most recent instructions.

Model Portfolio Option 2.
The investment requirements under Model Portfolio Option 2 depend on the effective date of your TrueReturn Accumulation Benefit Option.
Rider Date prior to May 1, 2005
If your TrueReturn Accumulation Benefit Option Rider Date is prior to May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you must allocate your Contract Value among four asset categories in accordance with the percentage allocation requirements set out in the table below. You may choose
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the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005) and the Variable Sub-Accounts available under each category:
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Model Portfolio Option 2
(Rider Date Prior to May 1, 2005)
10% Category A
20% Category B
50% Category C
20% Category D
Category A
Fidelity® VIP Government Money Market – Service Class 2 Sub-Account (10)
Category B
Fidelity® VIP Investment Grade Bond – Service Class 2 Sub-Account
Western Asset Variable Global High Yield Bond Portfolio– Class II Sub-Account
MFS® High Yield Portfolio– Service Class Sub-Account
PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return - Administrative Shares Sub Account (4)
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (7)
Invesco V.I. Government Securities Fund, Series II Sub-Account
Category C
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (9)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (6)
Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account
Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (5)
Janus Henderson Balanced Portfolio– Service Shares Sub-Account
ClearBridge Variable Large Cap Value Portfolio – Class I Sub-Account
MFS® Investors Trust Series– Service Class Sub-Account
MFS® Total Return Series – Service Class Sub-Account
MFS® Value Series – Service Class Sub-Account
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account (1)(11)
T. Rowe Price Equity Income Portfolio – II Sub-Account
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Category D
Invesco V.I. American Franchise Fund – Series II Sub-Account
Invesco V.I. Core Equity – Series II Sub-Account (8)
Alger Large Cap Growth Portfolio – Class S Sub-Account
Alger Capital Appreciation Portfolio– Class S Sub-Account
Alger Mid Cap Growth Portfolio – Class S Sub-Account (2)
Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Growth Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio– Service Class 2 Sub-Account
Janus Henderson Overseas Portfolio – Service Shares Sub-Account
Janus Henderson Forty Portfolio– Service Shares Sub-Account
MFS® New Discovery Series– Service Class Sub-Account
MFS® Massachusetts Investors Growth Stock Portfolio– Service Class Sub-Account (3)
Invesco Oppenheimer V.I. Global Fund – Series II Sub-Account (12)
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II Sub-Account (13)
Guggenheim VIF Long Short Equity Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Morgan Stanley VIF Growth Portfolio, Class II Sub-Account
VanEck VIP Emerging Markets Sub-Account
VanEck VIP Global Hard Assets Sub-Account
Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account
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1)Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account. Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.
2)Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
3)On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.
4)We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract.  However, we are no longer planning to remove this sub-account or substitute a new investment option.  As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.
5)Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio– Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
6)Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
7)Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
8)Effective December 23, 2016, the Invesco V.I. Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
9)Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.
10)Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.
11)Effective May 24, 2019, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II sub-account.
12)Effective May 24, 2019, the Oppenheimer Global Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Global Fund – Series II sub-account.
13)Effective May 24, 2019, the Oppenheimer Main Street Small Cap Fund – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II sub-account.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005). We will use the percentage allocations as of your most recent instructions.
Rider Date on or after May 1, 2005
If your TrueReturn Accumulation Benefit Option Rider Date is on or after May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts, however, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
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The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after May 1, 2005):

Model Portfolio Option 2
(Rider Date on or after May 1, 2005)
Available
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (2)
Invesco V.I. Core Equity – Series II Sub-Account (9)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (7)
Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (10)
Janus Henderson Overseas Portfolio – Service Shares Sub-Account
Janus Henderson Forty Portfolio– Service Shares Sub-Account
Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (5)
Janus Henderson Balanced Portfolio– Service Shares Sub-Account
Western Asset Variable Global High Yield Bond – Class II Sub-Account
ClearBridge Variable Large Cap Value Portfolio– Class I Sub-Account
MFS® Investors Trust Series– Service Class Sub-Account
MFS® High Yield Portfolio– Service Class Sub-Account
MFS® MA Investors Growth Stock Series – Service Class Sub-Account (4)
MFS® Total Return Series – Service Class Sub-Account
MFS® Value Series– Service Class Sub-Account
PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return – Administrative Shares Sub Account (6)
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account (1)(11)
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II Sub-Account (12)
Guggenheim VIF Long Short Equity Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio– II Sub-Account
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (8)
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Invesco V.I. Government Securities Fund, Series II Sub-Account
Model Portfolio Option 2
(Rider Date on or after May 1, 2005)
Excluded
Invesco V.I. American Franchise Fund – Series II Sub-Account
Alger Large Cap Growth Portfolio – Class S Sub-Account
Alger Capital Appreciation Portfolio – Class S Sub-Account
Alger Mid Cap Growth Portfolio– Class S Sub-Account (3)
Fidelity® VIP Growth Portfolio– Service Class 2 Sub-Account
MFS® New Discovery – Service Class Sub-Account
Invesco Oppenheimer V.I. Global Fund – Series II Sub-Account (13)
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (8)
VanEck VIP Emerging Markets Sub-Account
VanEck VIP Global Hard Assets Sub-Account
Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

(1)Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date: Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire
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contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.
(2)Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.
(3)Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(4)On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.
(5)Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(6)We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract.  However, we are no longer planning to remove this sub-account or substitute a new investment option.  As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.
(7)Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(8)Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(9)Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(10)Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.
(11)Effective May 24, 2019, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II sub-account.
(12)Effective May 24, 2019, the Oppenheimer Main Street Small Cap Fund – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II sub-account.
(13)Effective May 24, 2019, the Oppenheimer Global Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Global Fund – Series II sub-account.

TrueBalanceSM Model Portfolio Options.
If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.
Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.
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Cancellation of the TrueReturn Option.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.
Death of Owner or Annuitant.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision as described in the “Death Benefit Payments” section of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the TrueReturn Accumulation Benefit Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the TrueReturn Accumulation Benefit Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.
Rider Trade-In Option.
We offer a “Rider Trade-In Option” that allows you to cancel your TrueReturn Accumulation Benefit Option and immediately add a new TrueReturn Accumulation Benefit Option (“New Option”), provided all of the following conditions are met:
•The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date.
•The New Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.
•The New Option must be a TrueReturn Accumulation Benefit Option that we make available for use with the Rider Trade-In Option.
•The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.
For example, if you trade-in your TrueReturn Accumulation Benefit Option:
•the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in;
•the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;
•the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;
•the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;
•any waiting period for canceling the New Option will start again on the new Rider Date;
•any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and
•the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.
Currently, we are also making the SureIncome Option available at the time of your first utilization of this TrueReturn Accumulation Benefit Option Rider Trade-In Option. We may discontinue offering the SureIncome Option under the Rider Trade-In Option for new TrueReturn Accumulation Benefit Options added in the future at any time at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have the SureIncome Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Accumulation Benefit Option and immediately add a new SureIncome Option, provided all of the following conditions are met:
•The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole
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discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.
•The new SureIncome Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.
•The new SureIncome Option must be a SureIncome Option that we make available for use with this Rider Trade-In Option.
•The issue requirements and terms and conditions of the new SureIncome Option must be met as of the date the new SureIncome Option is made a part of your Contract.
You should consult with your sales representative before trading in your TrueReturn Accumulation Benefit Option.
Termination of the TrueReturn Option.
The TrueReturn Option will terminate on the earliest of the following to occur:
•on the Rider Maturity Date;
•on the Payout Start Date;
•on the date your Contract is terminated;
•on the date the Option is cancelled;
•on the date we receive a Complete Request for Settlement of the Death Proceeds; or
•on the date the Option is replaced with a New Option under the Rider Trade-In Option.
We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.
SUREINCOME WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Withdrawal Benefit Option, which is available for an additional fee. The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).
The SureIncome Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” until the “Benefit Base” (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the “Withdrawal Benefit Payout Phase”.
For purposes of the SureIncome Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.
The “Rider Date” is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.
The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the SureIncome Option. You may have only one SureIncome Option in effect on your Contract at one time. You may only have either the TrueReturn Accumulation Benefit Option, or the SureIncome Option in effect on your Contract at the same time. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the “Rider Application Date”) (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.
The SureIncome Option may not be available in all states. We may discontinue offering the SureIncome Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.
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Withdrawal Benefit Factor
The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.
Benefit Payment and Benefit Payment Remaining
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.
At the beginning of each Benefit Year, the Benefit Payment Remaining is equal to the Benefit Payment.
During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.
On the Rider Date, the Benefit Payment is equal to the greater of:
•The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or
•The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) that is being terminated under a rider trade-in option (see “Rider Trade-In Option” below for more information), if applicable.
After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:
•If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.
•If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:
•The Benefit Payment immediately prior to the withdrawal; or
•The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.
At our discretion, the Benefit Payment available during a Benefit Year may be increased on a nondiscriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. We are currently not increasing the Benefit Payment available to satisfy IRS minimum distribution requirements, which may result in a withdrawal greater than the Benefit Payment Remaining.
Benefit Base
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and decreased by withdrawals as follows:
•If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.
•If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:
◦The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or
◦The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.
The Benefit Base may also be reduced in other situations as detailed in the “Owner and Assignment of Payments or Interest” section below.
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If the Benefit Base is reduced to zero, this SureIncome Option will terminate.
For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix G.
Contract Owner and Assignment of Payments or Interest
If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.
Contract Value
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.
Withdrawal Benefit Payout Phase
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:
•The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.
•No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.
•The Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.
•During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made (the amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4). Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be reduced. If your Contract is a qualified contract, meaning an individual retirement annuity qualified as defined under Code Section 408(b) or a Tax-Sheltered Annuity as defined under Code Section 403(b), the period certain cannot exceed that which is required by Code Section 401(a)(9) and regulations promulgated thereunder. Therefore, the amount of each payment under this Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is a qualified contract, we will not permit a change in the payment frequency or level.
•If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.
•If the Contract Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.
•Once all scheduled payments have been paid, the Contract will terminate.
Generally, you may not make withdrawals, purchase payments or any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.
EXAMPLE
Beginning of Benefit Year 1*
Contract Value = $100,000
Benefit Base = $100,000
Benefit Payment = $8,000
Benefit Payment Remaining = $8,000
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In this example, you can take a Benefit Payment of up to $8,000 in Benefit Year 1. If a withdrawal of $6,000 is taken then the following values would apply:
Contract Value = $94,000 (Assuming that your Contract Value has not been affected by any other factors)
Benefit Base = $94,000
Benefit Payment = $8,000
Benefit Payment Remaining = $2,000
Beginning of Benefit Year 2
Contract Value = $70,000 (Assuming that your contract value has declined due to poor performance)
Benefit Base = $94,000
Benefit Payment = $8,000
Benefit Payment Remaining = $8,000 (resets at the beginning of each Benefit Year)
In Benefit Year 2 you have the right to a Benefit Payment of $8,000 and since you have not taken any withdrawals yet in Benefit Year 2, the Benefit Payment Remaining would also be $8,000 at the beginning of Benefit Year 2.
* This example assumes an initial Contract Value of $100,000, no additional purchase payments, a withdrawal benefit factor of 8% and does not take into account fees or charges.
Investment Requirements
If you add the SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your currently selected Model Portfolio Option and your Withdrawal Benefit Factor. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a SureIncome Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future, including specific model portfolio options (“Model Portfolio Options”) as described below, available only to certain Withdrawal Benefit Factors.
When you add the SureIncome Option to your Contract, you must allocate your entire Contract Value as follows:
1)to a Model Portfolio Option available as described below;
2)to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest to the Variable Sub-Accounts; or
3)to a combination of (1) and (2) above.
For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.
On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalanceSM Model Portfolio Options sections for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the
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investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

*Model Portfolio Option 1
*TrueBalance Conservative Model Portfolio Option
*TrueBalance Moderately Conservative Model Portfolio Option
*TrueBalance Moderate Model Portfolio Option
*TrueBalance Moderately Aggressive Model Portfolio Option
*TrueBalance Aggressive Model Portfolio Option
You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding the SureIncome Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections.
Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment, unless you request that the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.
Model Portfolio Option 1.
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you currently may allocate up to 100% of your Contract Value in any manner you choose to the Available Variable Sub-Accounts shown in the table below. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
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Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows:

Available
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (2)
Invesco V.I. Core Equity Fund – Series II Sub-Account (9)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (7)
Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (10)
Janus Henderson Overseas Portfolio – Service Shares Sub-Account
Janus Henderson Forty Portfolio – Service Shares Sub-Account
Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (5)
Janus Henderson Balanced Portfolio – Service Shares Sub-Account
Western Asset Variable Global High Yield Bond – Class II Sub-Account
ClearBridge Variable Large Cap Value – Class I Sub-Account
MFS® Investors Trust Series – Service Class Sub-Account
MFS® High Yield Portfolio- Service Class Sub-Account
MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account (4)
MFS® Total Return Series – Service Class Sub-Account
MFS® Value Series– Service Class Sub-Account
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account (1)(11)
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II Sub-Account (12)
PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return – Administrative Shares Sub Account (6)
Guggenheim VIF Long Short Equity Fund Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Morgan Stanley VIF U.S. Real Estate, Class II Sub-Account (8)
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Invesco V.I. Government Securities Fund, Series II Sub-Account
Excluded
Invesco V.I. American Franchise Fund– Series II Sub-Account
Alger Large Cap Growth Portfolio – Class S Sub-Account
Alger Capital Appreciation Portfolio – Class S Sub-Account
Alger Mid Cap Growth Portfolio – Class S Sub-Account (3)
Fidelity® VIP Growth Portfolio – Service Class 2 Sub-Account
MFS® New Discovery Series – Service Class Sub-Account
Invesco Oppenheimer V.I. Global Fund – Series II Sub-Account (13)
Morgan Stanley VIF Growth Portfolio - Class II Sub-Account
VanEck VIP Emerging Markets Fund - Initial Class Sub-Account
VanEck VIP Global Hard Assets Fund - Initial Class Sub-Account
Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account
(1)Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date: Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.
(2)Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.
(3)Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of
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the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(4)On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.
(5)Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio– Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(6)We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract.  However, we are no longer planning to remove this sub-account or substitute a new investment option.  As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.
(7)Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(8)Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(9)Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(10)Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.
(11)Effective May 24, 2019, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II sub-account.
(12)Effective May 24, 2019, the Oppenheimer Main Street Small Cap Fund – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II sub-account.
(13)Effective May 24, 2019, the Oppenheimer Global Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Global Fund – Series II sub-account.

TrueBalanceSM Model Portfolio Options.
If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the SureIncome Option to your Contract.
Cancellation of the SureIncome Option
You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.
Rider Trade-In Option
We offer a “Rider Trade-In Option” that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”). We may also offer other Options (“Other New Options”) under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option.
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Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at any time at our discretion.
This Rider Trade-in Option is available provided all of the following conditions are met:
•The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.
•The New Option will be made a part of your Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.
•The New Option must be an Option that we make available for use with this Rider Trade-In Option.
•The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.
If the New Option is a SureIncome Option, the New Option must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.
You should consult with your sales representative before trading in your SureIncome Option.
Death of Owner or Annuitant.
If the Contract Owner dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner provision of your Contract, as described in the “Death Benefit Payments” section of this prospectus, then the SureIncome Option will continue, unless the new Contract Owner elects to cancel this Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the SureIncome Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the SureIncome Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.
Termination of the SureIncome Option
This SureIncome Option will terminate on the earliest of the following to occur:
•The Benefit Base is reduced to zero;
•On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);
•On the date the Contract is terminated;
•On the date the SureIncome Option is cancelled;
•On the date we receive a Complete Request for Settlement of the Death Proceeds; or
•On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.
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Investment Alternatives: The Variable Sub-accounts

You may allocate your purchase payments to various Variable Sub-accounts. Each Variable Sub-account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.
For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.
The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice.
You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Fund prospectuses, please contact us at 800-457-7617.

Portfolio:	Investment Objective:	Investment Adviser:
The Alger Portfolios
Alger Capital Appreciation Portfolio – Class S	Long-term capital appreciation.	Fred Alger Management, Inc.
Alger Large Cap Growth Portfolio – Class S	Long-term capital appreciation.
Alger Mid Cap Growth Portfolio – Class S(3)	Long-term capital appreciation.
Fidelity® Variable Insurance Products
Fidelity® VIP Asset Manager Portfolio – Service Class 2	The fund seeks to obtain high total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.	Fidelity® Management & Research Company (FMR)
Fidelity® VIP ContrafundSM Portfolio – Service Class 2	The fund seeks long-term capital appreciation.
Fidelity® VIP Equity-Income PortfolioSM – Service Class 2
The fund seeks reasonable income. The fund will also consider the potential for capital appreciation. The fund's goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500® Index.

Fidelity® VIP Government Money Market Portfolio – Service Class 2(10)	The fund seeks as high a level of current income as is consistent with preservation of capital and liquidity.
Fidelity® VIP Growth Portfolio – Service Class 2	The fund seeks to achieve capital appreciation.
Fidelity® VIP Index 500 Portfolio – Service Class 2	The fund seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the S&P 500® Index.
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2	The fund seeks as high a level of current income as is consistent with the preservation of capital.
Fidelity® VIP Overseas Portfolio – Service Class 2	The fund seeks long-term growth of capital.
Goldman Sachs Variable Insurance Trust
Goldman Sachs VIT Mid Cap Value Fund – Institutional(11)	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L. P.
AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (formerly Oppenheimer Variable Account Funds)
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II (formerly Oppenheimer Discovery Mid Cap Growth Fund/VA – Service)(1)(12)	The Fund seeks capital appreciation.	Invesco Advisers, Inc.
Invesco Oppenheimer V.I. Global Fund – Series II (formerly Oppenheimer Global Fund/VA – Service)(13)	The Fund seeks capital appreciation.
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II (formerly Oppenheimer Main Street Small Cap Fund – Service)(14)	The Fund seeks capital appreciation.
Invesco V.I. American Franchise Fund – Series II	Seek capital growth
Invesco V.I. Core Equity Fund - Series II(9)	Long-term growth of capital
Invesco V.I. Government Securities Fund – Series II	Total return, comprised of current income and capital appreciation
Invesco V.I. Growth and Income Fund, Series II	Seek long-term growth of capital and income
Invesco V.I. Mid Cap Core Equity Fund – Series II(7)	Long-term growth of capital
Invesco V.I. Mid Cap Growth Fund, Series II	To seek capital growth
Invesco V.I. Value Opportunities Fund – Series II(2)	Long-term growth of capital
Janus Aspen Series
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Portfolio:	Investment Objective:	Investment Adviser:
Janus Henderson Balanced Portfolio – Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Henderson Forty Portfolio – Service Shares	Seeks long-term growth of capital.
Janus Henderson Overseas Portfolio – Service Shares	Seeks long-term growth of capital.
Janus Henderson Mid Cap Value Portfolio – Service Shares(5)	Seeks capital appreciation.
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Large Cap Value Portfolio – Class I	Long-term growth of capital as its primary objective. Current income is a secondary objective.	Legg Mason Partners Fund Advisor, LLC
Legg Mason Partners Variable Income Trust
Western Asset Variable Global High Yield Bond Portfolio – Class II	Seeks to maximize total return.	Legg Mason Partners Fund Advisor, LLC
MFS® Variable Insurance Trust
MFS® Investors Trust Series - Service Class	Seeks capital appreciation.	MFS® Investment Management
MFS® New Discovery Series - Service Class	Seeks capital appreciation.
MFS® Total Return Series - Service Class	Seeks total return.
MFS® Value Series - Service Class	Seeks capital appreciation.
MFS® Variable Insurance Trust II
MFS® High Yield Portfolio - Service Class	Seeks total return with an emphasis on high current income, but also considering capital appreciation.	MFS® Investment Management
MFS® Massachusetts Investors Growth Stock Portfolio - Service Class(4)	Seeks capital appreciation.
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Morgan Stanley VIF Growth Portfolio - Class II	The Fund seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.	Morgan Stanley Investment Management Inc.
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II(8)	The Fund seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.
PIMCO Variable Insurance Trust
PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC
PIMCO Real Return Portfolio – Administrative Shares	The Portfolio seeks maximum real return, consistent with preservation of real capital and prudent investment management.
PIMCO Total Return Portfolio – Administrative Shares(6)	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.
Rydex Variable Trust
Guggenheim VIF Long Short Equity Fund	Seeks to provide long-term capital appreciation.	Guggenheim Investments
T. Rowe Price Equity Series, Inc.
T. Rowe Price Blue Chip Growth Portfolio – II	The fund seeks to provide long-term capital growth. Income is a secondary objective.	T. Rowe Price Associates, Inc.
T. Rowe Price Equity Income Portfolio – II	The fund seeks a high level of dividend income and long-term capital growth primarily through investments in stocks.
VanEck VIP Trust
VanEck VIP Emerging Markets Fund – Initial Class	Seeks long-term capital appreciation by investing primarily in equity securities in emerging markets around the world.	Van Eck Associates Corporation
VanEck VIP Global Hard Assets Fund – Initial Class	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.
(1)Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date: Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.
(2)Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.
(3)Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the
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Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(4)On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.
(5)Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio– Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(6)We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract.  However, we are no longer planning to remove this sub-account or substitute a new investment option.  As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.
(7)Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(8)Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(9)Effective December 23, 2016, the Invesco V.I. Core Equity Fund - Series I and Series II sub-accounts were was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(10)Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.
(11)Effective June 3, 2019, the Goldman Sachs VIT Mid Cap Value Fund - Institutional Sub-Account will be closed to all Contract Owners except those Contract Owners who have contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(12)Effective May 24, 2019, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II sub-account.
(13)Effective May 24, 2019, the Oppenheimer Global Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Global Fund – Series II sub-account.
(14)Effective May 24, 2019, the Oppenheimer Main Street Small Cap Fund – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II sub-account.

Amounts you allocate to Variable Sub-accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits in, or obligations of, or guaranteed or endorsed by, any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.
TRUEBALANCESM ASSET ALLOCATION PROGRAM
The TrueBalance asset allocation program (“TrueBalance program”) is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.
There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.
Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.
Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated
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among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.
Lincoln Benefit and the principal underwriter of the Contracts, Allstate Distributors, L.L.C., Inc., do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.
Lincoln Benefit retained an independent investment management firm (“investment management firm”) to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Lincoln Benefit’s Contract Owners. Neither Lincoln Benefit nor the investment management firm is acting for any Contract Owner as a “fiduciary” or as an “investment manager,” as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).
The investment management firm does not take into account any information about any Contract Owner or any Contract Owner’s assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Lincoln Benefit nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners’ purposes.
Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that considers the investment goals of the applicable investment style. On the business day we accept your participation in the TrueBalance program, we will automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.
We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.
Lincoln Benefit may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Lincoln Benefit will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your registered representative or the selling broker-dealer will notify you of any new or revised TrueBalance model portfolios that may be made available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio to the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.
You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select only a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.
Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.
Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.
You may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account
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Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.
If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the TrueReturn Accumulation Benefit Option. Any increase will be allocated to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio.
If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your sales representative.
Your participation in the TrueBalance program is subject to the program’s terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.
Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Lincoln Benefit may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.
DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option (“DCA Fixed Account Option”) is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described in the “Dollar Cost Averaging Program” section of this prospectus.
This option allows you to allocate purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.
At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.
Your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.
You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the 25th day after you establish a Transfer Period Account and monthly thereafter. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the money market Variable Sub-account until we receive a different allocation
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instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account in this manner may not be consistent with the theory of dollar cost averaging as described in the “Dollar Cost Averaging Program” section of this prospectus.
If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account unless you request a different investment alternative.
If you have a TrueReturn Option or SureIncome Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.
You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.
The DCA Fixed Account Option currently is not available if you have selected the Consultant Solutions Select Contract.
The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.
STANDARD FIXED ACCOUNT OPTION
If you have selected the Consultant Solutions Classic Contract, you may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.
The Standard Fixed Account Option is not available in all states.
At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. We currently offer Standard Fixed Guarantee Periods of 1 year in length for Consultant Solutions Classic. For Consultant Solutions Plus, Select and Elite Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.
Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.
The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.
In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date (“30-Day Window”), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.
Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.
At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:
•transfer all or part of the money from the Standard Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option; or
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•transfer all or part of the money from the Standard Fixed Guarantee Period Account to other investment alternatives available at the time; or
•withdraw all or part of the money from the Standard Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.
Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:
•you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or
•you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.
The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.
The Standard Fixed Account Option currently is available only with the Consultant Solutions Classic Contract.
MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option (“Market Value Adjusted Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period (“Market Value Adjusted Fixed Guarantee Period”). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.
At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option. We currently offer Market Value Adjusted Fixed Guarantee Periods of 1, 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your representative for availability.
The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.
Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires (“30-Day MVA Window”). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.
We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15 (“Treasury Rate”) to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed
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Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.
Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.
For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.
The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.
At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account (“New Account Start Date.”) If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:
•transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Market Value Adjusted Fixed Account Option; or
•transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to other investment alternatives available at the time; or
•withdraw all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.
The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.
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Investment Alternatives: Transfers

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.
You may make up to 12 transfers per Contract Year without charge. Currently, a transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Accumulation Benefit Option or SureIncome Option to your Contract, certain restrictions on transfers apply. See the “TrueReturn Accumulation Benefit Option” and “SureIncome Withdrawal Benefit Option” sections of this prospectus for more information. In any event, the transfer fee will never be greater than $25.
The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See “Standard Fixed Account Option”. The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.
We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.
For Consultant Solutions Select Contracts, the maximum amount that may be allocated during any single day to certain selected funds by telephone, fax, Internet, overnight or express mail services, same day messenger, or in person is $25,000. All trades exceeding this daily limit must be made by first class US Mail. The funds currently affected by this restriction are:

Fidelity® VIP Overseas – Service Class 2 Sub-Account
Janus Henderson Overseas Portfolio – Service Shares Sub-Account
Invesco Oppenheimer V.I. Global Fund – Series II Sub-Account (1)
VanEck VIP Emerging Markets Fund - Initial Class Sub-Account
Western Asset Variable Global High Yield Bond Portfolio – Class II Sub-Account
(1)Effective May 24, 2019, the Oppenheimer Global Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Global Fund – Series II sub-account.
We reserve the right to waive any transfer restrictions.
TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.
TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.
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We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.
We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.
MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.
We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.
While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:
•we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or
•we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.
In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:
•the total dollar amount being transferred, both in the aggregate and in the transfer request;
•the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);
•whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);
•whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and
•the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.
We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or
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excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).
In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.
SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.
We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio’s prospectus for more complete information regarding the fees and charges associated with each Portfolio.
DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.
We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.
By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuations on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program. Call or write us for instructions on how to enroll.
AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.
We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.
Example:
Assume that you want your initial purchase payment split among 2 Variable Sub-accounts. You want 40% to be in the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account and 60% to be in the Fidelity® VIP Index 500 – Service Class 2 Sub-Account Variable Sub-account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account for the appropriate Contract(s) and use the money to buy more units in the Fidelity® VIP Index 500 – Service Class 2 Sub-Account Variable Sub-account so that the percentage allocations would again be 40% and 60% respectively.
The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.
Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.
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Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.
CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $40 contract maintenance charge from your assets invested in the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account ($30 if the Contract value is equal to or greater than $2,000.) If there are insufficient assets in that Variable Sub-account, we will deduct the balance of the charge proportionally from the other Variable Sub-accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.
The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge for a Contract Anniversary if, on that date:
•your Contract Value is equal to or greater than $50,000; or
•your entire Contract Value is allocated to the Fixed Account Options or, after the Payout Start Date, if all income payments are fixed income payments.
We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.
ADMINISTRATIVE EXPENSE CHARGE
We currently deduct an administrative expense charge daily at an annual rate of 0.10% of the daily net assets you have invested in the Variable Sub-accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.25%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.
MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

Consultant Solutions Classic	1.25%
Consultant Solutions Plus	1.45%
Consultant Solutions Elite	1.60%
Consultant Solutions Select	1.70%
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the Consultant Solutions Plus Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.
You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:
•MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.
•Annual Increase Death Benefit Option: The current mortality and expense risk charge for this option is 0.30%. This charge may be increased but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge
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for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.
•Enhanced Earnings Death Benefit Option: The current mortality and expense risk charge for this option is:
•0.25% (maximum of 0.35%) if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; or
•0.40% (maximum of 0.50%) if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.
•The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the charge will be based on the age of the new Contract Owner at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.
•Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk for this option after you have added it to your Contract. This option may be added to your Contract on the Payout Start Date. The charge will be deducted only during the Payout Phase.
TRUERETURN ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Accumulation Benefit Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in.
The Rider Fee is deducted only from the Variable Sub-account(s) on a pro rata basis in the proportion that your value in each Variable Sub-account bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. If you terminate the Option, or terminate the Contract by a total withdrawal, prior to the Rider Maturity Date on a date other than the Contract Anniversary, we will deduct a Rider Fee that is prorated based on the number of full months between the Contract Anniversary immediately prior to the termination and the date of the termination. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the “TrueReturn Accumulation Benefit Option” section of this prospectus for more information.
SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE
We charge a separate annual Rider Fee for the Spousal Protection Benefit (Co-Annuitant) Option. The current annual Rider Fee is 0.10% of the Contract Value. This fee applies to Options added on or after May 1, 2005. For Options added prior to May 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary and in certain circumstances on the date you terminate the Option. We reserve the right to increase the annual Rider Fee on newly issued Options to up to 0.15% of the Contract Value. We also reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options we offer in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract.
The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.
The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary while the Rider is in force.
For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary.
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If the Rider is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months this Option was in effect.
SUREINCOME WITHDRAWAL BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the SureIncome Option (“SureIncome Option Fee” or “Rider Fee”). The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the Rider Fee to up to 1.25% of the Benefit Base. We also reserve the right to charge different Rider Fees for different Withdrawal Benefit Factors we may offer in the future. However, once we issue your SureIncome Option, we cannot change the Rider Fee that applies to your Option. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new SureIncome Option at the time of trade-in.
The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Rider Fee over the total Contract Value in all Variable Sub-Accounts will be waived.
The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary the SureIncome Option is in force.
For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to the 0.50% multiplied by the Benefit Base as of that Contract Anniversary.
If the SureIncome Option is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the SureIncome Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the SureIncome Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the SureIncome Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months the SureIncome Option was in effect.
TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. In any event, the transfer fee will never be greater than $25. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.
WITHDRAWAL CHARGE
For all of the contracts except the Consultant Solutions Select, we may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears in the “Expense Tables” section of this prospectus. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.
Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.
Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to the “Market Value Adjusted Fixed Account Option” section of this prospectus for more information on market value adjustments.
FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.
Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.
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You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.
For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:
1)Purchase payments that no longer are subject to withdrawal charges;
2)Free Withdrawal Amount (if available);
3)Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;
4)Any earnings not previously withdrawn.
However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.
If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:
•The Free Withdrawal Amount described above; or
•Earnings as of the beginning of the Contract Year that have not been previously withdrawn.
For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:
1)Earnings not previously withdrawn;
2)Purchase payments that are no longer subject to withdrawal charges;
3)Free Withdrawal Amount in excess of earnings;
4)Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.
If you have selected the Consultant Solutions Select Contract, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.
All Contracts
We do not apply a withdrawal charge in the following situations:
•the death of the Contract Owner or Annuitant (unless the Settlement Value is used);
•withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or
•withdrawals that qualify for one of the waivers described below.
We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the Consultant Solutions Plus Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.
Confinement Waiver. We will waive the withdrawal charge on all withdrawals taken under your Contract if the following conditions are satisfied:
1.you, or, if the Contract Owner is not a living person, the Annuitant, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must first enter the long term care facility or hospital at least 30 days after the Issue Date,
2.we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant’s stay at the long term care facility or hospital, and
3.Due proof of confinement is received by us prior to or at the time of, a request for a withdrawal.
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“Due Proof” includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.
Terminal Illness Waiver.    We will waive the withdrawal charge on all withdrawals under your Contract if:
1.you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and
2.you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.
“Due Proof” includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.
Unemployment Waiver.    We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:
1.you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,
2.you or the Annuitant receive unemployment compensation (as defined in the Contract) for at least 30 days as a result of that unemployment, and
3.you or the Annuitant claim this benefit within 180 days of your or the Annuitant’s initial receipt of unemployment compensation, and we receive due proof that you are or have been unemployed and that unemployment compensation has been received for at least thirty consecutive days prior to or at the time of the request for withdrawal.
“Unemployment Compensation” means unemployment compensation received from a unit of state or federal government in the U.S. “Due Proof” includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.
You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.
These waivers do not apply under the Consultant Solutions Select.
Please refer to your Contract for more detailed information about the terms and conditions of these waivers.
The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.
PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may sometime in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 3.5%, depending on the state.
At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.
DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Variable Account. We will pay company income taxes on the taxable corporate earnings created by this Variable Account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the Tax Charge you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Variable Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Variable Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the Tax Charge you pay under the contract. We reserve the right to change these tax practices.
Our status under the Code is briefly described in the “Taxes” section of this prospectus.
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OTHER EXPENSES
Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see the “Expense Tables” section of this prospectus. We receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative services we provide to the Portfolios. We collect this compensation under agreement between us and the Portfolio’s investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.
Access to Your Money

WITHDRAWALS
You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See the “Income Plans” section of this prospectus.
The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.
You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.
In general, you must withdraw at least $50 at a time.
Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See the “Standard Fixed Account Option” section of this prospectus.
Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if the SureIncome Withdrawal Benefit Option is currently attached to your Contract. See “SureIncome Withdrawal Benefit Option” for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.
WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.
POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:
1.The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,
2.An emergency exists as defined by the SEC, or
3.The SEC permits delay for your protection.
We may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.
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SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 800-457-7617 for more information.
Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.
We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.
MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.
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Income Payments

PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by any applicable Market Value Adjustment and less applicable taxes, to an Income Plan. The first income payment may occur no sooner than 30 days after the Issue Date. The Payout Start Date must occur on or before the later of:
•the youngest Annuitant’s 99th birthday, or
•the 10th Contract Anniversary.
You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.
INCOME PLANS
An “Income Plan” is a series of payments made on a scheduled basis to you or to another person designated by you. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated to the Income Plan you selected If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under “Income Protection Benefit Option,” below.
If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. On the Payout Start Date, the portion of the Contract Value in any Fixed Account Option, adjusted by any applicable Market Value Adjustment and less any applicable taxes, will be used to derive fixed income payments; the portion of the Contract Value in any Variable Sub-account, less any applicable taxes, will be used to derive variable income payments.
If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the “Beneficiary” section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Depending on the Income Plan(s) you choose, you may receive:
•    fixed income payments; or
•     variable income payments;
Partial annuitizations are not allowed. Your total Contract Value, adjusted by any applicable Market Value Adjustment, and less any applicable taxes, must be applied to your Income Plan on the Payout Start Date.
A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis”. Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.
The seven Income Plans are:
Income Plan 1 – Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed (“Guaranteed Payment Period”) may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.
Income Plan 2 – Joint and Survivor Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.
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Income Plan 3 – Guaranteed Number of Payments.    Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See “Payout Withdrawals” below for more details.
Income Plan 4 – Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.
Income Plan 5 – Joint Life Income with Cash Refund.    Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.
Income Plan 6 – Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.
Income Plan 7 – Joint Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.
If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.
The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.
For qualified contracts, such payments may continue to the Beneficiary for a period ending not later than December 31st of the tenth year following your death unless the Beneficiary is your spouse or another “eligible designated beneficiary” defined under the Code to be your minor child (who must complete payments after the tenth year following the year that child reaches age of majority), a chronically ill or disabled person or a Beneficiary less than ten years younger than you.
Payout Withdrawal
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“Withdrawal Value”), subject to a Payout Withdrawal Charge, by requesting a withdrawal (“Payout Withdrawal”) in writing. For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.
A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.
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You must specify the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.
Payout Withdrawal Charge
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.
Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Consultant Solutions Classic	7%	7%	6%	5%	4%	3%	2%	0%	0%
Consultant Solutions Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%
Consultant Solutions Elite	7%	6%	5%	0%	0%	0%	0%	0%	0%
Consultant Solutions Select	None
Additional Information.    We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.
We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:
•terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or
•reduce the frequency of your payments so that each payment will be at least $20.
VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) company mortality experience or (b) the amount of our administration expenses.
We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.
In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate (“AIR”, also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 3% AIR will automatically apply. We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.
Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.
You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to
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receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.
INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:
•The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.
•You must choose Income Plan 1 or 2 and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.
•You may apply the Income Protection Benefit Option
•The AIR must be 3% for the Income Plan that you wish to apply this benefit to.
•You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.
•You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.
•You may not convert variable income payments to fixed income payments.
If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.
If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.
Investment Requirements.
If you add the Income Protection Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts, exclusion of certain Variable Sub-accounts, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to the Income Protection Benefit Option if it was added to your Contract prior to the implementation date of the change, except for changes made due to a change in Variable Sub-accounts available under the Contract.
When you add the Income Protection Benefit Option to your Contract, you must allocate to a model portfolio option the entire portion of your Contract Value allocated to the Variable Sub-accounts.
We currently offer one Model Portfolio Option; however, we may add more Model Portfolio Options in the future. Transfers made for purposes of adhering to your Model Portfolio Option will not count towards the number of free transfers you may make each Contract Year.
The following table summarizes the Model Portfolio Option currently available for use with the Income Protection Benefit Option:
*    Model Portfolio Option 1
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Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-account and return it to the percentage allocations for your Model Portfolio Option, using the percentage allocations as of your most recent instructions.
Model Portfolio Option 1
You must allocate a certain percentage of the portion of your Contract Value allocated to the Variable Sub-accounts into each of three asset categories. You may choose the Variable Sub-accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The following table describes the percentage allocation requirements for Model Portfolio Options 1 and Variable Sub-accounts available under each category:

Model Portfolio Option 1
20% Category A
50% Category B
30% Category C
CATEGORY A
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (8)
Model Portfolio Option 1
CATEGORY B
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account
Western Asset Variable Global High Yield Bond Portfolio– Class II Sub-Account
MFS® High Yield Portfolio- Service Class Sub-Account
PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return – Administrative Shares Sub-Account (3)
Morgan Stanley VIF U.S. Real Estate, Class II (6)
Invesco V.I. Government Securities Fund, Series II Sub-Account
CATEGORY C
Invesco V.I. Value Opportunities Fund – Series II Sub-Account
Invesco V.I. Core Equity Fund– Series II Sub-Account (7)
Invesco V.I. Mid Cap Core Equity Fund– Series II Sub-Account (5)
Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account
Janus Henderson Overseas Portfolio – Service Shares Sub-Account
Janus Henderson Forty Portfolio– Service Shares Sub-Account
Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (4)
Janus Henderson Balanced Portfolio– Service Shares Sub-Account
ClearBridge Variable Large Cap Value – Class II Sub-Account
MFS® Investors Trust Portfolio – Service Class Sub-Account
MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account (2)
MFS® Total Return Portfolio – Service Class Sub-Account
MFS® Value Portfolio – Service Class Sub-Account
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account (1)(9)
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II Sub-Account (10)
Guggenheim VIF Long Short Equity Fund Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Invesco V.I. Growth and Income Fund, Series II Sub-Account
(1)Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II Sub-Account
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Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.
(2)On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.
(3)We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract.  However, we are no longer planning to remove this sub-account or substitute a new investment option.  As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.
(4)Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(5)Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(6)Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(7)Effective December 23, 2016, the Invesco V.I. Core Equity – Series II Sub-Account sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.
(8)Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.
(9)Effective May 24, 2019, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II sub-account.
(10)Effective May 24, 2019, the Oppenheimer Main Street Small Cap Fund – Service sub-account was reorganized into the Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II sub-account.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.
We calculate the fixed income payments by:
•    adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;
•deducting any applicable taxes; and
•applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.
We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.
CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts covered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.
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Death Benefits

DEATH PROCEEDS
Under certain conditions, described below, we will pay a death settlement (“Death Proceeds”) for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. The Death Proceeds will not exceed the Contract Value plus $1 million. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the “Payout Phase” section of your Contract. See the “Income Payments” section of this prospectus for more information.
We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a “Complete Request for Settlement,” a claim for distribution of the Death Proceeds must include “Due Proof of Death” in any of the following forms of documentation:
•A certified copy of the death certificate;
•A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
•Any other proof acceptable to us.
“Death Proceeds” are determined based on when we receive a Complete Request for Settlement:
•If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the “Death Benefit.”
•If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.
Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk.
DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:
•MAV Death Benefit Option
•Annual Increase Death Benefit Option
•Enhanced Earnings Death Benefit Option
The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.
You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit options to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you want to add an option.
The “Death Benefit” is equal to the Enhanced Earnings Death Benefit (if selected) plus the greatest of:
•The Contract Value;
•The Settlement Value;
•The ROP Death Benefit;
•The MAV Death Benefit Option (if selected); or
•The Annual Increase Death Benefit Option (if selected).
The “Settlement Value” is the amount that would be paid in the event of a full withdrawal of the Contract Value.
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The “ROP Death Benefit” is equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:
The sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to the withdrawal, less any prior withdrawal adjustments.
Maximum Anniversary Value Death Benefit Option.
The MAV Death Benefit Option is available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.
On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see the “Death Proceeds” section above), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:
•Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts).
•Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.
•On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.
If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date through the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:
•The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and withdrawals); or
•The date we next determine the Death Proceeds.
Annual Increase Death Benefit Option.
The Annual Increase Death Benefit Option is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.
On the date we issue the rider for this benefit (“Rider Date”), the Annual Increase Death Benefit is equal to the Contract Value. The Annual Increase Death Benefit, plus purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (may be 3% in certain states), subject to the “Cap” defined below. This accumulation will continue until the earlier of:
(a)the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant; or
(b)the date we determine the Death Proceeds.
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After the 5% interest accumulation (may be 3% in certain states) ends, the Annual Increase Death Benefit will continue to be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Annual Increase Death Benefit immediately prior to the withdrawal.
The Annual Increase Death Benefit Cap is equal to:
•200% of the Contract Value as of the Rider Date; plus
•200% of purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made in the 12-month period immediately prior to the death of a Contract Owner or the Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant; minus
•Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.
If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the Annual Increase Death Benefit Option will continue. The amount of the Annual Increase Death Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (may be 3% in certain states) from the date we determine the Death Proceeds, until the earlier of:
•The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the Annual Increase Death Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for Consultant Solutions Plus Contracts)); or
•The date we next determine the Death Proceeds.
Enhanced Earnings Death Benefit Option.
The “Enhanced Earnings Death Benefit Option” is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:
•0.25%, if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; and
•0.40%, if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.
We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, at the time the Contract is continued.
If the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:
•100% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the date we issue the rider for this benefit (“Rider Date”) and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or
•40% of “In-Force Earnings”
calculated as of the date we determine the Death Proceeds.
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If the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:
•50% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or
•25% of “In-Force Earnings”
calculated as of the date we determine the Death Proceeds.
In-Force Earnings are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.
In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.
An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.
Refer to Appendix E for numerical examples that illustrate how the Enhanced Earnings Death Benefit Option is calculated.
If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:
•The Rider Date will be changed to the date we determine the Death Proceeds;
•The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;
•The Enhanced Earnings Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.
•The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.
If the Contract Owner’s, Co-Annuitant’s or Annuitant’s age is misstated, the Enhanced Earnings Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.
ALL OPTIONS
We reserve the right to impose limitations on the Investment Alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain investment alternatives, restrictions on transfers to and from certain investment alternatives, and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.
These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:
•the date the Contract is terminated;
•if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and the New Owner is older than age 80 (age 80 or older for the Enhanced Earnings Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;
•if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;
•on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is a current Contract Owner;
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•on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is a current Annuitant; or
•the Payout Start Date.
Notwithstanding the preceding, in the event of the Contract Owner’s death, if the Contract Owner’s spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Enhanced Earnings Death Benefit at that time.
DEATH BENEFIT PAYMENTS
Death of Contract Owner
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be the “New Contract Owners”. If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.
If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.
The Options available to each New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.
New Contract Owner Categories
Category 1.    If your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.
Category 2.    If the New Contract Owner is a living person who is not your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.
Category 3.    If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.
The death settlement options we currently offer are:
Option A.    The New Contract Owner may elect to receive the Death Proceeds in a lump sum.
Option B.    The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:
•Over the life of the New Contract Owner; or
•For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or
•Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.
Option C.    The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account unless the New Contract Owner provides other allocation instructions.
The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.
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If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner’s Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner’s death.
Option D.    The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract.
Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account.
Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.
The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.
Option E.    For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the “Annual Required Distribution” calculated for each calendar year. The first such withdrawal must occur within:
•One year of the date of death;
•The same calendar year as the date we receive the first Complete Request for Settlement; and
•One withdrawal frequency.
The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.
In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the “Life Expectancy” of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.
In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.
If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner’s Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.
We reserve the right to offer additional death settlement options.
Death of Annuitant
If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:
•The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or
•The Contract Owner is a grantor trust established by a living person, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.
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Surviving Contract Owner Categories
Category 1.    If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.
The new Annuitant will be:
•A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,
•The youngest Owner; otherwise,
•The youngest Beneficiary.
Category 2.    If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:
Option A.    The Owner may elect to receive the Death Proceeds in a lump sum.
Option B.    The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant’s date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the Fidelity® VIP Government Money Market -Service Class 2 Variable Sub-account. During the 5-year period that follows the Annuitant’s date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5-year period, however, the amount withdrawal may be subject to a Market Value Adjustment.
No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.
We reserve the right to offer additional death settlement options.
Qualified Contracts
The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRA plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract. See “Taxes” later in this prospectus for the death benefit payout rules related Contracts issued in connection with a Qualified Plan.
Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant
We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:
•The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.
•The Contract Owner’s spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.
•The Contract Owner must be age 90 or younger on the Rider Application Date; and the Co-Annuitant must be age 79 or younger on the Rider Application Date.
•The option may only be added when we issue the Contract or within 6 months of the Contract Owner’s marriage. We may require proof of marriage in a form satisfactory to us. Currently, you may not add the option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option.
Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.
You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.
There is an annual Rider Fee of 0.10% of the Contract Value for Options added on or after May 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time.
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The option will terminate upon the date your written termination request is accepted by us or will terminate on the earliest of the following occurrences:
•upon the death of the Co-Annuitant (as of the date we determine the Death Proceeds);
•upon the death of the Contract Owner (as of the date we determine the Death Proceeds);
•on the date the Contract is terminated;
•on the Payout Start Date; or
•on the date you change the beneficiary of the Contract and the change is accepted by us;
•for options added on or after May 1, 2005, the Contract Owner may terminate the option upon the divorce of the Contract Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;
•for options added prior to May 1, 2005, the Owner may terminate this option at any time by written notice in a form satisfactory to us.
Once the Option is terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.
Death of Co-Annuitant.    If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the “Death of Owner” provision of your Contract:
•The Co-Annuitant must have been your legal spouse on the date of his or her death; and
•Option D of the “Death of Owner” provision of your Contract has not previously been exercised.
The Contract may only be continued once under Option D under the “Death of Owner” provision. For a description of Option D, see the “Death of Owner” section of this prospectus.

Description of Lincoln Benefit Life Company and the Variable Account

LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of RL LP, a Bermuda limited partnership, and RL (Parallel) LP, a Bermuda-based partnership.
We are authorized to conduct life insurance and annuity business in the District of Columbia, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Variable Account and/or the Fixed Account.
Lincoln Benefit has reinsurance agreements whereby certain premiums, contract charges, interest credited to contract holder funds, benefits and expenses are ceded to Allstate Life Insurance Company (“Allstate Life”) and other non-affiliated reinsurers. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of these transactions or agreements has changed the fact that we are primarily liable to you for your Contract.
State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.
Financial Statements. The financial statements and related financial statement schedules of Lincoln Benefit and the financial statements of the Variable Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.
VARIABLE ACCOUNT
Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Variable Account meets the definition of a “separate account” under the federal securities laws and is registered with the SEC as a
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unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Variable Account or Lincoln Benefit.
We own the assets of the Variable Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.
The Variable Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of any Variable Account, its Sub-Accounts or the Portfolios. Values allocated to the Variable Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.
We have included additional information about the Variable Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. See also the “Table of Contents of the Statement of Additional Information” section of this prospectus.
THE PORTFOLIOS
Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.
Voting Privileges.    As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.
As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.
We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.
We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.
Changes in Portfolios.    If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.
Conflicts of Interest.    Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio’s board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.
THE CONTRACTS
Distribution.    Allstate Distributors, L.L.C. (“ADLLC”), located at 3075 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life. ADLLC is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (“FINRA”).
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ADLLC does not sell Contracts directly to purchasers. ADLLC enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and appointed as agents of Lincoln Benefit in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.
We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer’s or bank’s practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.
From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank’s or broker-dealer’s distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer’s registered representatives. A list of broker-dealers and banks that ADLLC paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC’s website (www.sec.gov).
To the extent permitted by FINRA rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.
Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or ADLLC and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.
Lincoln Benefit does not pay ADLLC a commission for distribution of the Contracts. ADLLC compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract values. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.
Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.
Administration.  We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby SE2, LLC provides certain business process outsourcing services with respect to the Contracts. SE2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2019, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Iron Mountain Information Management, LLC (f/k/a Stacks LLC) (file storage and document destruction) located at 1 Federal Street, Boston, MA 02110; TierPoint, LLC (f/k/a Co-Sentry.net, LLC) (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (f/k/a Convey Compliance Systems, Inc.) (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105; Broadridge Output Solutions, Inc. (printing and mailing anniversary statements, financial confirmations, automated letters and quarterly statements) located at 2600 Southwest Blvd., Kansas City, MO 64108.
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In administering the Contracts, the following services are provided, among others:
•maintenance of Contract Owner records;
•Contract Owner services;
•calculation of unit values;
•maintenance of the Variable Account; and
•preparation of Contract Owner reports.
We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.
We are at risk for cyber security failures or breaches of our information and processing systems and the systems of our business partners that could have negative impacts on you. These impacts include, but are not limited to, potential financial losses under your Contract, your inability to conduct transactions under your Contract, our inability to calculate your Contract’s values, and the disclosure of your personal or confidential information. For more information about these cyber security risks, see the Statement of Additional Information.
ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.
LEGAL PROCEEDINGS
There are no pending legal proceedings affecting the Variable Account. Lincoln Benefit is engaged in routine lawsuits which, in our management’s judgment, are not of material importance to their respective total assets or material with respect to the Variable Account.
LEGAL MATTERS
Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and Lincoln Benefit’s right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.
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Taxes

The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.
Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. The federal income tax treatment of the Annuity is unclear in certain circumstances, and you should always consult a qualified tax adviser regarding the application of law to individual circumstances.
TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. Lincoln Benefit will periodically review the issue of charging for taxes on investment income or capital gains of the Variable Account and may impose a charge against the Variable Account in order to make provision for such taxes.
TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral.    Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:
•the Contract Owner is a natural person,
•the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and
•Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.
Non-Natural Owners.    Non-natural owners are also referred to as Non-Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.
Exceptions to the Non-Natural Owner Rule.    There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
Grantor Trust Owned Annuity.    Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section provided that all grantors of the trust are natural persons. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.
Diversification Requirements.    For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account of a Nonqualified Annuity must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.
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Ownership Treatment.    The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.
Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.
Taxation of Partial and Full Withdrawals.    If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds your cost basis in the Contract. An exception to this treatment exists for contracts purchased prior to August 14, 1982. Withdrawals are treated as a return of cost basis in the Annuity first until Purchase Payments made before August 14, 1982, are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% additional tax.
Taxation of Annuity Payments.    Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount may be allowed as a deduction for your last taxable year. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.
Maximum Annuity Date. You must commence annuity payments no later than the first day of the calendar month following the maximum Annuity Date for your Annuity. Upon reaching the maximum Annuity Date you can no longer make Purchase Payments, surrender, exchange, or transfer your contract. The maximum Annuity Date may be the same as the Latest Annuity Date as described elsewhere in this prospectus. For some of our Annuities, you can choose to defer the Annuity Date beyond the default or Latest Annuity Date, as applicable, described in your Annuity. However, the IRS may not then consider your Annuity to be an Annuity under the tax law.
Partial Annuitization
An individual may partially annuitize their non-qualified annuity if the contract so permits. The tax law allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.
Taxation of Level Monthly Variable Annuity Payments.    You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.
Withdrawals After the Payout Start Date.    Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.
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Distribution at Death Rules.    In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:
•if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;
•if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;
•if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.
Please consult with your tax or legal advisor for more information.
Taxation of Annuity Death Benefits.
If an Owner dies before the Annuity Date, the Death Benefit distributions are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the Annuity. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same income tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit:
•As a lump sum payment, the Beneficiary is taxed in the year of payment on gain in the Annuity.
•Within 5 years of death of Owner, the Beneficiary is taxed on the lump sum payment. The Death Benefit must be taken as one lump sum payment within 5 years of the death of the Owner. Partial withdrawals are not permitted.
•Under an Annuity or Annuity settlement option where distributions begin within one year of the date of death of the Owner, the Beneficiary is taxed on each payment with part as gain and part as return of cost basis. After the full amount of cost basis has been recovered tax-free, the full amount of the annuity payments will be taxable.
After the Annuity Date, if a period certain remains under the annuity option and the Annuitant dies before the end of that period, any remaining payments made to the Beneficiary will be fully excluded from income until the remaining investment in the contract is recovered and all annuity payments thereafter are fully includible in income. If we allow the Beneficiary to commute the remaining payments in a lump sum, the proceeds will be taxable as a surrender.
Medicare Tax on Net Investment Income.     The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly or qualifying widow(er) with dependent child, $125,000 for married taxpayers filing separately, $200,000 for all other taxpayers, and approximately $12,750 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.
Additional Tax on Premature Distributions.    A 10% additional tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The additional tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no additional tax is incurred on distributions:
•made on or after the date the Contract Owner attains age 59 1/2,
•the amount is paid on or after the death of the Contract Owner (or the death of the Annuitant when the owner is not an individual);
•the amount received is attributable to the Contract Owner becoming disabled (as defined in the Code);
•made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,
•made under an immediate annuity (within the meaning of the Code) and the annuity start date is no more than one year from the date of purchase (the first monthly annuity payment must commence within 13 months of the date of purchase), or
•attributable to investment in the Contract before August 14, 1982.
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You should consult a tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the additional tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% additional tax unless another exception to the additional tax applied. The tax for the year of the modification is increased by the additional tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Income Plan, as described in the Income Payments section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.
Partial Exchanges. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, (other than an amount received as an annuity for a period of 10 years or more or during one or more lives), the IRS may not treat the transaction as a tax-free Section 1035 exchange. The IRS will apply general tax rules to determine the substance and treatment of transactions in such cases.
If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.
Taxation of Ownership Changes.  If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% additional tax. If the entire Account Value is assigned or pledged, subsequent increases in the Account Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The cost basis is increased by the amount includible in income with respect to such assignment or pledge.
Aggregation of Annuity Contracts.  The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.
INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.
Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer requests payment be made to a U.S. address and provides a taxpayer identification number.
Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities.  Please consult with your tax advisor for additional information regarding FATCA.
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TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:
•Individual Retirement Annuities (IRAs) under Code Section 408(b);
•Roth IRAs under Code Section 408A;
•Simplified Employee Pension (SEP IRA) under Code Section 408(k);
•Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);
•Tax Sheltered Annuities under Code Section 403(b);
•Corporate and Self-Employed Pension and Profit Sharing Plans under Code Section 401; and
•State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.
Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.
The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.
Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Taxation of Withdrawals from an Individually Owned Tax Qualified Contract.    If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.
“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:
•made on or after the date the Contract Owner attains age 59 1/2,
•made to a beneficiary after the Contract Owner’s death,
•attributable to the Contract Owner being disabled, or
•made for a first-time home purchase (first time home purchases are subject to a lifetime limit of $10,000).
“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.
Required Minimum Distributions.    Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 ½ (72 for those who would have reached age 70 ½ after 2019). Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a tax advisor.
The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the
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greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.
It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.
Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.
Additional Tax on Premature Distributions from Tax Qualified Contracts.    A 10% additional tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The additional tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no additional tax is incurred on distributions:
•made on or after the date the Contract Owner attains age 59 1/2,
•made as a result of the Contract Owner’s death or total disability,
•made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,
•made after separation from service after age 55 (does not apply to IRAs),
•made pursuant to an IRS levy,
•made for certain medical expenses,
•made to pay for health insurance premiums while unemployed (applies only for IRAs),
•made for qualified higher education expenses (applies only for IRAs),
•made for a first-time home purchase (up to a $10,000 lifetime limit and applies only for IRAs),
•made for qualified expenses after the birth or adoption of a child ($5,000 limit on expenses incurred within 1 year after birth or adoption), and
•from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.
During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% additional tax.
You should consult a tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments on Tax Qualified Contracts.    With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the additional tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% additional tax unless another exception to the additional tax applied. The tax for the year of the modification is increased by the additional tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Income Tax Withholding on Tax Qualified Contracts.    Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:
•required minimum distributions, or,
•a series of substantially equal periodic payments made over a period of at least 10 years, or,
•a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,
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•hardship distributions.
With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.
For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer requests payment be made to a U.S. address and provides a taxpayer identification number.
Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities.  Please consult with your tax advisor for additional information regarding FATCA.
Charitable IRA Distributions.    Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 ½ (72 for those who would have reached age 70 ½ after 2019). Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions. Effective 2020, the amount of your qualified charitable distributions that are excluded from income for a tax year is reduced (but not below zero) by the excess of: (1)  the total amount of your IRA deductions allowed for all tax years ending on or after the date you attain age 70½, over (2)  the total amount of reductions for all tax years preceding the current tax year.
The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.
Individual Retirement Annuities.    Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12-month rule.
Roth Individual Retirement Annuities.    Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and when distributions may commence.
A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% additional tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.
Under the Tax Cuts and Jobs Act of 2017, you may no longer recharacterize a conversion to a Roth IRA. It is still permissible to recharacterize a contribution made to a Roth IRA as a traditional IRA contribution, or a contribution to a traditional IRA as a Roth IRA contribution. Such recharacterization must be completed by the applicable tax return due date (with extensions).
Annuities Held by Individual Retirement Accounts (commonly known as Custodial IRAs).    Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement
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Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.
If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099-R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.
Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:
1)The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;
2)The deceased Annuitant was the beneficial owner of the Individual Retirement Account;
3)We receive a complete request for settlement for the death of the Annuitant; and
4)The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:
(a)The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;
(b)The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and
(c)The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.
Simplified Employee Pension IRA (SEP IRA).   Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek tax advice.
Savings Incentive Match Plans for Employees (SIMPLE IRA).    Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or non-elective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.
To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your tax advisor.
Tax Sheltered Annuities.    Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:
•attains age 59 1/2,
•severs employment,
•dies,
•becomes disabled, or
•incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).
These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.
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Corporate and Self-Employed Pension and Profit Sharing Plans.
Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.
There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.
•A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.
•An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.
If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.
State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.
Late Rollover Self-Certification. You may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.
Required Distributions Upon Your Death for a Qualified Annuity
Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, any remaining interest must be distributed in accordance with federal income tax requirements. The post-death distribution requirements were amended, applicable generally with respect to deaths occurring after 2019, by the Further Consolidated Appropriations Act of 2020 (which includes the "Setting Every Community Up for Retirement Enhancement" Act (SECURE Act)). The post-death distribution requirements under prior law continue to apply in certain circumstances.
•Prior law. Under prior law, if an employee under an employer sponsored plan or IRA owner dies prior to the required beginning date, the remaining interest must be distributed (1) within 5 years after the death (the “5-year rule”), or (2) over the life of the designated beneficiary, or over a period not extending beyond the life expectancy of the designated beneficiary, provided that such distributions commence within one year after death (the “lifetime payout rule”). If the employee or IRA owner dies on or after the required beginning date (including after the date distributions have commenced in the form of an annuity), the remaining interest must be distributed at least as rapidly as under the method of distribution being used as of the date of death (the “at-least-as-rapidly rule”).
•The new law. Under the new law, if you die after 2019, and you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an “eligible designated beneficiary” (“EDB”) or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual’s status as an EDB is determined on the date of your death.
This 10-year post-death distribution period applies regardless of whether you die before your required beginning date, or you die on or after that date (including after distributions have commenced in the form of an annuity). However, if the beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB’s death (i.e., a new 10-year distribution period begins).
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Instead of taking distributions under the new 10-year rule, an EDB can stretch distributions over life, or over a period not extending beyond life expectancy, provided that such distributions commence within one year of your death, subject to certain special rules. In particular, if the EDB dies before the remaining interest is distributed under this stretch rule, the remaining interest must be distributed within 10 years after the EDB’s death (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years). In addition, if your minor child is an EDB, the child will cease to be an EDB on the date the child reaches the age of majority, and any remaining interest must be distributed with 10 years after that date (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years).
The new law applies if you die after 2019, subject to several exceptions. In particular, if you are an employee under a governmental plan, such as a section 403(b) plan of a public school or a governmental 457(b) plan, the new law applies if you die after 2021. In addition, if your plan is maintained pursuant to one or more collective bargaining agreements, the new law generally applies if you die after 2021 (unless the collective bargaining agreements terminate earlier).
It is important to note that under prior law, annuity payments that commenced under a method that satisfied the distribution requirements while the employee or IRA owner was alive could continue to be made under that method after the death of the employee or IRA owner. However, under the new law, if you commence taking distributions in the form of an annuity that can continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be commuted at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Prudential) in order to comply with the new post-death distribution requirements.
The new post-death distribution requirements do not apply if annuity payments that comply with prior law commenced prior to December 20, 2019. Also, even if annuity payments have not commenced prior to December 20, 2019, the new requirements generally do not apply to an immediate annuity contract or a deferred income annuity contract (including a qualifying lifetime annuity contract, or “QLAC”) purchased prior to that date, if you have made an irrevocable election before that date as to the method and amount of the annuity.
If your beneficiary is not an individual, such as a charity, your estate, or a trust, any remaining interest after your death generally must be distributed under prior law in accordance with the 5-year rule or the at-least-as-rapidly rule, as applicable (but not the lifetime payout rule). However, if your beneficiary is a trust and all the beneficiaries of the trust are individuals, the new law can apply pursuant to special rules that treat the beneficiaries of the trust as designated beneficiaries, including special rules allowing a beneficiary of a trust who is disabled or chronically ill to stretch the distribution of their interest over their life or life expectancy in some cases. You may wish to consult a professional tax advisor about the federal income tax consequences of your beneficiary designations.
In addition, the new post-death distribution requirements generally do not apply if the employee or IRA owner died prior to January 1, 2020. However, if the designated beneficiary of the deceased employee or IRA owner dies after January 1, 2020, any remaining interest must be distributed within 10 year of the designated beneficiary’s death. Hence, this 10-year rule will apply to (1) a contract issued prior to 2020 which continues to be held by a designated beneficiary of an employee or IRA owner who died prior to 2020, and (2) an inherited IRA issued after 2019 to the designated beneficiary of an employee or IRA owner who died prior to 2020.
•Spousal continuation. Under the new law, as under prior law, if your beneficiary is your spouse, your surviving spouse can delay the application of the post-death distribution requirements until after your surviving spouse’s death by transferring the remaining interest tax-free to your surviving spouse’s own IRA, or by treating your IRA as your surviving spouse’s own IRA.
The post-death distribution requirements are complex and unclear in numerous respects. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax adviser for tax advice as to your particular situation.
ERISA Requirements
ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.
Other relevant information required by the exemptions is contained in the contract and accompanying documentation.
Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.
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Spousal Consent Rules for Retirement Plans - Qualified Annuities
If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.
Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.
Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.
IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.
ADDITIONAL CONSIDERATIONS
Reporting and Withholding for Escheated Amounts
In 2018, the Internal Revenue Service issued Revenue Ruling 2018-17, which provides that an amount transferred from an IRA to a state’s unclaimed property fund is subject to federal withholding at the time of transfer. The amount transferred is also subject to federal reporting. Consistent with this Ruling, beginning in 2019, we will withhold federal and state income taxes and report to the applicable Owner or Beneficiary as required by law when amounts are transferred to a state’s unclaimed property fund.
Gifts and Generation-skipping Transfers
The transfer of the contract or designation of a beneficiary may have federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes.  For example, the transfer of the contract to, or the designation as a beneficiary of, or the payment of proceeds to, a person who is assigned to a generation which is two or more generations below the generation assignment of the owner may have generation skipping transfer tax consequences under federal tax law. The individual situation of each contract owner or beneficiary will determine the extent, if any, to which federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of contract proceeds will be treated for purposes of federal, state and local estate, inheritance, generation skipping and other taxes. Under certain circumstances, the Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. Additionally, if you transfer your Annuity to another person for less than adequate consideration, there may be federal or state income tax consequences.  The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
Same Sex Marriages, Civil Unions and Domestic Partnerships
U.S. Treasury Department regulations provide that for federal tax purposes, the term “spouse” does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as a marriage under the laws of the state where the relationship was entered into, regardless of domicile. As a result, if a Beneficiary of a deceased Owner and the Owner were parties to such a relationship, the Beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to non-spouse Beneficiaries and will not be able to continue the Contract.
Please consult with your tax or legal advisor for more information.
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About Lincoln Benefit Life Company

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.
Statement of Additional Information
Table of Contents

Additions, Deletions, or Substitutions of Investments
The Contracts
Calculation of Accumulation Unit Values
Net Investment Factor
Calculation of Variable Income Payments
General Matters
Cyber Security Risk
Experts
Financial Statements
Accumulation Unit Values

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.
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Appendix A
Contract Comparison Chart

Feature	Classic	Plus	Elite	Select
Credit Enhancement	None	up to 5% depending on issue age and amount of purchase payments	None	None
Mortality and Expense Risk Charge (Base Contract)	1.25%	1.45%	1.60%	1.70%
Withdrawal Charge (% of purchase payment)	7/ 7/ 6/ 5/ 4/ 3/ 2	8.5/ 8.5/ 8.5/ 7.5/ 6.5/ 5.5/ 4/2.5	7/ 6/ 5	None
Withdrawal Charge Waivers	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	N/A
The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

DCA Fixed Account Option*
	Classic	Plus	Elite	Select
Transfer Periods	6-month	6-month	6-month	N/A
	12-month	12-month	12-month	N/A

Standard Fixed Account Option (not available in all states)**
	Classic	Plus	Elite	Select
Guarantee Periods	1-year	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A

MVA Fixed Account Option (not available in all states)***
	Classic	Plus	Elite	Select
Guarantee Periods	1-year	1-year	1-year	1-year
	3-year	3-year	3-year	3-year
	5-year	5-year	5-year	5-year
	7-year	7-year	7-year	7-year
	10-year	10-year	10-year	10-year
* At the time you allocate a purchase payment to the DCA Fixed Account Option, if you do not specify the term length over which the transfers are to take place, the default transfer period will be 6 months for the 6-month option and 12 months for the 12 month option.
** May be available only in states where the MVA Fixed Account Option is not offered.
*** Not available in states where the Standard Fixed Account Options are offered.

1

Appendix B – Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the Treasury Rate for a maturity equal to the term length of the Guarantee Period for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

J	=	the Treasury Rate for a maturity equal to the term length of the Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be (“Market Value Adjustment Date”).

N	=	the number of whole and partial years from the Market Value Adjustment Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.
Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.
The Market Value Adjustment factor is determined from the following formula:
.9 × [I-(J + .0025)] × N
The denominator of the MVA formula includes a factor, currently equal to 0.0025 or 25 basis points. The factor is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no factor is applied, will reduce the amount being surrendered or transferred from the MVA Fixed Guarantee Period Account.
To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30-day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

Examples of Market Value Adjustment
Purchase Payment:	$10,000 allocated to a Market Value Adjusted Fixed Guarantee Period Account
Guarantee Period:	5 years
Interest Rate:	4.50%
Full Withdrawal:	End of Contract Year 3
Contract:	Consultant Solutions Classic*

Example 1: (Assumes Declining Interest Rates)
Step 1: Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66
Step 2: Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1,500
Step 3: Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510
Step 4: Calculate the Market Value Adjustment:	I	=	4.50%
	J	=	4.20%
	N	= 730 DAYS	= 2
365
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
	=	.9 × [.045 - (.042 + .0025)] × 2 = .0009
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject to Market Value Adjustment:
	=	.0009 × $11,411.66 = $10.27
Step 5: Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 + $10.27 = $10,911.93
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Example 2: (Assumes Rising Interest Rates)
Step 1: Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66
Step 2: Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1,500
Step 3: Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510
Step 4: Calculate the Market Value Adjustment:	I	=	4.50%
	J	=	4.80%
	N	= 730 DAYS	= 2
365
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
	=	.9 × [(.045 - (.048 + .0025)] × (2) = –.0099
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject to Market Value Adjustment:
	=	–.0099 × $11,411.66 = –($112.98)
Step 5: Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 – $112.98 = $10,788.68
*    These examples assume the election of the Consultant Solutions Classic Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under Consultant Solutions Plus, Consultant Solutions Elite Contracts, and Consultant Solutions Select Contracts which have different expenses and withdrawal charges.

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Appendix C
Example of Calculation of Income Protection Benefit

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.
To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:	65
Sex of Annuitant:	male
Income Plan selected:	1
Payment frequency:	monthly
Amount applied to variable income payments under the Income Plan:	$100,000.00
The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:	3%
Guaranteed minimum variable income payment:	85% of the initial variable amount income value
Step 1 – Calculation of the initial variable amount income value:
Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 × $5.49/1000 = $549.00.
Step 2 – Calculation of the amount guaranteed under the Income Protection Benefit Option:
guaranteed minimum variable income payment = 85% × initial variable amount income value = 85% × $549.00 = $466.65.
Step 3 – Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:
If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

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Appendix D
Withdrawal Adjustment Example – Death Benefits*

Issue Date: January 1, 2005
Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90)).

					Death Benefit Amount
					ROP Value			Annual Increase Value**
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Classic, Elite And Select	Plus	Maximum Anniversary Value	Classic, Elite And Select	Plus
1/1/06	Contract Anniversary	$55,000	_	$55,000	$50,000	$52,000	$55,000	$52,500	$54,600
7/1/06	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000	$41,250	$40,339	$41,953
The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

		Classic, Elite and Select	Plus
ROP Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Death Benefit		$37,500	$39,000
MAV Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$55,000	$55,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,750	$13,750
Adjusted Death Benefit		$41,250	$41,250
Annual Increase Death Benefit**
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of interest on $52,500 and $54,600, respectively)	(c)	$53,786	$55,937
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,446	$13,984
Adjusted Death Benefit		$40,339	$41,953
*    For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.
**    Calculations for the Annual Increase Death Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. There may be certain states in which the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.
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Appendix E
Calculation of Enhanced Earnings Death Benefit*

The following are examples of the Enhanced Earnings Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.
Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals
In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Enhanced Earnings Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Lincoln Benefit receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000 + $0 - $0)
In-Force Earnings	=	$25,000 ($125,000 - $100,000)
Enhanced Earnings Death Benefit**	=	40%*$25,000 = $10,000
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.
*    For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.
**    If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($6,250.00).
Example 2: Elected When Contract Was Issued With Subsequent Withdrawals
In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals	=	$5,000 ($10,000 - $5,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$95,000 ($100,000 + $0 - $5,000)
In-Force Earnings	=	$19,000 ($114,000 - $95,000)
Enhanced Earnings Death Benefit**	=	40%*$19,000 = $7,600
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.
*    For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.
**    If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($4,750.00).
Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals
This example is intended to illustrate the effect of adding the Enhanced Earnings Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume there is no Co-Annuitant and that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Enhanced Earnings Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of
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$40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives a Complete Request for Settlement.

Excess of Earnings Withdrawals	=	$30,000 ($50,000 - $20,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$120,000 ($110,000 + $40,000 - $30,000)
In-Force Earnings	=	$20,000 ($140,000 - $120,000)
Enhanced Earnings Death Benefit**	=	25%*$20,000 = $5,000
In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.
Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.
*    For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.
**    If the oldest Contract Owner had been age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 40% of the In-Force Earnings ($8,000.00).
Example 4: Spousal Continuation:
This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Enhanced Earnings Death Benefit Option and MAV Death Benefit Option. In this example, assume that there is no Co-Annuitant and that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Enhanced Earnings Death Benefit Option but without any other option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000 + $0 - $0)
In-Force Earnings	=	$50,000 ($150,000 - $100,000)
Enhanced Earnings Death Benefit**	=	40%*$50,000 = $20,000
Contract Value	=	$150,000
Death Benefit	=	$160,000
Enhanced Earnings Death Benefit	=	$20,000
Continuing Contract Value	=	$180,000 ($160,000 + $20,000)
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.
Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Enhanced Earnings Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Enhanced Earnings Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Enhanced Earnings Death Benefit Option at the time of continuation.
*    For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.
**    If the oldest Contract Owner had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($12,500.00).
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Appendix F
Withdrawal Adjustment Example – Accumulation Benefit*

Rider Date: January 1, 2007
Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))
Initial Benefit Base: $50,000 for Consultant Solutions Classic, Elite and Select Contracts, $52,000 for Consultant Solutions Plus Contracts (assuming issue age 85 or younger)

					Benefit Base
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Classic, Elite and Select	Plus
1/1/2008	Contract Anniversary	$55,000	—	$55,000	$50,000	$52,000
7/1/2008	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000
The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

		Classic, Elite and Select	Plus
Benefit Base
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Benefit Base Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Benefit Base		$37,500	$39,000
*    For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under Consultant Solutions Plus Contracts. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

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Appendix G – SureIncome Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase a Consultant Solutions contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.
Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.
Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.
Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.
Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.
The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).
Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.
The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).
The Benefit Payment is unchanged and remains $8,000.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).
Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000 – $25,000)) = $8,000.
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.
The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000 – $5,000)) = $4,400.
The Benefit Payment Remaining is unchanged at $0.
Example 6: Assume example 5 is continued and an additional Purchase Payment of $40,000 is made in the same year (the first Benefit Year).
The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

F-1

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).
Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).
The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).
The Benefit Payment is unchanged and remains $7,600.
The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

G-2

APPENDIX H – ACCUMULATION UNIT VALUES

Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable
Sub-Account since the Variable Sub-Accounts were first offered under the Contracts; for a maximum of 10 years. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect
Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect
Accumulation Unit values for each Contract. Please contract us at 800-457-7617 to obtain a copy of the Statement of
Additional Information. This information reflects Sub-Account names as of December 31, 2019. Please refer to the Investment Alternatives: The Variable Sub-Accounts section of the prospectus for information on name changes.

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                                                LBLCONSULTSOL

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$3,519
Legal fees	$9,500
Accounting fees	$43,750
Mailing fees	$2,394

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.
LBL HoldCo II, Inc. has obtained directors and officers insurance, which includes indemnification for liability arising under the Securities Act of 1933 that the directors and officers of LBL HoldCo II, Inc. and its subsidiaries may, in such capacities, incur.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES
Not Applicable.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
16(a)

Exh. No.	Description

1	Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

1(a)	Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

3(i)	Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203376).

3(ii)	Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

4(a)	Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (SEC File No. 333-88045) filed April 6, 2000.

5(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (SEC File No. 333-158181) dated March 24, 2009.

5(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (SEC File No. 333-180371) dated March 27, 2012).

5(d)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

5(e)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376).

5(f)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203376).

5(g)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(g) of Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 2, 2018 (SEC File No. 333-224100).

5(h)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(h) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224100).

5(i)	Opinion and Consent of Counsel regarding legality. Filed herewith.

8	None

9	None

10	Material Contracts

10.1	Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765)

Exh. No.	Description
10.2	Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.3	Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765)

10.4	Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5	Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.6	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.7	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.8	Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

10.9	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10	Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11	Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180374)

10.12	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.13	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.14	Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376).

10.15	Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

Exh. No.	Description
10.16	Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.17
Recapture and Termination Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective December 8, 2017. Incorporated herein by reference to Exhibit 10.17 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224100).

15	Not applicable.

16	Letter re: change in certifying accountant. N/A.

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

23(a)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

23(b)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

24	Powers of Attorney for Dhiren Jhaveri, Bradley Rosenblatt, Joseph Wieser and Burke Harr. Incorporated herein by reference to Exhibit 24 of Lincoln Benefit Life Company’s Form S-1 to Registration Statement filed on March 31, 2021 (SEC File No. 333-254874).

25	None

26	None

99(a)	Experts. Filed herewith.

99(b)	Experts. Filed herewith.
Exhibit List for XBRL Docs:

16(b)	Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17.	UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT LIST

Exh. No.	Description

1
Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

1(a)
Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

3(i)
Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203376).

3(ii)
Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

4(a)
Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (SEC File No. 333-88045) filed April 6, 2000.

5(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (SEC File No. 333-158181) dated March 24, 2009.

5(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (SEC File No. 333-180371) dated March 27, 2012).

5(d)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

5(e)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376).

5(f)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203376).

5(g)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(g) of Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 2, 2018 (SEC File No. 333-224100).

5(h)
Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(h) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224100).

5(i)	Opinion and Consent of Counsel regarding legality. Filed herewith.

10.1
Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765)

10.2
Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.3
Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765)

Exh. No.	Description
10.4
Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5
Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.6
Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.7
Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.8
Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

10.9
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10
Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11
Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180374)

10.12
Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.13
Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.14
Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376).

10.15
Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.16
Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.17
Recapture and Termination Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective December 8, 2017. Incorporated herein by reference to Exhibit 10.17 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224100).

16	Letter re: change in certifying accountant. N/A.

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

Exh. No.	Description

23(a)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

23(b)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

24
Powers of Attorney for Dhiren Jhaveri, Bradley Rosenblatt, Joseph Wieser and Burke Harr. Incorporated herein by reference to Exhibit 24 of Lincoln Benefit Life Company’s Form S-1 to Registration Statement filed on March 31, 2021 (SEC File No. 333-254874).

99(a)	Experts. Filed herewith.

99(b)	Experts. Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut on this 15th day of April, 2021.

LINCOLN BENEFIT LIFE COMPANY (REGISTRANT)

By:	*Carlos Sierra
Carlos Sierra
Director and President
Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacity indicated on this 15th day of April, 2021.

SIGNATURE	TITLE
*Dhiren Jhaveri	Director
Dhiren Jhaveri

*Bradley Rosenblatt	Director
Bradley Rosenblatt

*Joseph Wieser	Director
Joseph Wieser

*Burke Harr	Director
Burke Harr

*Carlos Sierra	Director and President (Principal Executive Officer)
Carlos Sierra

/s/ Erik Braun	Chief Financial Officer, Treasurer and Executive Vice President (Principal
Erik Braun	Financial Officer and Principal Accounting Officer)

*By: /s/ Erik Braun, pursuant to Power of Attorney.